                                                                   EXHIBIT 10.1


                         SECURITIES PURCHASE AGREEMENT


                                 By and Among

                            PINNACLE HOLDINGS INC.,

                                      and

                             PINNACLE TOWERS INC.,

                               on the one hand,

                                      and

                          THE INVESTORS NAMED HEREIN,

                               on the other hand




                          Dated as of April 25, 2002



                               TABLE OF CONTENTS


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
                                                                                                                PAGE

ARTICLE I PURCHASE AND SALE OF SHARES.............................................................................2

         Section 1.1 Issuance and Sale............................................................................2
         Section 1.2 The Purchase Price...........................................................................2

ARTICLE II THE CLOSING............................................................................................2

         Section 2.1 The Closing..................................................................................2
         Section 2.2 Deliveries...................................................................................3
         Section 2.3 Preparation of EBITDA, Cash Funding and Assumed Liabilities Calculations.....................3
         Section 2.4 Breaching Investor...........................................................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANIES.......................................................5

         Section 3.1 Organization; Subsidiaries...................................................................6
         Section 3.2 Due Authorization............................................................................7
         Section 3.3 Capitalization...............................................................................8
         Section 3.4 SEC Reports..................................................................................8
         Section 3.5 Financial Statements.........................................................................9
         Section 3.6 Absence of Certain Changes...................................................................9
         Section 3.7 Litigation..................................................................................10
         Section 3.8 Consents and Approvals......................................................................10
         Section 3.9 No Violations...............................................................................11
         Section 3.10 FCC/Other Regulatory Matters...............................................................11
         Section 3.11 Compliance with Laws.......................................................................12
         Section 3.12 Commitments................................................................................13
         Section 3.13 Financial Advisory, Legal and Other Fees...................................................13
         Section 3.14 ERISA Compliance...........................................................................14
         Section 3.15 Intellectual Property; Technology..........................................................15
         Section 3.16 Taxes......................................................................................16
         Section 3.17 Properties.................................................................................19
         Section 3.18 Certain Site and Tower Matters.............................................................21
         Section 3.19 Environmental Matters......................................................................21
         Section 3.20 Insurance..................................................................................22
         Section 3.21 Business Combination and Takeover Statutes.................................................22
         Section 3.22 Offering of New Common Shares; Warrants....................................................22

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.....................................................23

         Section 4.1 Investment..................................................................................23
         Section 4.2 Rule 144....................................................................................24
         Section 4.3 Organization of the Investors...............................................................24
         Section 4.4 Authority of the Investors..................................................................24
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                                       i
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
         Section 4.5 Non-Contravention...........................................................................24
         Section 4.6 Brokers and Finders.........................................................................25
         Section 4.7 Litigation..................................................................................25
         Section 4.8 Consents and Approvals......................................................................25
         Section 4.9 Sufficient Available Funds..................................................................25
         Section 4.10 Beneficial Ownership.......................................................................26

ARTICLE V COVENANTS OF THE COMPANIES.............................................................................26

         Section 5.1 Conduct of Business Pending the Closing.....................................................26
         Section 5.2 Financing...................................................................................28
         Section 5.3 No Solicitation of Alternative Proposals....................................................29
         Section 5.4 Access to Information.......................................................................30
         Section 5.5 HSR Approval................................................................................30
         Section 5.6 Termination of Rights Agreement.............................................................30
         Section 5.7 Use of Proceeds.............................................................................30
         Section 5.8 Restructuring...............................................................................30
         Section 5.9 Investor Agreement..........................................................................35
         Section 5.10 Corporate Governance.......................................................................35
         Section 5.11 Delivery of Documents......................................................................35
         Section 5.12 Review of Audit............................................................................35
         Section 5.13 Releases...................................................................................35
         Section 5.14 Investor Compliance With Regulatory Requirements...........................................35
         Section 5.15 Payment of Investors' Expenses.............................................................36
         Section 5.16 Tax Matters................................................................................36
         Section 5.17 Notification of Certain Matters............................................................37

ARTICLE VI COVENANTS OF THE INVESTORS............................................................................37

         Section 6.1 Consents....................................................................................37
         Section 6.2 Confidentiality.............................................................................37
         Section 6.3 Approval of Bankruptcy Plan.................................................................37

ARTICLE VII CONDITIONS...........................................................................................38

         Section 7.1 Conditions to Each Party's Obligations......................................................38
         Section 7.2 Conditions to the Investors' Obligations....................................................38
         Section 7.3 Conditions to the Obligations of Each of the Companies......................................41

ARTICLE VIII TERMINATION.........................................................................................42

         Section 8.1 Termination.................................................................................42
         Section 8.2 Break-Up Payment............................................................................44

ARTICLE IX NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS; NATURE OF REMEDIES...............45

ARTICLE X MISCELLANEOUS..........................................................................................46
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                                      ii
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
         Section 10.1 Governing Law..............................................................................46
         Section 10.2 Jurisdiction; Forum; Service of Process; Waiver of Jury Trial..............................46
         Section 10.3 Successors and Assigns.....................................................................46
         Section 10.4 Entire Agreement; Amendment................................................................47
         Section 10.5 Notices....................................................................................47
         Section 10.6 Certain Definitions........................................................................49
         Section 10.7 Delays or Omissions........................................................................56
         Section 10.8 Counterparts...............................................................................57
         Section 10.9 Severability...............................................................................57
         Section 10.10 Titles and Subtitles......................................................................57
         Section 10.11 No Public Announcement....................................................................57
         Section 10.12 Further Actions; Reasonable Efforts.......................................................57

Exhibit A--Investor Agreement

Exhibit B--New Pinnacle Certificate of Incorporation

Exhibit C--New Pinnacle Bylaws

Exhibit D--Form of Opinion
Exhibit E--Commitment Letter
Exhibit F--Employee Stock Option Plan
Exhibit G--Form of Warrant Agreement
Exhibit H--Term Sheet of Bankruptcy Plan
Exhibit I--Break-Up Payment Claim Order
Exhibit J--Break-Up Payment Order

                         SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of April 25, 2002 by and among Pinnacle Holdings Inc., a Delaware corporation ("Pinnacle"), and Pinnacle Towers Inc., a Delaware corporation ("PTI" and together with Pinnacle, the "Companies"), on the one hand, and Fortress Registered Investment Trust, a Delaware business trust ("Fortress"), and Greenhill Capital Partners, L.P., a Delaware limited partnership, and its related partnerships identified on the signature pages hereof (collectively, "Greenhill"). Fortress and Greenhill and their permitted assignees are sometimes referred to individually as an "Investor" and collectively as the "Investors." References to this Agreement herein shall include each of the Exhibits and Schedules attached hereto. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 10.6.

         WHEREAS, the Companies desire to undertake the Restructuring (as hereinafter defined) to be followed immediately by the merger (the "Merger") of Pinnacle with and into a newly formed Delaware corporation to be formed by the Investors solely for purposes of completing the Merger and with no liabilities that would survive the Merger ("New Pinnacle"), with (i) New Pinnacle being the surviving entity and the direct parent corporation of PTI and changing its name to "Pinnacle Holdings Inc." and (ii) each of the New Common Shares (as hereinafter defined) issued by Pinnacle being converted into a New Common Share of New Pinnacle and immediately following the effective time of the Merger no other share of capital stock of New Pinnacle being issued or issuable other than the Warrant Shares and the Employee Stock Option Shares (as hereinafter defined);

         WHEREAS, in connection with the Restructuring, the Investors desire to make a significant investment in Pinnacle which, upon completion of the Merger, will become an investment in New Pinnacle;

         WHEREAS, to implement such investment, the Investors desire to purchase from Pinnacle, and Pinnacle desires to issue and sell to the Investors, upon the terms and subject to the conditions set forth herein, the New Common Shares;

         WHEREAS, in connection with the sale and purchase of the New Common Shares, the Investors will have the benefit of the registration rights provided for in the Investor Agreement being executed at the Closing of the transactions contemplated hereby in the form attached hereto as Exhibit A (the "Investor Agreement"); and

         WHEREAS, in order to effect the transactions contemplated by this Agreement, New Pinnacle will adopt a certificate of incorporation and bylaws in the respective forms attached hereto as Exhibit B and Exhibit C, respectively (the "New Pinnacle Certificate of Incorporation" and the "New Pinnacle Bylaws").

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE ONE

                          PURCHASE AND SALE OF SHARES

         Section 1.1 Issuance and Sale. Upon the terms and subject to the conditions set forth herein, at the Closing Pinnacle shall: (a) issue and sell to Fortress and Fortress shall purchase from Pinnacle the New Fortress Shares; and (b) issue and sell to Greenhill and Greenhill shall purchase from Pinnacle the New Greenhill Shares, determined as set forth in the next sentence. The number of New Fortress Shares shall be equal to 2/3 of the Required New Share Amount and the number of New Greenhill Shares shall be equal to 1/3 of the Required New Share Amount, minus in the case of the New Fortress Shares 2/3 of the number of New Senior Noteholder Shares (as hereinafter defined) and minus in the case of the New Greenhill Shares 1/3 of the number of New Senior Noteholder Shares. The number of New Senior Noteholder Shares shall be equal to the number of New Common Shares acquired by holders of the Senior Notes pursuant to the elections described in Section 5.8. The "New Common Shares" shall mean initially the New Investors Shares and all other shares of Pinnacle's Common Stock issued pursuant to the Restructuring and, from and after the Merger, all shares of New Pinnacle's Common Stock issued pursuant to the Merger.

         Section 1.2 The Purchase Price. Greenhill and Fortress shall each pay to the Companies, in accordance with the Bankruptcy Plan, by wire transfer of immediately available funds, a purchase price of $10 per New Investors Share (the "Purchase Price"), in consideration for the New Investors Shares purchased by such Investor upon the Closing (collectively, the "Investment").


                                  ARTICLE TWO

                                  THE CLOSING

         Section 2.1 The Closing. The closing of the purchase and sale of the New Common Shares hereunder and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Holland & Knight LLP, 400 North Ashley Drive, Suite 2300, Tampa, Florida 33602, at a date (the "Closing Date") and time to be mutually agreed upon by the Companies and the Investors, which shall be at least three (3) but no more than ten (10) Business Days after the later of (a) the date following the satisfaction or waiver by each Investor or the Companies, as appropriate, of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) and
(b) the resolution of any objections to the calculations of EBITDA (as hereinafter defined), Cash Funding (as hereinafter defined) and Assumed Liabilities pursuant to Section 2.3; provided, however, that, in the event the parties are not able mutually to agree on a Closing Date in accordance with the immediately preceding clause, the parties agree that the Closing Date shall be on the tenth Business Day following the later of (x) the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those

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conditions) and (y) the resolution of any objections to the calculations of
EBITDA, Cash Funding and Assumed Liabilities pursuant to Section 2.3.

         Section 2.2       Deliveries.

                  (a) At the Closing, Pinnacle shall deliver certificates to (i) Fortress, representing the New Fortress Shares being purchased by Fortress and registered in the name of Fortress or its nominee or designee in such amounts as Fortress shall specify to Pinnacle at least three (3) Business Days prior to the Closing Date and (ii) Greenhill, representing the New Greenhill Shares being purchased by Greenhill and registered in the name of Greenhill or its nominee or designee in such amounts as Greenhill shall specify to Pinnacle at least three (3) Business Days prior to the Closing Date. Delivery of such certificates to each Investor shall be made against receipt by Pinnacle of the portion of the Purchase Price payable by such Investor, which shall be paid by wire transfer of immediately available funds to an account designated at least three (3) Business Days prior to the Closing Date by Pinnacle.

                  (b) Execution and delivery of the Investor Agreement shall be made at the Closing by Pinnacle and the Investors.

         Section 2.3 Preparation of EBITDA, Cash Funding and Assumed Liabilities Calculations.

                  (a) Not less than five (5) Business Days prior to the scheduled Closing Date, the Companies will prepare and deliver to the Investors a draft schedule in form and substance reasonably satisfactory to the Investors showing (i) the Initial Cash Funding Calculation, (ii) the calculation of earnings before interest, taxes, depreciation and amortization of the Companies and their Subsidiaries on a consolidated basis for the period beginning January 1, 2002 and ending on the last day of the Last Applicable Month, divided by the number of full months occurring during the period beginning January 1, 2002 and ending on the last day of the Last Applicable Month (the "Initial EBITDA Calculation"), and (iii) the calculation of the Assumed Liabilities (the "Initial Assumed Liabilities Calculation"). The "Last Applicable Month" shall be either: (i) the month immediately preceding the month in which the Closing Date is scheduled to occur if the Closing Date is scheduled to occur on any day after the 15th day of the month in which the Closing Date occurs or (ii) the month prior to the month immediately preceding the month in which the Closing Date is scheduled to occur if the Closing Date is scheduled to occur on or before the 15th day of the month in which the Closing Date occurs. The Initial Cash Funding Calculation, the Initial EBITDA Calculation and the Initial Assumed Liabilities Calculation shall be determined in accordance with GAAP consistently applied, but in the case of the Initial EBITDA Calculation as required by Section 2.3 adjusted to (i) exclude the effect of, and without duplication, (A) impairment losses for assets held for sale or assets held for use as of the date of this Agreement, (B) expenses incurred or reimbursed by the Companies in connection with the Restructuring and the Restructuring Transaction, (C) gains or losses on the disposition of fixed assets, (D) financing costs, including debt restructuring costs and the write-offs of previously capitalized financing costs, (E) foreign currency translation costs,
(F) costs associated with obtaining title insurance and mortgaging and perfecting liens on properties previously not mortgaged to the existing senior bank group, (G) any reserves or write-offs associated with the Companies' receivable from Motorola or the Companies' receivable from

Genesis, the Companies' D&O insurance carrier, (H) tax, penalties and interest associated with any built-in gains of C corporations which the Companies are ultimately required to pay since January 1, 2002, (I) any increases in the Companies' insurance premiums occurring after the date of this Agreement not described in Section 3.20 of the Companies' Disclosure Schedule, (J) accelerated amortization of prepaid directors' and officers' insurance premiums resulting from the early termination of the Companies' directors' and officers' insurance policy, (K) unreimbursed costs or expenses associated with any potential settlement the Companies entering into in connection with the pending shareholder lawsuit, (L) unreimbursed costs associated with the settlement of any lawsuits in an amount not in excess of $2,000,000 in the aggregate, and (M) expenses incurred by the Companies in connection with any potential transaction with a potential investor in one or both of the Companies , and (ii) include the monthly amount, if it would decrease EBITDA on a recurring going-forward basis, of the reasonably expected impact of any breaches by the Companies of their representations and warranties in Article III, in each case without giving effect to any and all materiality exceptions contained therein; provided, however, that any breach of a representation or warranty that results in a $1,000 per month effect or less (individually) on EBITDA shall be ignored.

                  (b) If any of the Investors (or the Committee with respect to the Initial Cash Funding Calculation) has any objections to the Initial Cash Funding Calculation, the Initial EBITDA Calculation or the Initial Assumed Liabilities Calculation, such party will deliver a written statement describing their objections in reasonable detail to the Companies not less than five (5) Business Days after the receipt of the Initial Cash Funding Calculation, the Initial EBITDA Calculation and the Initial Assumed Liabilities Calculation. The Companies, the Investors and the Committee will use reasonable efforts to resolve any such objections themselves. If a final resolution of such objections is not made within five additional Business Days, the Investors, the Companies and the Committee (as the case may be) will submit the issue to the Bankruptcy Court for resolution on forty-eight (48) hours' notice. Any such party may present expert testimony at the hearing, and the resolution by the Bankruptcy Court will be final and binding as to any adjustments to the Initial Cash Funding Calculation, the Initial EBITDA Calculation or the Initial Assumed Liabilities Calculation, as applicable, with no party having the right to appeal. The Closing shall be delayed until at least three (3) Business Days but no more than ten (10) Business Days following the Bankruptcy Court's final determination of the issue, and no party shall incur liability to any other party for such delay. "EBITDA" shall mean the Initial EBITDA Calculation provided by the Companies to the Investors pursuant to Section 2.3(a), together with any revisions thereto pursuant to this Section 2.3(b), and the "Cash Funding" shall mean the Initial Cash Funding Calculation provided by the Companies to the Investors pursuant to Section 2.3(a), together with any revisions thereto pursuant to this Section 2.3(b).

                  (c) The Companies will make the work papers and back-up materials used in preparing the Initial Cash Funding Calculation, the Initial EBITDA Calculation and the Initial Assumed Liabilities Calculation, and the books, records, and the financial staff of the Companies available to the Investors and their accountants and other representatives, and to the Committee and their advisors with respect to the Initial Cash Funding Calculation, at reasonable times and upon reasonable notice at any time during (i) the review by the Investors and the Committee of the Initial Cash Funding Calculation, the Initial EBITDA Calculation and the Initial Assumed Liabilities Calculation, and
(ii) the resolution by the parties of any objections thereto.

                  (d) All documents delivered by the Companies to the Investors pursuant to this Section 2.3 shall contemporaneously be delivered to the Committee and its counsel and, in the case of the Initial Cash Funding Calculation, and any adjustments thereto shall be subject to the reasonable approval of the Committee.

         Section 2.4 Breaching Investor. Notwithstanding anything else contained in this Agreement to the contrary, if each of the conditions of each party's obligations to this Agreement set forth in Article VII have otherwise been satisfied or waived and if one of the Investors breaches its obligation to consummate the transactions contemplated herein (the "Breaching Investor"), the other Investors (the "Non-Breaching Investors") may elect within thirty (30) Business Days from such date (or, if earlier, may elect by the date six months from the date hereof) that, but for the Breaching Investor's failure to close, would have been the Closing Date, to assume or cause one or more other Persons to assume all of the rights and obligations of the Breaching Investor (an "Alternative Investor"); provided, that any such Alternative Investor which is neither an affiliate of, or an investor in, an Investor as of the date of this Agreement shall be subject to the reasonable approval of the Companies and the Committee. In the event that the Non-Breaching Investors determine not to elect to so assume or cause another Person to assume the Breaching Investor's rights and obligations under this Agreement, the Companies and the Committee shall have an additional thirty (30) Business Days (or, if earlier, until the date six months from the date hereof) to secure an Alternative Investor; provided, however, that such Alternative Investor shall be (x) required to enter into all inter-investor agreements on the same terms that the Breaching Investor would have been subject to had it completed the Investment and (y) subject to the Non-Breaching Investors' consent, which consent shall not be unreasonably withheld, it being agreed that it shall not be unreasonable for the Non-Breaching Investors to fail to give their consent if the reputation, business approach and industry expertise of such Alternative Investor shall not be comparable to or superior to those of the Breaching Investor. If the Non-Breaching Investors elect not to assume or cause another Person to assume the Breaching Investor's rights and obligations under this Agreement and neither the Companies nor the Committee secures an Alternative Investor, the Companies and the Non-Breaching Investors shall each have the right to terminate this Agreement without any liability (including without limitation Sections 5.3 and 8.2) to the other and without in any way releasing the Breaching Investor from any liability for its breach or limiting the Companies' rights with respect to the Breaching Investor.


                                 ARTICLE THREE

                REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

         Except as specifically set forth in the disclosure schedule prepared and signed by each of the Companies (the "Companies' Disclosure Schedule") and delivered to the Investors simultaneously with the execution hereof, each of the Companies, jointly and severally, represents and warrants to each of the Investors that all of the statements contained in this Article III are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete in all material respects as of the Closing Date as though made on the Closing Date. The exceptions, modifications, descriptions and disclosures in any Schedule attached hereto are made for all purposes of this Agreement and are exceptions to all representations and warranties set forth in this Agreement or in any agreement or instrument delivered pursuant to or in connection with this Agreement. Disclosure of an item in response to one Section of this Agreement shall constitute disclosure in response to every Section of this Agreement notwithstanding the fact that no express cross-reference is made. Disclosure of any items not otherwise required to be disclosed shall not create any inference of materiality. In the event of any inconsistency between statements in the body of this Agreement and statements in the Companies' Disclosure Schedule (excluding exceptions expressly set forth in the Companies' Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control.

         EXCEPT IN THE CASE OF EACH OF THE FOLLOWING CLAUSES FOR THE LIMITED REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III AND THE INVESTORS' RELIANCE THEREON: (A) THE INVESTORS ARE ACQUIRING THE NEW INVESTORS SHARES, AND THE SALE HEREUNDER IS MADE "AS IS" AND "WHERE IS", WITHOUT REPRESENTATION OR WARRANTY; (B) THE COMPANIES HEREBY SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY, ORAL OR WRITTEN, INCLUDING, BUT NOT LIMITED TO THOSE CONCERNING (I) THE NATURE AND CONDITION OF ANY ASSETS AND THE SUITABILITY OF ANY ASSETS FOR ANY AND ALL ACTIVITIES AND USES WHICH ANY INVESTOR MAY ELECT TO CONDUCT THEREON, (II) THE MANNER, CONSTRUCTION, CONDITION AND STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED ON ANY ASSETS, AND (III) THE COMPLIANCE OF ANY ASSET OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY, IT BEING SPECIFICALLY UNDERSTOOD THAT INVESTORS HAVE HAD FULL OPPORTUNITY TO DETERMINE FOR THEMSELVES THE CONDITION OF THE COMPANIES AND THEIR ASSETS; (C) THE COMPANIES MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE COMPANIES OR ANY OF THEIR ASSETS; (D) THE INVESTORS ARE PURCHASING THE NEW INVESTORS SHARES BASED SOLELY ON THE INVESTORS' OWN INDEPENDENT INVESTIGATIONS AND FINDINGS AND NOT IN RELIANCE UPON ANY INFORMATION PROVIDED BY THE COMPANIES OR THE COMPANIES' REPRESENTATIVES; AND
(E) THE COMPANIES MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR RELIABILITY OF ANY FORECASTS OR PROJECTIONS OF REVENUES, SALES, EXPENSES OR PROFITS. IN NO EVENT SHALL EITHER OF THE COMPANIES BE LIABLE FOR DAMAGES ARISING FROM A BREACH OF A REPRESENTATION OR WARRANTY.

         Section 3.1       Organization; Subsidiaries.

                  (a) The Companies are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have the requisite corporate power and corporate authority to carry on their respective businesses as they are now being conducted or presently proposed to be conducted. To the Knowledge of the Companies, the Companies are each duly qualified and licensed as foreign corporations to do business and are each in good standing (and have paid all relevant franchise or analogous taxes) in each jurisdiction where the character of their assets owned or held under lease or the nature of their businesses makes such qualification necessary.

                  (b) Section 3.1(b)(i) of the Companies' Disclosure Schedule sets forth (i) each corporation, limited liability company, partnership, business association or other Person in which the Companies own any direct or indirect equity interest (each a "Subsidiary," and collectively the "Subsidiaries"), (ii) the ownership interest therein of the Companies or such other Subsidiary, (iii) if such Subsidiary is not directly or indirectly wholly-owned by the Companies, to the extent known by the Companies, the identity and ownership interest of each of the other owners of such Subsidiary, and (iv) to the Knowledge of the Companies, the United States federal income tax status of each Subsidiary as a corporation, "Taxable REIT Subsidiary" of Pinnacle (within the meaning of Section 856(l) of the Code), "Qualified REIT Subsidiary" of Pinnacle (within the meaning of Section 856(i)(2) of the Code), partnership, or disregarded entity. Except as set forth on Section 3.1(b)(i) of the Companies' Disclosure Schedule (i) the Companies own, either directly or indirectly through one or more Subsidiaries, all of the capital stock or other equity interests of the Subsidiaries free and clear of all Encumbrances, other than Permitted Encumbrances, and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Subsidiary, or any Commitments of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Subsidiary or pursuant to which any Subsidiary is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Section 3.1(b)(i) of the Companies' Disclosure Schedule contains a complete and accurate organizational chart identifying the equity ownership of PTI and each of the Subsidiaries.

                  (c) Except as set forth in Section 3.1(c) of the Companies' Disclosure Schedule, each Subsidiary is a corporation, limited liability company, partnership, business association or other Person duly organized, validly existing and in good standing (in jurisdictions where such concept is recognized) under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to carry on its business as it is now being conducted. To the Knowledge of the Companies, each Subsidiary of the Companies is duly qualified and licensed as a foreign corporation or other business entity to do business and is in good standing (and has paid all relevant franchise or analogous taxes) in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary.

         Section 3.2 Due Authorization. The Companies have all corporate right, corporate power and corporate authority to enter into this Agreement and each of the other Transaction Documents to which they are parties, subject to approval of the Bankruptcy Court, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Companies of this Agreement and each of the other Transaction Documents to which they are parties is, and the issuance, sale and delivery of the New Common Shares by Pinnacle and the compliance by the Companies with each of the provisions of this Agreement and each of the other Transaction Documents to which they are parties will, upon the approval of the Bankruptcy Court, be (a) within the corporate power and authority of the Companies, and (b) have been duly authorized by all requisite corporate action of the Companies. This Agreement has been, and each of the other Transaction Documents to which the Companies are parties when executed and delivered by the Companies will be, duly and validly executed and delivered by the Companies, and this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Companies and (assuming this Agreement constitutes a valid and binding obligation of the Investors) will constitute, a valid and binding agreement of the Companies, enforceable against the Companies in accordance with its terms, except as such enforcement is limited by bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and limitations imposed by general principles of equity.

         Section 3.3       Capitalization.

                  (a) Except as set forth in Section 3.3 of the Companies' Disclosure Schedule and except for the transactions contemplated by this Agreement and the other Transaction Documents, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever to which either of the Companies are a party relating to issued or unissued capital stock of the Companies, or any Commitments of any character whatsoever relating to issued or unissued capital stock of the Companies or pursuant to which the Companies or any of the Subsidiaries are or may become bound to issue or grant additional shares of their capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except as contemplated by this Agreement and the other Transaction Documents, (a) the Companies have not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person and (b) there are no voting trusts, stockholders agreements, proxies or other Commitments or understandings in effect to which the Companies are a party with respect to the voting or transfer of any of the outstanding shares of Common Stock.

                  (b) As of the Closing, after giving effect to the Investment, the Restructuring and the Merger (assuming they are effected as contemplated hereby), the authorized capital stock of New Pinnacle shall be as set forth in the New Pinnacle Certificate of Incorporation and the shares of capital stock of New Pinnacle either outstanding or subject to issuance pursuant to outstanding options or other securities shall consist solely of the New Fortress Shares, the New Greenhill Shares, the New Senior Noteholder Shares, the Employee Stock Option Shares and the Warrant Shares (collectively, the "New Equity Capitalization").

         Section 3.4 SEC Reports. Unless not required during the pendency of the Bankruptcy Case, and except as set forth in Section 3.4 of the Companies' Disclosure Schedule, since December 31, 2001, Pinnacle has timely filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. Pinnacle has made available to each Investor complete copies of all annual reports, quarterly reports, proxy statements and other reports filed by Pinnacle under the Exchange Act since December 31, 2000, each as filed with the SEC through the date of the Agreement (collectively, the "SEC Reports"). To the Knowledge of the Companies, except as set forth in
Section 3.4 of the Companies' Disclosure Schedule, each SEC Report was, on the date of its filing or as subsequently amended, in compliance in all material respects with the requirements of its respective report form and the

Exchange Act and did not, on the date of filing or as subsequently amended, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Section 3.5 Financial Statements. The consolidated financial statements of the Companies (including any related schedules and/or notes) included in the SEC Reports, as subsequently amended, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with GAAP the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Companies and the Subsidiaries as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to the absence of footnotes and as permitted by Form 10-Q and subject to changes resulting from year-end adjustments.

         Section 3.6       Absence of Certain Changes. Except as set forth in
Section 3.6 of the Companies' Disclosure Schedules or as set forth in the SEC Reports or as contemplated by this Agreement or any of the other Transaction Documents, the Bankruptcy Case or the Amended Credit Facility, since December 31, 2001 through the date of this Agreement, neither the Companies nor any Subsidiary have taken any of the following acts:

                  (a) incurred any liability or obligation (absolute, accrued, contingent or otherwise) except items incurred in the Ordinary Course of Business or which do not in the aggregate exceed $1,000,000, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (b) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the Ordinary Course of Business or pursuant to the Bankruptcy Plan;

                  (c) permitted or allowed any of its property or assets (real, personal or mixed, tangible, or intangible) to be subjected to any Lien other than Permitted Encumbrances;

                  (d) written off as uncollectible any notes or accounts receivable, except for write-offs in the Ordinary Course of Business;

                  (e) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal, tangible or intangible) valued at $1,000,000 individually or $2,500,000 in the aggregate;

                  (f) granted any general increase in the compensation of executive officers (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any executive officer;

                  (g) made any single capital expenditure or Commitment in excess of $250,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $10,000,000 (on a consolidated basis) for additions to property, plant, equipment or intangible capital assets;

                  (h) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Companies or any Subsidiary;

                  (i) made any change in any method of accounting or accounting practice except as required by GAAP;

                  (j) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal, tangible or intangible) valued at more than $5,000 individually or $15,000 in the aggregate to, or entered into any agreement or arrangement with, any of its executive officers or directors or any Affiliate of any of its executive officers or directors except for directors' fees and compensation to executive officers who receive total annual compensation of more than $150,000 at rates not exceeding the rates of such fees and compensation paid during the year ended December 31, 2001; or

                  (k) agreed, whether in writing or otherwise, to take any action described in this Section 3.6.

         Section 3.7       Litigation.

                  (a) Except (i) as set forth in Section 3.7(a) of the Companies' Disclosure Schedule or (ii) as disclosed in the SEC Reports, there is no claim, action, suit, investigation or proceeding of any kind or nature whatsoever ("Litigation") pending or, to the Knowledge of the Companies, threatened against the Companies or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (x) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any of the other Transaction Documents or (y) if resolved adversely to the Companies or a Subsidiary would have a Material Adverse Effect. Except as set forth in Section 3.7(a) of the Companies' Disclosure Schedule, there is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Companies or any of the Subsidiaries.

                  (b) To the Knowledge of the Companies, none of the Companies nor any of the Subsidiaries are in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, and neither the Companies nor any of the Subsidiaries are a party or subject to any order, judgment or decree of any court, arbitrator or other Governmental Entity, except where such default, breach, order, judgment or decree would not have a Material Adverse Effect.

         Section 3.8 Consents and Approvals. To the Knowledge of the Companies, no consent, approval, authorization of, declaration, filing, or registration with, any federal, state, local or foreign government or regulatory authority, is required to be made or obtained by any of the Companies or the Subsidiaries in connection with the execution, delivery, and performance of this Agreement or any of the other Transaction Documents contemplated hereby, except for (i) the filing of the New Pinnacle Certificate of Incorporation with the Secretary of State of the State of Delaware, (ii) any required filings under the HSR Act, the Exchange Act or the Securities Act,
(iii) the Regulatory Approvals, (iv) the Required Consents, (v) the Confirmation Order, (vi) the Break-Up Payment Order or Allowed Break-Up Payment Claim Order, as the case may be, and (vii) any consents of third parties required under any agreement or other instrument to which the Companies or any of the Subsidiaries are a party or pursuant to which any of them or any of their assets or properties is subject (the "Third Party Consents"). The items referred to in clauses (i) through (vi) of this Section 3.8 are hereinafter referred to as the "Governmental Requirements."

         Section 3.9 No Violations. Assuming that the Governmental Requirements and the Third Party Consents will be satisfied, made or obtained and will remain in full force and effect and the conditions set forth in
Article VII will be satisfied, neither the execution, delivery or performance by the Companies of this Agreement or any of the other Transaction Documents to which the Companies are a party nor the consummation of the Restructuring Transaction contemplated hereby or thereby will: (a) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws or other organizational documents of the Companies or any of the Subsidiaries; or (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, other than Permitted Encumbrances, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any agreement or other instrument to which the Companies or any of the Subsidiaries are a party or pursuant to which any of them or any of their assets or properties is subject, except, for breaches, violations, defaults, Encumbrances, other than Permitted Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration which purport to become effective upon the occurrence of a Bankruptcy Case, or which, individually or in the aggregate, are not material and would not materially adversely affect the ability of the Companies to perform their obligations under this Agreement or any of the Transaction Documents to which they are a party.

         Section 3.10      FCC/Other Regulatory Matters.

                  (a) Except as set forth in Section 3.10(a) of the Companies' Disclosure Schedule, to the Knowledge of the Companies, the Companies have all licenses, permits, certificates, franchises, consents, waivers, registrations or other regulatory authorizations from each Governmental Entity that regulates communications site owners or managers in each applicable domestic or foreign jurisdiction that are required for the conduct of their businesses as presently conducted, including without limitation those required by any of the following for the conduct of their businesses as presently conducted: (i) the appropriate foreign Governmental Entities (together with any required renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "Foreign Licenses"); (ii) the appropriate municipal Governmental Entities (together with any required renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "Local Authorizations"); (iii) the FCC (together with any required renewals, extensions or modifications thereof and any additions thereto made as of the Closing Date, the "FCC Licenses"); and
(iv) the FAA (together with any renewals, extensions or modifications thereof and any additions thereto made as of the Closing Date, the "FAA Licenses"). The FCC Licenses, the FAA Licenses,

Foreign Licenses and Local Authorizations are hereafter collectively referred to as the "Communications Licenses."

                  (b) Except as set forth in Section 3.10(b) of the Companies' Disclosure Schedule, to the Knowledge of the Companies, each of the Communications Licenses was duly issued, is valid and in effect, has not been suspended, canceled, revoked or modified in any materially adverse manner and is not subject to material conditions or requirements that are not generally imposed on such authorizations.

                  (c) Each holder of a Communications License, to the Knowledge of the Companies, (i) has operated in compliance with all terms thereof,(ii) is in compliance with, and the conduct of its business has been and is in compliance with, the Communications Act and any applicable state or local regulations, and (iii) each such holder has filed all registrations and reports and paid all required fees, including any renewal applications, required by the Communications Act, any non-U.S. laws or regulations or any applicable state or local regulations. There is (x) no pending or, to the Knowledge of the Companies, threatened action by or before the FCC, the FAA, any municipal Governmental Entity or any foreign Governmental Entity to revoke, cancel, suspend, modify or refuse to renew any of the Communications Licenses, and (y) not now issued, outstanding or, to the Knowledge of the Companies, threatened, any notice by the FCC, the FAA, any municipal Governmental Entity or any foreign Governmental Entity of any violation or complaint, or any application, complaint, or proceeding (other than applications, proceedings, or complaints that generally affect the Companies' industry as a whole) relating to the business or operations of the Companies or any Subsidiary.

                  (d) To the Knowledge of the Companies, no event has occurred which permits the revocation or termination of any of the Communications Licenses or the imposition of any restriction thereon, or that would prevent any of the Communications Licenses from being renewed on a routine basis or in the ordinary course.

                  (e) Except as set forth in Section 3.10(e) of the Companies' Disclosure Schedule, to the Knowledge of the Companies, none of the execution, delivery or performance of this Agreement or any of the other Transaction Documents by the Companies, nor the consummation of the transactions contemplated hereby or thereby will result in any revocation, cancellation, suspension or material modification of any Communications Licenses or give rise to the right of any Governmental Entity to take any such action or to fail to renew any Communications License.

         Section 3.11 Compliance with Laws. Except as disclosed in the SEC Reports or in Section 3.11 of the Companies' Disclosure Schedule, to the Knowledge of the Companies, the Companies and the Subsidiaries are in compliance with all Laws in all material respects, and neither the Companies nor any Subsidiary has received any notice of any alleged violation of Law. In addition to the Communications Licenses, to the Knowledge of the Companies, the Companies hold all other licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Companies' and their Subsidiaries' Towers and Sites (collectively, "Licenses"). To the

Knowledge of the Companies, all of such Licenses are valid and in effect, the Companies and the Subsidiaries have duly performed and are in compliance with all of their obligations under such Licenses and no investigation or review by any governmental or regulatory body or authority is pending or threatened.

         Section 3.12 Commitments. Section 3.12 of the Companies' Disclosure Schedule discloses or lists as of the date hereof each binding contract, agreement and commitment of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto ("Commitments") of the following types to which the Companies or any Subsidiary is a party or by or to which the Companies or any Subsidiary or any of their properties may be bound or subject: (a) Commitments containing covenants purporting to limit the freedom of the Companies or any Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals; (b) written Commitments relating to planned or in process capital expenditures or other purchases or payments in excess of $250,000 individually;
(c) Commitments constituting indentures, mortgages, promissory notes, loan agreements, guarantees, letters of credit or other financing agreements or instruments of the Companies or any Subsidiary involving indebtedness in amounts in excess of $250,000; (d) written Commitments providing for the acquisition or disposition of any business or the capital stock of any Person in each case having a purchase price in excess of $250,000 that has not been consummated; (e) Commitments in respect of any joint venture, partnership or other similar arrangement, in each case involving a Commitment of future capital of $250,000 on the part of the Companies; (f) Commitments with any Governmental Entity (excluding Commitments for occupancy of communications sites owned or involving reasonably contemplated annual payments by the Companies or any Subsidiaries not in excess of $250,000); (g) Commitments relating to Tower and Site maintenance providers involving annual payments in excess of $250,000; and (h) any other agreement for the purchase of material, supplies, goods, services, equipment or other assets that provide for either
(i) annual payment of $500,000 or more or (ii) aggregate payments of $1,000,000 or more. To the Knowledge of the Companies, except as set forth in Section 3.12 of the Companies' Disclosure Schedule, neither the Companies nor any of the Subsidiaries are in breach in any material respect of any Commitment, and no other party to a Commitment listed in Section 3.12 of the Companies' Disclosure
Schedule is in breach in any material respect thereof.

         Section 3.13 Financial Advisory, Legal and Other Fees. No agent, broker, accounting firm, investment bank, other financial advisor, commercial bank, other financial institution, law firm, public relations firm or any other Person is or will be entitled to any fee, commission, expense or other amount from the Companies or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents except for (a) the advisors identified in Section 3.13 of the Companies' Disclosure Schedule, (b) other Persons whose fees, commissions, expenses and other amounts accrued through the date hereof and paid or payable do not in the aggregate total more than $100,000 (taking into account any amount saved if any of the aforementioned advisors are replaced) and (c) other Persons hired by the Companies after the date of this Agreement in connection with the Bankruptcy Case or required to be paid by the Companies by the Bankruptcy Code or Rules or by an order of the Bankruptcy Court.

         Section 3.14      ERISA Compliance.

                  (a) Section 3.14(a) of the Companies' Disclosure Schedule contains a complete and correct list of each Plan. With respect to each Plan, the Companies have heretofore delivered or made available to the Investors true and complete copies of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Companies or any of the Subsidiaries relating to, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level or expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

                  (b) Each Plan has been administered in accordance with its terms, and each of the Plans (and any related trust) has been operated and is in material compliance with the applicable provisions of ERISA, the Code and all other applicable laws. Each Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been determined by the IRS to be so qualified. Each Plan which is primarily subject to the laws of a jurisdiction outside of the United States is in good standing with applicable regulatory authorities.

                  (c) Neither the Companies, nor any ERISA Affiliate nor any of the Subsidiaries has incurred any unsatisfied liability under Title IV of ERISA or Section 302 of ERISA in connection with any Plan and no condition exists that presents a material risk to the Companies or the Subsidiaries, any ERISA Affiliate or any Subsidiary of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

                  (d) No Plan (i) is subject to Title IV of ERISA; (ii) is a "multiemployer plan" within the meaning of Section 3(37) of ERISA; (iii) is a "multiple employer plan" within the meaning of Section 413(c) of the Code; or
(iv) is or at any time was funded through a "welfare benefit fund" within the meaning of Section 419(e) of the Code and no benefits under a Plan are or at any time have been provided through a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code.

                  (e) None of the Companies or any of the Subsidiaries has any liability for unpaid contributions with respect to any Plan, each of them has made all required contributions under each Plan for all prior periods and proper accruals relating to each Plan have been made and are appropriately reflected on the books of the Companies.

                  (f) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) with respect to current or former employees for periods extending after retirement or other termination of service (other than (x) coverage mandated by statute or (y) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

                  (g) Except as expressly contemplated by this Agreement or as set forth in Section 3.14(g) of the Companies' Disclosure Schedule, and subject to the limitations provided in Section 7.2(j), the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not, either alone or in combination with another event, (i) entitle any current or former employee, agent, independent contractor or officer of the Companies or any Subsidiary to severance pay, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, agent, independent contractor or officer, (iii) constitute a "change in control" causing an increase or acceleration of benefits under any Plan,
(iv) result in any payment or benefit that will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code or (v) result in any loss of deduction for federal income tax purposes.

                  (h) To the Knowledge of the Companies, there is no pending, threatened or anticipated (i) assessment, complaint, proceeding, or investigation of any kind in any court or government agency with respect to any Plan (other than routine claims for benefits) or (ii) litigation relating to the employment or termination of employment of any current or former employee of the Companies or any of the Subsidiaries.

                  (i) To the Knowledge of the Companies, the Companies and the Subsidiaries are and have been in compliance in all respects with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to employees. Neither the Companies nor any of the Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union contract. No work stoppage or labor strike by employees is pending or threatened; neither the Companies nor any of the Subsidiaries is involved in or threatened with any labor dispute, grievance or litigation relating to labor matters and no organizational effort or other activity the purpose of which is to achieve representation of employees has been threatened or is ongoing.

         Section 3.15 Intellectual Property; Technology. To the Knowledge of the Companies, except as set forth in Section 3.15 of the Companies' Disclosure Schedule, (a) the conduct of the business of the Companies and the Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Companies in writing that the conduct of the business of the Companies and the Subsidiaries as currently conducted infringes upon the Intellectual Property rights of any third party; (b) with respect to each item of Intellectual Property licensed to the Companies or the Subsidiaries ("Company Licensed Intellectual Property"), the Companies or the Subsidiaries have the right to use such Company Licensed Intellectual Property in the continued operation of their respective businesses pursuant to the terms of the license agreement governing the use of such Company Licensed Intellectual Property; (c) the Company Licensed Intellectual Property has not been adjudged invalid or unenforceable in whole or in part; and (d) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall adversely affect any of the Companies' rights with respect to the Company Licensed Intellectual Property. Except as set forth in Section 3.15 of the Companies' Disclosure Schedule, the companies do not own any Intellectual Property.

         Section 3.16      Taxes.

         To the Knowledge of the Companies and except as set forth in Section
3.16 of the Companies' Disclosure Schedule:

                  (a) The Companies have timely filed (or there have been filed on their behalf) all Tax Returns required to be filed by them under applicable law, and all such Tax Returns were and are true, complete and correct in all material respects, except, in each case, for Tax Returns with respect to which the amount of additional Taxes properly owing would not exceed, in the aggregate, $20,000. Except to the extent adequately reserved for in accordance with GAAP and reflected on the most recent balance sheets of the Companies contained in the SEC Reports, and except for the possible Tax which may be due with respect to the "built-in gains" in assets acquired directly or indirectly from any C corporation within the meaning of the Code as identified on Section 3.16(a) of the Companies' Disclosure Schedule, all Taxes due and payable by the Companies have been timely paid, except for unpaid taxes which in the aggregate do not exceed $50,000.

                  (b) There are no Tax liens upon the assets of the Companies except liens for Taxes not yet due or Permitted Encumbrances.

                  (c) The Companies have complied with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld, collected and paid over to the proper governmental authorities all amounts required.

                  (d) No audits or other administrative proceedings or court proceedings are presently pending or, to the Knowledge of the Companies, asserted with regard to any Taxes or Tax Returns of the Companies, except for any audits or other proceedings (i) that will result in additional Taxes in an amount not exceeding $20,000 in the aggregate, or (ii) with respect to which the Companies have established adequate reserves in accordance with GAAP for any resultant Taxes, which reserves are reflected on the most recent balance sheets of the Companies contained in the SEC Reports.

                  (e) Except for the two rulings dated July 18, 2000 and December 22, 1995, respectively, as issued by the Internal Revenue Service (the "IRS") and previously delivered to the Investors by the Companies, the Companies have not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement relating to Taxes with any taxing authority.

                  (f) The Companies have not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (g) The Companies have not agreed to and are not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Companies, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Companies. To the Knowledge of the Companies, the IRS has not proposed any such adjustment or change in accounting method.

                  (h) Except as set forth on Schedule 3.16(h) of the Companies' Disclosure Schedule, the Companies do not have any material liability for Taxes of any Person other than the Subsidiaries (i) under Treasury Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) by contract, or (iii) otherwise.

                  (i) The Companies do not have, nor have they ever had, any income which is includable in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under Section 951 of the Code. None of the Subsidiaries are or have ever been a "passive foreign investment company" within the meaning of Section 1297 of the Code. The Companies are not and never have been "personal holding companies" within the meaning of Section 542 of the Code. There are no gain recognition agreements, within the meaning of Treasury Reg. 1.367(a)-8 or any predecessor provision, between the Companies, on one hand, and a stockholder of the Companies, on the other. There is no pending or threatened action, proceeding or investigation by any taxing authority for assessment or collection of Taxes with respect to the Companies in any jurisdiction where the Companies have not filed a Tax Return. All dealings and arrangements between and among the Companies and the Subsidiaries are at arm's length and consistent with arm's length dealings and arrangements between or among unrelated, uncontrolled taxpayers.

                  (j) Each Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation, and continues to be treated for federal income tax purposes, as a partnership or as a disregarded entity, and not as a corporation or as an association taxable as a corporation.

                  (k)      For purposes of this Section 3.16, all
representations and warranties with respect to the Companies are deemed to include and to apply to each of the Subsidiaries and predecessors (and the Subsidiaries of such predecessors).

                  (l) Except for the possible impact of the failure to timely elect that certain foreign Subsidiaries be treated as a partnership or a disregarded entity as identified on Section 3.16(l) of the Companies' Disclosure Schedule, for each of its taxable years, Pinnacle (and its predecessor, as applicable) was organized, operated and duly qualified as a REIT under Section 856 of the Code and the execution or delivery by the Companies of this Agreement and the consummation by the Companies of the transactions contemplated hereby, will not adversely affect the qualification of Pinnacle as a REIT for each taxable year ending prior to or which includes the Closing Date, except for the possible failure to satisfy the REIT qualification requirements of either Section 856(a)(5) or Section 856(a)(6) of the Code as a result of events occurring concurrent with or subsequent to the Closing.

                  (m) As used in this Agreement, (i) the term "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, and (ii) the term "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns.

                  (n) Each entity identified as a "Taxable REIT Subsidiary" of Pinnacle (within the meaning of Section 856(l) of the Code) in
Section 3.1(b)(i) of the Companies' Disclosure Schedule, at all times since January 1, 2001, has satisfied every requirement imposed by Section 856(l) of the Code. None of such entities (i) operates or manages, has operated or managed, or will operate or manage prior to the Closing Date a "lodging facility" or "health care facility" within the meaning of Section 856(1)(4)(A) and 856(1)(4)(B) of the Code, respectively, or (ii) licenses, has licensed, or will license prior to the Closing Date, rights to any brand name under which any such lodging facility or health care facility is operated.

                  (o) The Companies have not, with regard to any assets or property held or acquired by any of them, filed a consent to the application of
Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Companies.

                  (p) No material deficiencies for any Taxes have been proposed, asserted or assessed against the Companies which have not been paid, except for any deficiencies (i) that do not exceed $30,000 in the aggregate, or
(ii) with respect to which the Companies have established adequate reserves in accordance with GAAP, which reserves are reflected on the most recent balance sheets of the Companies contained in the SEC Reports, and there is no outstanding waiver of the statute of limitations with respect to any Taxes or Tax Returns of the Companies.

                  (q) At the Closing Date, other than a corporation that is a "Qualified REIT Subsidiary" of Pinnacle within the meaning of Section 856(i)(2) of the Code or a "Taxable REIT Subsidiary" of Pinnacle within the meaning of Section 856(l) of the Code, Pinnacle will not own (as determined for purposes of Section 856 of the Code and the Regulations promulgated thereunder, including Treasury Reg. Section 1.856-3(g) and with the same meaning as when used in the Investment Company Act of 1940, as amended), directly or indirectly
(i) securities (other than "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code) possessing more than 10% of the total voting power of any issuer or (ii) securities (other than "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code) having a value of more than 10% of the total value of the outstanding securities of any issuer, other than securities satisfying the straight debt safe harbor of Section 856(c)(7) of the Code.

                  (r) At no time on or prior to the Closing Date, have the Companies provided services to tenants other than services that (i) do not give rise to "impermissible tenant service income" as defined in Section 856(d)(7) of the Code or (ii) give rise to impermissible tenant service income with respect to any property for any taxable year in an amount not in excess of one percent of all amounts received or accrued by the Companies with respect to such property during such year.

                  (s) Pinnacle does not own and has not owned, directly or indirectly (including through attribution under the Code), stock of any entity that is treated as a corporation for federal income tax purposes other than a stock of (i) "Qualified REIT Subsidiaries" within the meaning of Section 856(i)(2) of the Code, (ii) "Taxable REIT Subsidiaries" within the meaning of Section 856(l) of the Code, or (iii) with respect to periods prior to March 31, 2001, "preferred stock subsidiaries," the ownership of which stock satisfied the provisions of Section 856(c)(4)(B) of the Code as in effect during the term of such ownership.

                  (t) Except as set forth in Section 3.16(t) of the Companies' Disclosure Schedule, the Companies do not own and have not owned, directly or indirectly (including through attribution under the Code), an interest in a partnership or limited liability company in which Pinnacle was not the direct or indirect (including through attribution under the Code) managing member or general partner.

         Section 3.17      Properties.

                  (a) For purposes of this Agreement, "Pinnacle Permitted Liens" means (i) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the Ordinary Course of Business and such Liens as are being contested by the Companies and the Subsidiaries in good faith, (ii) Liens for current Taxes not yet due or payable or Taxes being contested in good faith, (iii) any covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments and other matters affecting title which are shown as exceptions on the Companies' and the Subsidiaries' title insurance policies and/or title commitments or reports which have been made available to the Investors, (iv) any Liens, whether monetary or non-monetary, or other covenants, conditions, restrictions, reservations, rights, easements, encumbrances, encroachments and other matters affecting title which would not in the aggregate, be reasonably expected to interfere with the operations of the Companies or their Subsidiaries or affect their use of the Pinnacle Real Property, (v) any Liens or Encumbrances approved by the Bankruptcy Court, including, without limitation, Liens granted pursuant to a cash collateral and/or debtor-in-possession financing order and Liens granted as adequate protection; and (vi) Liens and Encumbrances granted pursuant to any forbearance agreements, or amendments thereto, entered into with respect to the Amended Credit Facility. "Pinnacle Leases" means the real property leases, subleases, licenses and use or occupancy agreements pursuant to which the Companies or any of the Subsidiaries is the lessee, sublessee or licensee, of real property other than the Pinnacle Owned Real Property, necessary for the conduct of, or otherwise material to, the business of the Companies and the Subsidiaries as it is currently conducted. "Pinnacle Leased Real Property" means all interests in real property pursuant to the Pinnacle Leases. "Pinnacle Owned Real Property" means the real property owned in fee by the Companies and the Subsidiaries necessary for the conduct of, or otherwise material to, the business of the Companies and the Subsidiaries as it is currently conducted. "Pinnacle Real Property" means, collectively, the Pinnacle Owned Real Property and the Pinnacle Leased Real Property. Except as disclosed in Section 3.17(a) of the Companies' Disclosure Schedule, or in the title insurance policies relating to the Pinnacle Real Property, each of the Companies and the Subsidiaries have good, valid title to the Pinnacle Real Property free of all Liens, in each case except Pinnacle Permitted Liens and for Liens which do not materially adversely affect the Companies' use of such Pinnacle Real Property. Except as set forth in Section 3.17(a) of the Companies' Disclosure Schedule, there are no outstanding contracts for the sale of any of the Pinnacle Real Property. Except as set forth in Section 3.17(a) of the Companies' Disclosure Schedule, to the Knowledge of the Companies, there are no outstanding consents which have not yet been obtained by the Companies or the Subsidiaries, as applicable, in connection with the acquisition of any Pinnacle Real Property or the leasing of any Pinnacle Leased Real Property, except for consents the failure to obtain would not materially adversely affect the Companies' use of such Pinnacle Real Property. To the Knowledge of the Companies, except as disclosed on Section 3.17(a) of the Companies' Disclosure Schedule and outstanding Third Party Consents, (x) the use and operation of the Pinnacle Real Property in the conduct of the business of the Companies and the Subsidiaries does not violate any instrument of record or agreement affecting the Pinnacle Real Property and
(y) there are no defaults under any of the Pinnacle Leases which individually, or in the aggregate, would materially adversely affect the Companies' use of such Pinnacle Real Property. Valid policies or commitments of title insurance have been issued insuring the Companies' or, if applicable, the Subsidiaries', fee simple title to those parcels of Pinnacle Owned Real Property listed on
Section 3.17(a) of the Companies' Disclosure Schedule, subject only to the matters set forth in such policies or commitments, copies of which have been made available to the Investors. To the Knowledge of the Companies, except as listed on Section 3.17(a) of the Companies' Disclosure Schedule, no claim has been made against any such policy or commitment. Except as provided in Section 3.17(a) of the Companies' Disclosure Schedule, the Companies and the Subsidiaries have no Knowledge (A) that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the Pinnacle Real Property or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Pinnacle Real Property or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Pinnacle Real Property has not been obtained and is not in full force and effect, except for such item which does not materially adversely affect the Companies' use of such Pinnacle Real Property, or (B) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement having a material adverse effect on the use thereof or the business or operations of the Companies or the Subsidiaries issued by any Governmental Entity. To the Knowledge of the Companies, except as set forth on Section 3.17(a) of the Companies' Disclosure Schedule, the Improvements (as hereinafter defined) are in good operating condition, reasonable wear and tear excepted. "Pinnacle Space Lease" means each lease or other right of occupancy affecting or relating to a property in which the Companies or the Subsidiaries (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of a lease agreement or as successor to any prior landlord. To the Knowledge of the Companies, no default exists under any Pinnacle Space Lease, except for such defaults which would not be expected to have a Material Adverse Effect.

                  (b) With respect to those Improvements being constructed or under development and located on any Pinnacle Real Property that are set forth in Section 3.17(b) of the Companies' Disclosure Schedule and involve a cost in excess of $250,000 individually, to the Knowledge of the Companies: (i) the budget for the construction of the Improvements represents an amount reasonably expected to develop and construct the Improvements; (ii) any plans and specifications have, to the extent required, been approved by all applicable Governmental Entities, for such Improvements; and (iii) the Companies have used commercially reasonably efforts to pursue the development, construction and installation of the Improvements to the extent deemed necessary by the Companies. For the purposes of this Agreement "Improvements" shall mean all buildings, improvements, structures and fixtures now or on the Closing Date located on the Pinnacle Real Property.

         Section 3.18      Certain Site and Tower Matters.

                  (a) To the Knowledge of the Companies, except as set forth in Section 3.18(a) of the Companies' Disclosure Schedule, neither the Companies nor any Subsidiary has received notice of any existing action by Governmental Entities to terminate or materially reduce the current access from the Sites to existing highways and roads, or to sewer or other utility services serving the Sites.

                  (b) To the Knowledge of the Companies, except as set forth on Section 3.18(b) of the Companies' Disclosure Schedule, there are no leases, subleases or other agreements granting to any Person the right of, use, occupancy or possession of such portion of the Pinnacle Real Property in a manner that would materially impair the Companies use or operations thereon, other than the use or occupancy by any of the Companies, their Subsidiaries, Affiliates, tenants under applicable Pinnacle Space Leases or Persons performing maintenance, repair or related services. To the Knowledge of the Companies, except as set forth in Section 3.18(b) of the Companies' Disclosure Schedule, there are no Persons in possession of such Pinnacle Real Property, other than the Companies, their Affiliates, tenants under applicable Pinnacle Space Leases or Persons performing maintenance, repair or related services.

         Section 3.19      Environmental Matters.

         To the Knowledge of the Companies, except as set forth in Section 3.19 of the Companies' Disclosure Schedule:

                  (a) The Pinnacle Real Property (the "Pinnacle Facilities") is presently operated in compliance in all material respects with all Environmental Laws (as defined below).

                  (b) There are no Environmental Laws requiring any material remediation, clean up, repairs, constructions or capital expenditures (other than normal maintenance) with respect to the Pinnacle Facilities.

                  (c) There are no (i) notices of any violation or alleged violation of any Environmental Laws relating to the Pinnacle Facilities or their uses that have been received by the Companies or the Subsidiaries, or
(ii) notices of writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending that have been received by the Companies or the Subsidiaries, or, to the Knowledge of the Companies, threatened, relating to the ownership, use, maintenance or operation of the Pinnacle Facilities.

                  (d) There are no past or present actions or plans relating to the Companies and the Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or which may give rise to any material liability under the Environmental Laws.

                  (e) For purposes of this Agreement, "Environmental Laws" mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health, the environment, or worker or public health and safety as in effect as of the date hereof, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, including by way of illustration and not by way of limitation, (A) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 960111 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 69011 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.ss.
1251), the Safe Drinking Water Act (42 U.S.C. ss.ss. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Endangered Species Act (16 U.S.C. ss.ss. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. ss.ss. 11001 et seq.) and (B) analogous state and local provisions.

         Section 3.20      Insurance. To the Knowledge of the Companies,
Section 3.20 of the Companies' Disclosure Schedule contains a complete and correct list and description (including the name of the insurer(s), name of the insured(s), amount of coverage, type of coverage, deductible amounts and significant exclusions) of all material insurance policies maintained (including directors' and officers' liability insurance) by or on behalf of the Companies and the Subsidiaries, including policies that have expired but have been renewed by the Companies and in respect of which the Companies have not yet received a new policy. The Companies have made available to each Investor complete and correct copies of all such policies together with all material riders and amendments thereto. To the Knowledge of the Companies, such policies are valid and in full force and effect, and all premiums due thereon have been paid. To the Knowledge of the Companies, the Companies and the Subsidiaries have complied with the terms and provisions of such policies.

         Section 3.21      Business Combination and Takeover Statutes.

                  (a) The Companies' Board of Directors has taken all actions reasonably necessary or advisable so that the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in such Section) will not apply to the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

                  (b) The execution, delivery and performance of this Agreement or any of the other Transaction Documents, and the consummation of the transactions contemplated hereby or thereby, will not cause Section 203 of the DGCL to be applicable to the Companies.

         Section 3.22 Offering of New Common Shares; Warrants. Neither the Companies nor any Person acting on their behalf has taken any action (including, without limitation, any offering of any securities of the Companies under circumstances which would require, under the Securities Act, the integration of such offering with the offering, issuance and sale of the New Common Shares and Warrants) which might reasonably be expected to subject the offering, issuance or sale of the New Common Shares and Warrants to the registration requirements of Section 5 of the Securities Act.


                                 ARTICLE FOUR

                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Except as specifically set forth in the disclosure schedule prepared and signed by each of the Investors (the "Investors' Disclosure Schedule") and delivered to Pinnacle simultaneously with the execution hereof, each Investor hereby represents and warrants as to itself to each of the Companies that all of the statements contained in this Article IV are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete as of the Closing Date as though made on the Closing Date. Each exception set forth in the Investors' Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates to such section. The exceptions, modifications, descriptions and disclosures in any Schedule attached hereto are made for all purposes of this Agreement and are exceptions to all representations and warranties set forth in this Agreement or in any agreement or instrument delivered pursuant to or in connection with this Agreement. Disclosure of an item in response to one Section of this Agreement shall constitute disclosure in response to every Section of this Agreement notwithstanding the fact that no express cross-reference is made. Disclosure of any items not otherwise required to be disclosed shall not create any inference of materiality. In the event of any inconsistency between statements in the body of this Agreement and statements in the Investors' Disclosure Schedule (excluding exceptions expressly set forth in the Investors' Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control:

         Section 4.1       Investment.

                  (a) Each Investor is acquiring the New Common Shares for investment for its own account, and not with a view to any resale or distribution thereof in violation of the Securities Act. Subject to the terms of the Investor Agreement, each Investor understands that the New Common Shares have not and will not be registered under the Securities Act or any state securities laws by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.

                  (b) Each Investor's financial condition and investments are such that it is in a position to hold the New Common Shares for an indefinite period, bear the economic risks of the investment and withstand the complete loss of the investment. Each Investor has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of such New Common Shares. Each Investor qualifies as (i) an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder or (ii) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

                  (c) Each Investor (i) has had a complete opportunity to conduct a due diligence investigation concerning the Companies' business operations, financial affairs and prospects; (ii) has received all the information it considers necessary or appropriate for deciding whether to enter into the transactions contemplated by this Agreement and the other Transaction Documents; (iii) has examined and reviewed Pinnacle's most recent proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and any other Exchange Act reports filed with the Securities and Exchange Commission since the filing of Pinnacle's most recent Form 10-K; and (iv) has, in conjunction with its legal counsel and other advisors, evaluated the risk factors inherent in an investment in the New Common Shares.

         Section 4.2 Rule 144. Each Investor acknowledges that the New Common Shares to be purchased by the Investor must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless exemptions from such registrations are available. Each Investor is aware of and familiar with the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

         Section 4.3 Organization of the Investors. Each Investor is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization.

         Section 4.4       Authority of the Investors.

                  (a) Each Investor has all right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof applicable to such Investor.

                  (b) The execution, delivery and performance by each Investor of this Agreement and each of the other Transaction Documents to which it is a party, the compliance by each Investor with each of the provisions of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, are within the power and authority of each Investor, have been duly authorized and approved by the requisite actions of each Investor and do not require any further authorization or consent of any Investor or its beneficial owners. This Agreement is the legal, valid and binding agreement of each Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

         Section 4.5 Non-Contravention. The execution, delivery and performance by each Investor of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Investor pursuant to any agreement, instrument, franchise, license or permit to which the Investor is a party or by which any of its properties or assets may be bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Investor or any of its properties or assets, other than such breaches, defaults or violations that are not reasonably expected to impair the ability of the Investor to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance by each Investor of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not violate or conflict with any provision of the organizational documents of the Investor, as currently in effect. Except for filings under the HSR Act (as defined in Section 7.1(a) herein), no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body applicable to an Investor is required for the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

         Section 4.6 Brokers and Finders. No agent, broker, investment banker, financial advisor or other firm or person engaged by or on behalf of the Investors is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by the Transaction Documents.

         Section 4.7 Litigation. Except as set forth in Section 4.7 of the Investors' Disclosure Schedule, there is no Litigation pending or, to the Knowledge of each Investor, threatened against any Investor or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (i) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any of the other Transaction Documents or (ii) if resolved adversely to any Investor would reasonably be expected to have a material adverse effect on the ability of the Investors to fulfill their obligations under this Agreement and the other Transaction Documents. There is no judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any Investor that could reasonably be expected to have a material adverse effect on the ability of the Investors to fulfill their obligations under this Agreement and the other Transaction Documents. No Investor is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity which would have a material adverse effect on the ability of the Investors fulfill their obligations under this Agreement and the other Transaction Documents.

         Section 4.8 Consents and Approvals. To the Knowledge of each Investor, no consent, approval, authorization of, declaration, filing, or registration with, any federal, state, local or foreign government or regulatory authority, is required to be made or obtained by either of the Investors in connection with the execution, delivery, and performance of this Agreement or any of the other Transaction Documents contemplated hereby, except for Governmental Requirements.

         Section 4.9 Sufficient Available Funds. Each Investor presently has undrawn capital commitments drawable by it upon ten (10) Business Days' notice in an amount sufficient to pay the Purchase Price for the New Investor Shares to be purchased by it, and from the date hereof through and including the Closing will continue to have, undrawn capital commitments sufficient to satisfy all of its financial obligations under this Agreement. Each Investor will promptly notify the Companies of any event or circumstance which at any time from the date of this Agreement through and including the Closing Date could (i) result in or be reasonably expected to result in insufficient funds being available to such Investor or (ii) hinder or reasonably be expected to hinder such Investor's financial ability to perform its obligations hereunder and each Investor agrees not to take any action that would reasonably be expected to result in insufficient funds being available to such Investor or in hindering such Investor's financial ability to perform its obligations hereunder. The Commitment Letter, a true and complete copy of which is attached as Exhibit E hereto, has been executed by each of the parties thereto and is in effect as of the date of this Agreement, the fee letter referenced therein has been executed and delivered by each party thereto and any fees required to be paid under such fee letter through the date of this Agreement have been paid.

         Section 4.10 Beneficial Ownership. As of the date of this Agreement, (a) each Investor is the record or beneficial owner of, or holder of investment authority over, Senior Notes, Convertible Notes and Old Common Stock in the aggregate principal amounts or number of shares, as applicable, set forth as to such Investor in Section 4.10 of the Investors' Disclosure Schedule and (b) no Investor has record or beneficial ownership, or holds investment authority over, any other Senior Notes, Convertible Notes or Old Common Stock.


                                 ARTICLE FIVE

                           COVENANTS OF THE COMPANIES

         Each of the Companies hereby, jointly and severally, covenants with the Investors as follows:

         Section 5.1 Conduct of Business Pending the Closing. Except as set forth in Section 5.1 of the Companies' Disclosure Schedule or as otherwise expressly contemplated by this Agreement and the Restructuring Transaction or any of the other Transaction Documents or as consented to by the Investors in writing (which consent shall not be unreasonably withheld) or as required by the federal Bankruptcy Code, the Amended Credit Facility or other Commitment scheduled in Section 3.12 of the Companies' Disclosure Schedule to which either of the Companies or any of their Subsidiaries is or shall be a party, during the period from the date of this Agreement through and including the Closing Date, none of the Companies shall, and each shall not permit any of their Subsidiaries to:

                  (a) other than dividends and distributions by a direct or indirect wholly owned Subsidiary to the Companies or one of their wholly owned Subsidiaries, (i) declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any capital stock in the Companies or any of the Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (b) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its shares of capital stock or any other voting securities or any securities convertible into, exercisable for or exchangeable with, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, except as contemplated by the Forbearance Agreement, the indenture governing the Convertible Notes and Permitted Encumbrances;

                  (c) amend its charter, bylaws or other comparable organizational documents other than in accordance with this Agreement or amend or waive any provisions of the Transaction Documents;

                  (d) acquire any "business", as defined in Rule 3-05(a)(2) of Regulation S-X (whether by merger, consolidation, purchase of assets or otherwise) or acquire any material equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

                  (e) other than the items set forth in Section 5.1(e) of the Companies' Disclosure Schedule, (i) sell, exchange or license or otherwise dispose of any of its real properties or other assets, (ii) enter into any new joint ventures or similar projects, (iii) enter into any new development projects other than in the ordinary course of business, (iv) enter into any new leases or other material agreements or understandings other than in the ordinary course of business, or (v) mortgage any of its real properties or other assets except for Permitted Encumbrances;

                  (f) change its methods of accounting, except as required by changes in GAAP; or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable years ended December 31, 2000, except for such matters as are disclosed in Section 5.1(f) of the Companies' Disclosure Schedule, and except for future amendments of those Tax Returns to correct immaterial mistakes or as required by changes in law or regulation or as may be required in connection with the Bankruptcy Case;

                  (g) other than through the Bankruptcy Case, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Companies or the Subsidiaries are or could have been a party, unless such individual settlement (i) includes an unconditional written release of the Companies and the Subsidiaries, in form and substance reasonably satisfactory to the Companies, from all liability on claims that are the subject matter of such proceeding, (ii) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of the Companies and the Subsidiaries and (iii) involved the payment by the Companies of less than $2,000,000 (not including any payments made pursuant to or by insurance policies) individually and, when taken together with all other such individual settlements, involved payment by the Companies of less than $5,000,000 in the aggregate (not including any payments made pursuant to or by insurance policies);

                  (h) other than the obligations for capital commitments set forth in Section 5.1(h) of the Companies' Disclosure Schedule, (i) incur any additional indebtedness, except as contemplated by the Forbearance Agreement, the Amended Credit Facility or any indebtedness secured by Permitted Encumbrances, or (ii) make any loans, advances or capital contributions to, or investments in, any Person (excluding any Subsidiary), except as contemplated by the Forbearance Agreement or the Amended Credit Facility or the Companies' customary cash management practices;

                  (i) other than the obligations for capital commitments set forth in Section 5.1(i) of the Companies' Disclosure Schedule, enter into any new capital or take out commitments or increase any existing capital or take out commitments;

                  (j) except as contemplated by the Amended Credit Facility, make any interest payments or other distributions on or in respect of the Public Debt;

                  (k) except pursuant to agreements or arrangements in effect on the date hereof or as set forth on Section 5.1(k) of the Companies' Disclosure Schedule, (i) terminate the employment of any executive officer of the Companies other than for cause, (ii) enter into any new employment agreement with any existing director or executive officer without the consent of the Investors, which consent shall not be unreasonably withheld, (iii) grant to any current or former director or executive officer of the Companies or the Subsidiaries any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business consistent with past practice or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (iv) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (v) amend, adopt or terminate any employment, deferred compensation, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, or (vi) amend, adopt or terminate any Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code;

                  (l) except pursuant to agreements or arrangements set forth on Section 5.1(l) of the Companies' Disclosure Schedule, or as otherwise contemplated by this Agreement, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or purchase any properties or assets, or enter into any agreement or arrangement with, any of its executive officers or directors or any affiliate (other than the Companies or their Subsidiaries) or the immediate family members or associates of any of its executive officers or directors, other than payment of compensation at current salary, incentive compensation and bonuses and other than properly authorized business expenses in the ordinary course of business, in each case consistent with past practice;

                  (m) enter into or amend in a manner materially adverse to the Investors any new agreement which has a non-competition, geographical restriction or similar covenant;

                  (n) amend, terminate or otherwise modify, or take any other action with respect to any Pinnacle Space Lease that results in a decrease in the Companies' revenue of $100,000 or more per month; or

                  (o)      agree to take, any of the foregoing actions.

         Section 5.2 Financing. The Companies shall cooperate with, and use reasonable efforts to take, or cause to be taken, all such reasonable further actions and to do, or cause to be done, all things reasonably necessary, proper and advisable to secure, as soon as practicable, the financing contemplated by, and substantially on the terms set forth in, the Commitment Letter.

         Section 5.3 No Solicitation of Alternative Proposals. (a) Except as expressly permitted in writing by the Investors, from and after the date of this Agreement, none of the Companies shall authorize or permit any of their Subsidiaries or any of the Companies' or the Subsidiaries' directors, officers, employees, representatives, agents and advisors (including any investment banker, financial advisor, attorney, accountant or other representative retained by any of them) (all such parties, "Representatives"), directly or indirectly, to (i) solicit, initiate, or take any other action designed to solicit proposals that constitutes, or would be reasonably expected to lead to, a proposal or offer for a restructuring transaction pursuant to a plan of reorganization, merger, consolidation, transfer or exchange of shares, debt refinancing or similar transaction involving the Companies (collectively, an "Alternative Proposal"), (ii) participate in any substantive discussions or negotiations regarding any Alternative Proposal, except that discussions or negotiations may be held with, and non-public information provided to, any holders of the Senior Notes or other Persons controlled by such holders concerning an Alternative Proposal, or (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Proposal. Upon execution of this Agreement, each of the Companies and the Subsidiaries shall immediately cease any existing activities, discussions or negotiations with any parties heretofore conducted with respect to any Alternative Proposal. Notwithstanding anything to the contrary that may be set forth in the foregoing, none of the Companies or any of their Representatives will be precluded from providing information to, or discussing and negotiating with, any Person that is considering making, or has made, an unsolicited bona fide Alternative Proposal. In addition, none of the Companies or any of their Representatives will be precluded from executing an agreement providing for an Alternative Proposal or recommending any such Alternative Proposal to the creditors and stockholders of the Companies, if in the good faith opinion of Pinnacle's Board of Directors (in consultation with its financial advisors) such Alternative Proposal provides a higher transaction value to the Companies than the value of the transaction provided in this Agreement and that Pinnacle's Board of Directors reasonably determines in good faith (after consultation with outside legal counsel) that they are required to authorize such actions by their fiduciary duties or under the Bankruptcy Code. No Person considering making an Alternative Proposal shall be provided non-public information by the Companies unless such Person has executed a confidentiality agreement with terms that are materially no less favorable to the Companies than those contained in the Confidentiality Agreement between Fortress and the Companies dated August 21, 2001 (the "Fortress Confidentiality Agreement") and the Confidentiality Agreement between Greenhill and the Companies dated August 21, 2001 (the "Greenhill Confidentiality Agreement," and, collectively with the "Fortress Confidentiality Agreement," the "Confidentiality Agreements").

                  (b) Each of the Companies shall notify the Investors immediately (in no event later than 24 hours) after (i) receipt by the Companies of any written Alternative Proposal by any Person that informs the Companies that it is considering making, or has made, an Alternative Proposal, or (ii) the delivery by the Companies of any non-public information in connection with an Alternative Proposal or the granting of access by the Companies to the properties, books or records of the Companies by any Person that informs the Companies that it is considering making, or has made, an Alternative Proposal. Such notice shall be made orally or in writing and shall indicate, to the extent not prohibited by the terms of any confidentiality agreement, the identity of the offeror and shall also indicate all the material terms and conditions of such proposal, inquiry or contract.

                  (c) Notwithstanding any other provision of this Agreement, the Companies agree that they will not (i) enter into a definitive agreement relating to an Alternative Proposal unless such definitive agreement shall provide for an obligation by the Companies to pay any portion of the Break-Up Payment or Allowed Break-up Payment Claim, as the case may be, not theretofore paid to the Investors pursuant to Section 8.2, in each case not later than consummation of such Alternative Proposal, and (ii) consummate any Alternative Proposal unless any portion of the Break-Up Payment or Allowed Break-up Payment Claim, as the case may be, not theretofore paid to the Investors pursuant to Section 8.2 shall be paid to the Investors not later than consummation of such Alternative Proposal.

         Section 5.4 Access to Information. Each of the Companies shall, and shall cause the Subsidiaries to, afford to each Investor and to the officers, employees, accountants, counsel, financial advisors and other representatives of such Investor, reasonable access during normal business hours from the date hereof until the Closing to all the properties, books, contracts, commitments, personnel, reports and records of or relating to the Companies or the Subsidiaries, and during such period each of the Companies shall, and shall cause their Subsidiaries to, furnish promptly to the Investors, any financing source identified by the Investors in connection with the transactions contemplated hereby and to any other person that the Investors may reasonably request (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (b) such operating reports, financial reporting packages and other operational and/or financial information sent to management or the Board of Directors of the Companies or to the banks with whom the Companies and the Subsidiaries maintain credit facilities or lines of credit and (c) all other information concerning its business, properties and personnel as the Investors may reasonably request; provided, however, that nothing in this Section 5.4 or otherwise shall require the Companies to furnish to the Investors any materials prepared by the Companies' financial advisors or legal advisors.

         Section 5.5 HSR Approval. Each of the Companies shall cooperate with each Investor in obtaining as soon as practicable all necessary governmental consents and approvals, including without limitation, termination or expiration of the waiting period under the HSR Act.

         Section 5.6 Termination of Rights Agreement. Pinnacle shall take all steps necessary to terminate, effective prior to the Closing Date, the Rights Agreement between Pinnacle and First Union National Bank, dated as of December 22, 2000 (the "Rights Plan").

         Section 5.7 Use of Proceeds. The proceeds received by the Companies in respect of the Investment and the New Credit Facility shall be used by the Companies in accordance with the Bankruptcy Plan.

         Section 5.8       Restructuring.

                  (a) The Companies and the Subsidiaries shall, in coordination with the Investors, use commercially reasonable efforts to restructure the capitalization of the Companies and the Subsidiaries pursuant to the Bankruptcy Plan (the "Restructuring"). In furtherance of and without limiting the generality of the foregoing, the Companies, Pinnacle Towers III, Inc. or any such other Subsidiaries as shall be determined pursuant to Section 5.8(g) shall promptly commence a Bankruptcy Case and file the Bankruptcy Plan and related Disclosure Statement in form and substance reasonably acceptable to the Investors and the Committee, with the Bankruptcy Court and seek to obtain the Confirmation Order with respect to the Bankruptcy Plan and the Break-Up Payment Order as expeditiously as possible in light of all circumstances.

                  (b) The Bankruptcy Plan will offer each holder of the Senior Notes its pro rata share, determined in accordance with the fully accreted value at maturity of the Senior Notes of such holder's Senior Notes as a portion of the fully accreted value at maturity of all Senior Notes (with cash amounts rounded down to the nearest cent), of the Senior Note Holders Pool Amount (as hereinafter defined) (the amount as so determined per $1,000 fully accreted value of Senior Notes at maturity, the "Senior Note Holder Consideration"). Subject to Section 5.8(c), the "Senior Note Holders Pool Amount" shall equal $114,000,000, subject to possible increase under Section 5.8(d). Payments of the Senior Note Holder Consideration shall be made in the form of either (i) 100% in cash or (ii) at the election of the holder, up to 100% in New Common Shares, with any remainder pursuant to the cash election, with holders that make no election receiving the cash alternative; provided, however, that (x) the number of the New Common Shares issued as Senior Note Holder Consideration (the "Share Pool") shall not exceed 49.9% of the Required New Share Amount (the "Share Pool Limit"), with any reduction in the amount of New Common Shares to be received by individual holders needed to maintain the Share Pool Limit to be applied on a pro rata basis among all holders electing to receive New Common Shares based on the amounts elected to be received by them as a portion of the total number of New Common Shares available to be so allocated, and (y) holders of the Senior Notes who elect to receive 100% of their consideration in the form of New Common Shares pursuant to Section 5.8(b)(ii) shall collectively have the right to purchase at the Purchase Price per share up to 50% of any New Common Shares remaining in the Share Pool after all the holders of the Senior Notes have made their election pursuant to
Section 5.8(b)(ii), with such purchase rights being allocated among such electing holders based on the amounts elected to be received by them pursuant to Section 5.8(b)(ii) as a portion of the total number of New Common Shares available to be so allocated. In the event that there are any Additional Shares (as defined below), in addition to their right to elect to receive Senior Note Holder Consideration as set forth above in this Section 5.8(b), holders of the Senior Notes who elect to receive 100% of their consideration in the form of New Common Shares pursuant to Section 5.8(b)(ii) shall collectively have the right to purchase for cash at the Purchase Price per share up to 50% of any Additional Shares, with such purchase rights being allocated among such electing holders based on the amounts elected to be received by them pursuant to Section 5.8(b)(ii) as a portion of the total number of New Common Shares available to be so allocated and Senior Note holders electing to receive all of their consideration in the form of New Common Shares. The number of "Additional Shares" shall be the determined by dividing (i) the amount, if any, by which the Required New Equity Amount shall exceed $228,000,000 by (ii) the Purchase Price. Any holder of Senior Notes electing to receive all or part of such holder's consideration in New Common Shares pursuant to Section 5.8(b)(ii) may elect, subject to such holder becoming a party to the Investor Agreement and the transfer restrictions contained therein, to have the benefit of certain registration, preemptive and other rights, as provided in the Investor Agreement. An election by a holder of Senior Notes under this Section 5.8(b) to receive a portion of such holder's consideration in (x) New Common Shares shall be deemed to be an election to forego the same portion of any cash consideration allocated to such holder pursuant to Section 5.8(d)). In the event that the Closing shall occur on a date more than three months from the date of this Agreement, each holder of Senior Notes electing to receive cash consideration pursuant to this
Section 5.8(b) shall be entitled to receive as additional consideration (rounded down to the closest cent) an amount equal to the product of (w) the amount of cash consideration so elected, excluding for such purposes any amount allocated pursuant to Section 5.8(d), times (x) .05, times (y) the number of days that occurs after the date that is three months from the date of this Agreement through the Closing Date, divided by (z) 365; provided, however, that the aggregate amount of such additional consideration shall be reduced to the extent needed to cause the Initial Cash Funding not to exceed $415 million, with any such reduction being allocated among the holders of Senior Notes electing to receive cash consideration pursuant to this Section 5.8(b) in proportion to their respective amounts of cash consideration otherwise being received pursuant to this Section 5.8(b). The Investors, in their sole discretion, may increase, but not decrease, the consideration offered to the holders of the Senior Notes; provided, however, if the consideration offered to the holders of the Senior Notes is increased pursuant to this sentence, such holders may change any election made pursuant to this Section 5.8(b).

                  (c) In the event that the Cash Funding exceeds $415,000,000, the holders of not less than 66-2/3% in aggregate face amount of the Senior Notes not held by the Investors (the "Requisite Holders") may elect, on behalf of all holders of the Senior Notes, to reduce the Senior Note Holders Pool Amount by the amount by which the Cash Funding exceeds $415,000,000 and thereby cause the condition set forth in Section 7.2(o) to be satisfied. In the event that as of the Closing Date a Determination shall not have been made as to the Tax Amount, and subject to the consent of the Investors to be given or denied in their sole discretion, the Committee may elect, on behalf of all holders of the Senior Notes, for the Companies to establish an escrow (the "Tax Escrow") as of the Closing Date into which would be deposited from the funds that would otherwise fund the Senior Note Holders Pool Amount such amount as may be agreed between the Committee and the Investors in their mutual sole discretions.

                  (d) The Bankruptcy Plan will offer to holders of the Convertible Notes consideration in the form of (i) $500,000 in cash and (ii) Warrants to purchase the number of New Common Shares equal to one-half the Warrant Amount, with such rights and terms as set forth in the Warrant Agreement attached as Exhibit G hereto, (individually, a "Warrant", and collectively, the "Warrants"); provided, however, that if the holders of the Convertible Notes do not vote, as a class, in favor of the Bankruptcy Plan and provide full and enforceable releases to the Companies, they shall receive no distributions under the Bankruptcy Plan. In addition to the foregoing, the Bankruptcy Plan will offer, on behalf of the Companies and their respective current and former officers, directors and agents, a pool consisting of $500,000 in cash and Warrants to purchase the number of New Common Shares equal to one-half the Warrant Amount, which shall be shared pro rata to those holders of the Convertible Notes who elect to give full and enforceable releases to the Companies and their respective current and former officers, directors and agents; provided, that any holder of Convertible Notes who does not affirmatively decline to provide such release shall be deemed to have elected to provide such release and no beneficiary of any such release may receive more consideration than such beneficiary would have received had all holders of Convertible Notes provided releases. The Bankruptcy Plan will offer to holders of the Common Stock, together with those parties with claims arising from the purchase and sale of the Common Stock, consideration in the form of

Warrants to purchase the number of New Common Shares equal to one-half of the Old Common Stock Amount; provided, however, that if the holders of the Common Stock and such claims do not vote, as a class, in favor of the Bankruptcy Plan and provide full and enforceable releases to the Companies, they shall receive no distributions. In addition to the foregoing, the Bankruptcy Plan will offer, on behalf of the Companies and their respective current and former officers, directors and agents, a pool consisting of Warrants to purchase the number of New Common Shares equal to one-half of the Old Common Stock Amount, which shall be shared pro rata by those holders of the Common Stock, together with those parties with claims arising from the purchase and sale of the Common Stock, who elect to give full and enforceable releases to the Companies and their respective current and former officers, directors and agents; provided, that any holder of Old Common Stock who does not affirmatively decline to provide such release shall be deemed to have elected to provide such release and no beneficiary of any such release may receive more consideration than such beneficiary would have received had all holders of Common Stock provided releases. Warrants to purchase a fractional number of New Common Shares shall not be issued and the number of Warrants to be received by any individual holder of Convertible Notes or Common Stock shall be adjusted downward to the closest whole number to satisfy such requirement. If either of the foregoing classes do not vote to accept the Bankruptcy Plan or if either class does not receive any distribution pursuant to the "cramdown provisions" of 11 U.S.C. ss.1129, then the most junior class immediately senior to the unaccepting class (or the class that did not receive any distribution) shall receive the distribution which otherwise would have gone to such unaccepting class (or the class that did not receive any distribution). For purposes of the immediately preceding sentence, amounts being distributed solely in consideration of the receipt of releases shall not be deemed distributions. Subject to the approval of the Companies and the Committee, the Investors may increase, but not decrease, the consideration offered to each of the holders of the Convertible Notes and the Common Stock, except to the extent required by the "cramdown provisions" of 11 U.S.C. ss.1129.

                  (e) All other claims against and interests in the Companies shall be treated as set forth in the Bankruptcy Plan.

                  (f) In connection with and conditioned upon the consummation of the Bankruptcy Plan, New Pinnacle shall (i) adopt the Employee Stock Option Plan in the form attached hereto as Exhibit F (the "Employee Stock Option Plan") with the number of New Common Shares issuable thereunder equal to the Option Share Amount and (ii) grant options to purchase New Common Shares to the Companies' employees (the "Employee Stock Option Shares") in accordance with Section 5.8(f) of the Companies' Disclosure Schedule.

                  (g) The Companies shall reject, or cause the relevant Subsidiaries to reject, those of the Companies' executory contracts and leases (as such terms are used in the Bankruptcy Code) as may be consented to by the Investors and shall cause each Subsidiary which is a party to such a rejected executory contract or lease to file a petition for bankruptcy relief in connection with the Restructuring Transaction. The aggregate amount of rejection damages required to be paid by the Companies or Subsidiaries to the parties to such executory contracts or leases, either by agreement with such parties or by order of the Bankruptcy Court, shall be the "Lease Rejection Amount," which shall increase the Required New Equity Amount and be funded by the Investors through the purchase of New Common Shares. The Companies and the Investors shall mutually agree as to which other Subsidiaries will file petitions for bankruptcy relief in connection with the Restructuring Transaction. In the event the parties cannot agree, the decision of the Companies will prevail.

                  (h)      The Companies shall file the Bankruptcy Plan, and
(x) if this Agreement has been terminated prior to the commencement of the Bankruptcy Case under circumstances in which the Investors are entitled to the Break-Up Payment, a motion (the "Break-Up Payment Claim Motion") for allowance as a general unsecured claim in each of the Companies' Bankruptcy Cases of the Investors' claim for payment of the Break-Up Payment (the "Allowed Break-Up Payment Claim"), together with all necessary supporting papers and a proposed Break-Up Payment Claim Order substantially in the form of the order attached hereto as Exhibit I, or (y) if this Agreement remains in force at the time of the commencement of the Bankruptcy Case, a motion (the "Break-Up Payment Motion") for approval of the Break-Up Payment, together with all necessary supporting papers and a proposed Break-Up Payment Order substantially in the form of the order attached hereto as Exhibit J. Prior to the termination of this Agreement, the Companies shall submit to the Investors for their review and comment all non-ministerial motions, orders, applications and supporting papers and notices prepared by the Companies (including without limitation, forms of orders and notices to interested parties) relating in any way to the Bankruptcy Case, prior to their being filed with the Bankruptcy Court.

                  (i) Concurrently with the consummation of the Bankruptcy Plan, Pinnacle shall merge with and into New Pinnacle, with New Pinnacle being the surviving entity and the direct parent corporation of PTI.

                  (j) The Investors and the Companies agree that if facts and circumstances relating to the Investors' ownership of New Common Shares arise that would result in the loss of the Companies' qualification as a REIT upon completion of the Closing, neither such facts or circumstances, nor any action taken by the Investors in their efforts to maintain the Companies' qualification as a REIT, will in any way affect the receipt or retention, by a holder of Senior Notes who has elected to receive New Common Shares, of the full amount of New Common Shares that such holder is otherwise entitled to receive pursuant to the Restructuring. In the event such facts and circumstances arise, the Investors may opt to either (i) preserve the Companies' qualification as a REIT in a manner that does not reduce the amount of New Common Shares distributed to any holder of Senior Notes who has elected to receive New Common Shares, or (ii) consummate the transactions contemplated hereby notwithstanding any termination of Pinnacle's status as a REIT that may occur. Each of the Investors and each of the Companies hereby agrees to take any action necessary, including, without limitation, removing the ownership limitations imposed by Article IV, Part B, and Article IV, Part C of the Amended and Restated Certificate of Incorporation of Pinnacle and causing the Board of Directors of New Pinnacle to exempt each holder of Senior Notes who has elected to receive New Common Shares from the application of the provisions of Section 2.1(a) of Part D of Article Four of the New Pinnacle Certificate of Incorporation, to allow each holder of Senior Notes who has elected to receive New Common Shares in the Restructuring to receive and hold such New Common Shares without violating any limitations imposed by the organizational documents of either Company or of New Pinnacle, and appropriately reducing the Aggregate Stock Ownership Limit in Section 1 of Part D of Article Four of the New Pinnacle Certificate of Incorporation to account for the exemptions granted by the Board of Directors of New Pinnacle to the holders of the Senior Notes who have elected to receive New Common Shares in the Restructuring.

         Section 5.9 Investor Agreement. At or prior to the Closing, Pinnacle shall enter into the Investor Agreement for the benefit of the Investors and any holders of Senior Notes who acquire New Common Shares and make the election to become a party to the Investor Agreement pursuant to
Section 5.8(b).

         Section 5.10 Corporate Governance. Immediately prior to the Closing, Pinnacle shall cause the resignations of the directors listed in
Section 5.10 of the Companies' Disclosure Schedule. The Board of Directors of New Pinnacle from and after the Closing through the first annual meeting of shareholders of New Pinnacle following consummation of the Bankruptcy Plan, which will be no earlier than May 1, 2003, shall have the following nine members: (i) Steven R. Day; (ii) five members designated by the Investors in their sole discretion; (iii) in the event that Abrams Capital shall acquire New Common Shares representing at least 10% of the New Common Shares outstanding as of the Closing Date, David Abrams or a designee of David Abrams reasonably acceptable to the Investors; and (iv) two (or, in the event that no director is appointed pursuant to clause (iii), three) members to be established by the Investors identifying a number of proposed members equal to one more than the available slots and the Committee having the right to veto one proposed member. In the event that David Abrams or his designee shall become a director, he or she shall be assigned to the class of directors whose term will expire at New Pinnacle's 2005 annual meeting of shareholders. The Investors shall have the ongoing right to appoint (i) five (5) directors if the Investors hold a number of shares representing 50% or more of Pinnacle's then outstanding Common Stock;
(ii) four (4) directors if the Investors hold a number of shares representing between 35% and up to 50% of Pinnacle's then outstanding Common Stock; (iii) three (3) directors if the Investors hold a number of shares representing between 20% and up to 35% of Pinnacle's then outstanding Common Stock; and (iv) two (2) directors if the Investors hold a number of shares representing between 10% and up to 20% of Pinnacle's then outstanding Common Stock.

         Section 5.11 Delivery of Documents. The Companies shall promptly deliver to the Investors copies of all filings by the Companies with the SEC.

         Section 5.12 Review of Audit. The Companies shall permit the accounting representative of the Investors to review the audit (including the appropriate review of company and auditor work papers) of the Companies' financial statements for the year ended December 31, 2001.

         Section 5.13 Releases. In the event a Bankruptcy Case is commenced, the Companies shall use commercially reasonable efforts to ensure that the Confirmation Order shall provide, among other things, that the directors, officers, advisors, attorneys, investment bankers and agents of the Companies, each Investor and each holder of Senior Notes and their respective affiliates, members, managers, shareholders, partners, representatives, employees, attorneys and agents are released from any and all Litigation related to the Companies, their business, their governance, their securities disclosure practices, the purchase or sale of any of the Companies' equity or debt securities, the Restructuring or the Restructuring Transaction.

         Section 5.14 Investor Compliance With Regulatory Requirements. To the extent that an Investor is required under an applicable law or regulation (including, but not limited to, the Bank Holding Company Act of 1956, as amended, and as it may be further amended) to modify the terms of the New Common Shares, or to defer receipt of certain rights and privileges associated with the New Common Shares including the right to influence the management or policies of the Companies in order to conform to the requirements of such law or regulation, the Companies will cooperate with the Investor to take such steps as may be reasonably necessary to conform the investment represented by the New Common Shares to the requirements of such law or regulation; provided, that no such change shall reduce the Senior Note Holder Consideration without the approval of the Committee.

         Section 5.15 Payment of Investors' Expenses. In the event that the transactions contemplated by this Agreement are consummated, the Companies shall pay directly or reimburse the Investors for up to an additional $1,500,000 (excluding any reimbursement of expenses received prior to the date hereof) of their out-of-pocket costs and expenses, including the fees and expenses of advisors, accountants, attorneys, consultants and other parties whom the Investors have engaged to assist them in connection with a possible investment in the Companies, incurred by the Investors in connection with the evaluation, negotiation and consummation of this Agreement, the Restructuring, the other Transaction Documents and the transactions contemplated hereby and thereby.

         Section 5.16      Tax Matters.

                  (a) The Companies shall not, and shall not permit any Subsidiary to, (i) make or rescind any election relating to Taxes if such action would adversely affect the status of Pinnacle as a REIT or the status of any Subsidiary that is currently a partnership as a partnership for federal income tax purposes, (ii) without the written consent of the Investors, which consent will not be unreasonably withheld, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes over $100,000 unless such settlement or compromise results in a change in taxable income or Tax liability that will reverse in future periods and is therefore, by its nature, a timing difference or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 2000, except as may be required by applicable law or except for such changes that would reduce consolidated federal taxable income or alternative minimum taxable income. Notwithstanding any other provision of this Agreement, in the event that, after the date hereof, the Companies seek a "Closing Agreement" from the IRS or a definitive ruling or settlement agreement from the IRS or any state, local or foreign taxing authority on a matter that is subject to a representation, warranty or covenant set forth in this Agreement or any of the related transaction documents, then: (A) the Companies shall, or shall cause such Subsidiary to, keep the Investors informed as to the status of such agreement and any discussions, negotiations or arrangements related thereto, and (B) the Companies shall not, and shall cause any such Subsidiary not to, file or submit any document to any taxing authority in connection with any such agreement without first providing the Investors with
(1) copies of any such document and (2) an opportunity to review and comment on any such document prior to such filing or submission.

                  (b) The Companies hereby agree to take any action at any time, or from time to time, that in the reasonable judgments of the Companies and the Investors is legally necessary for Pinnacle to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for all periods through the Closing Date.

         Section 5.17 Notification of Certain Matters. From the date hereof through the Closing, the Companies shall give prompt notice to the Investors of the occurrence, or failure to occur, of any event the occurrence or failure of which caused any of Companies' or Investors' respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect; provided, however, that no such notification shall be deemed for any purpose under this Agreement to permit the Companies to alter or amend the representations and warranties contained herein.


                                  ARTICLE SIX

                           COVENANTS OF THE INVESTORS

         Section 6.1 Consents. Each Investor shall use reasonable efforts to take, or cause to be taken, all such reasonable further actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the other Transaction Documents including, but not limited to, (i) obtaining all Consents from any Governmental Entity and other Third Party Consents required for the consummation of transactions contemplated by this Agreement and the other Transaction Documents (ii) timely making all necessary filings under the HSR Act and (iii) securing as soon as practicable, the financing contemplated by, and on terms not materially different from those set forth in, the Commitment Letter. Each Investor will furnish such information as the Companies may reasonably request in connection with any Bankruptcy Case and will otherwise reasonably support the Companies' preparation and presentation of any motion, filing, disclose statement or other pleading in the Restructuring Transaction consistent with the terms of this Agreement.

         Section 6.2 Confidentiality. The Confidentiality Agreements shall continue in full force and effect, notwithstanding the execution of this Agreement or the subsequent Closing pursuant to or termination of this Agreement; provided, that, nothing shall prevent the Investors from negotiating with holders of the Senior Notes.

         Section 6.3 Approval of Bankruptcy Plan. As long as this Agreement is in effect, each of the Investors agrees with respect to all of its Senior Notes, Convertible Notes and Common Stock set forth in Section 4.10 of the Investors' Disclosure Schedule (a) to vote, or cause to be voted, timely in favor of the Bankruptcy Plan, with such modifications in terms of the Bankruptcy Plan that do not deviate from the terms of this Agreement in a manner that is economically adverse or otherwise materially adverse to the Investors, (b) not to revoke or withdraw such vote, or permit such vote to be revoked or withdrawn, so long as the Bankruptcy Plan is not modified from the terms of this Agreement in a manner that is economically adverse or otherwise materially adverse to the Investors, (c) as to all Senior Notes held as of the date hereof, to elect, or cause to be elected, under Section 5.8(b) to receive Senior Note Holder Consideration solely in the form of New Common Shares and
(d) to forbear, or cause to be forborne, exercising its remedies under the indenture governing the Senior Notes. Each Investor agrees that this Section
6.3 shall apply notwithstanding any disposition of its Senior Notes,

Convertible Notes or Common Stock, and further agrees not to purchase any additional Senior Notes from the date of this Agreement.


                                 ARTICLE SEVEN

                                   CONDITIONS

         Section 7.1 Conditions to Each Party's Obligations. The respective obligation of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  (a) HSR Approval. The applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the transactions contemplated by the Transaction Documents shall have been terminated or shall have expired.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction (collectively, "Restraints") preventing consummation of any of the transactions contemplated hereby shall be in effect.

                  (c) Restructuring. All conditions precedent to the consummation of the Bankruptcy Plan, including the Merger, shall have been satisfied or waived by the Companies and the Investors and the consummation of the Bankruptcy Plan shall be occurring simultaneously with the Closing with such modifications in the terms as are mutually agreed upon by the Companies and the Investors in each of their sole and absolute discretions, subject only to the approval of the Committee, and comply with 11 U.S.C. Sections 1125 & 1127.

         Section 7.2 Conditions to the Investors' Obligations. The obligation of each of the Investors to consummate the transactions contemplated hereby with respect to the Investment shall be subject to the satisfaction at or prior to the Closing of each of the following conditions; provided, however, that the Investors may waive any or all of the following conditions except 7.2(h):

                  (a) Representations And Warranties. As of the date of this Agreement and as of the Closing Date, the representations and warranties of each of the Companies set forth in this Agreement or incorporated herein by reference shall be true and complete to the extent that all such failures of such representations and warranties to be true and complete shall not result in a Material Adverse Effect, and the Investors shall have received a certificate to such effect signed on the Closing Date on behalf of the Companies by their respective Chief Executive Officer and Chief Financial Officer in their corporate (not personal) capacities as such or Treasurer, in form and substance reasonably satisfactory to the Investors, to the foregoing effect. Said representations and warranties shall not survive the Closing and the signatories to any closing certificate shall have no personal liability for any of the representations and warranties or as a result of signing such certificate. If the impact of any breaches of any representations and warranties shall have been to reduce EBITDA pursuant to Section 2.3(a), such breaches shall be disregarded for purposes of determining compliance with this Section 7.2(a).

                  (b) Performance of Obligations. Each of the Companies shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing and the Companies shall have delivered to the Investors at the Closing a certificate signed by their respective Chief Executive Officer and Chief Financial Officer or Treasurer, dated the Closing Date, in form and reasonably substance satisfactory to the Investors, to the foregoing effect. Such signatories having no personal liability as a result of signing such certificate.

                  (c) Receipt of Consents. Each of the Companies shall have obtained the consents contemplated by this Agreement and the other Transaction Documents and the Restructuring Transaction and a copy of each such consent or evidence thereof reasonably satisfactory to the Investors shall have been provided to the Investors at or prior to the Closing, unless the failure to obtain such consents, when taken together with other events, developments or circumstances, does not constitute a Material Adverse Effect.

                  (d) Investor Agreement. The Companies shall have executed and delivered the Investor Agreement and such agreement shall be in full force and effect.

                  (e) Transaction Documents. All of the Transaction Documents shall be in full force and effect and there shall exist no material breach of, or default under, any of the Transaction Documents by the Companies, excluding any breach by such Investor.

                  (f) Financing. Either (i) an Amended Credit Facility, with interest rate, term, principal amount, amortization and fees no less favorable to the Companies than those provided for in the Commitment Letter (as hereinafter defined) and otherwise in form and substance reasonably acceptable to the Investors, shall be in full force and effect, there shall exist no material breach of or default under the Amended Credit Facility, and any and all fees and expenses paid or payable to any commercial bank or any other financial institution in connection with any amendments to the Amended Credit Facility shall be reasonably acceptable to each Investor or (ii) the Companies shall have entered into definitive agreements with respect to new senior financing (the "New Credit Facility") on terms not materially different from those set forth or contemplated by that certain Firm Commitment Letter from Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Bank of America, N.A. and Banc of America Securities LLC and attached hereto as Exhibit E (the "Commitment Letter"), all in such forms as are reasonably acceptable to the Companies and the Investors.

                  (g) Capital Structure. Upon the Closing, after giving effect to the issuance of the New Common Shares, the Employee Stock Option Shares, and Warrants, the complete capital structure of Pinnacle shall be the New Equity Capitalization.

                  (h) Bankruptcy Case. The Bankruptcy Plan, in form and substance satisfactory to the Companies and Investors, shall have been approved by the Bankruptcy Court pursuant to the Confirmation Order, and (i) the Confirmation Order shall be in form and substance reasonably satisfactory to the Companies and Investors and shall be final and non-appealable, (ii) the Break-Up Payment Order shall be in a form and substance reasonably satisfactory to the Investors and shall be final and non-appealable, and (iii) each other substantive order of the Bankruptcy Court in respect of the Restructuring Transaction which affects the economic or other interests of the Investors shall be final and non-appealable.

                  (i) Personnel. Steven Day and William Freeman shall continue to be employed by the Companies as the Chief Executive Officer and Chief Financial Officer, respectively, and shall not have submitted their written resignations declaring their intention to leave the Companies.

                  (j) Benefit Plans. Except as expressly contemplated by Exhibit F, or as set forth in Section 3.14(g) of the Companies' Disclosure Schedule, the Companies shall not have made and shall have no obligation to make any payment, issue any securities or make any distribution of any kind or nature whatsoever under the Plans in connection with or as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents (including, without limitation, any severance or other payment to any person upon termination of such person's employment with the Companies or the Subsidiary, whether such termination occurs before, upon or after the Closing) because either such payment, issuance or distribution is not required by the terms of the Plans, the party entitled to receive such payment, securities or distribution has waived its rights thereto or the obligation to make such payment has been terminated by the Confirmation Order; provided, that, in connection with or as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, the Companies and the Subsidiaries shall have the right to make payments under and pursuant to the Retention Bonus Plan in an amount not to exceed $3,500,000 less the total aggregate amount of all bonuses and other amounts paid or payable under and pursuant to the Retention Bonus Plan.

                  (k) Tax Matters. (i) The Companies have resolved, to the satisfaction of the Investors, all tax issues related to the failure of the Companies to make elections under Treasury Regulation Section 301.7701-3 (the "check-the-box regulations") to treat certain foreign Subsidiaries, including Pinnacle Towers UK Limited, as partnerships or as disregarded entities for United States federal income tax purposes and (ii) for all periods from the formation of Pinnacle (or any predecessor) through the Closing Date, other than as to the matter described in clause (i), Pinnacle was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (iii) either (A) a Determination shall have been made as to the Tax Amount and the condition provided for in Section 7.2(o) shall have been satisfied or waived by the Investors or (B) a Determination shall not have been made and the Tax Escrow shall have been established pursuant to Section 5.8(c).

                  (l) Termination of Rights Plan. Pinnacle shall have terminated the Rights Plan, effective as of immediately prior to the Closing Date.

                  (m) Bankruptcy Order regarding New Common Shares. The Bankruptcy Court shall have entered an order to the effect that all of the New Common Shares to be outstanding or subject to issuance upon completion of the Restructuring shall at the time of their issuance be duly authorized and validly issued and outstanding, fully paid and nonassessable, free and clear of any Encumbrances, issued in compliance with all federal and state securities laws, not issued in violation of, or subject to any, preemptive rights or other rights to subscribe for or purchase securities, other than as contemplated by this Agreement and the other Transaction Documents.

                  (n)      Minimum EBITDA. EBITDA, as calculated pursuant to
Section 2.3, shall have been not less than the EBITDA Base Level.

                  (o) Cash Funding. Cash Funding, as calculated pursuant to Section 2.3, shall not exceed $415,000,000.

                  (p) Assumed Liabilities. The aggregate principal amount of Assumed Liabilities, as determined pursuant to Section 2.3, shall not exceed $65,000,000.

                  (q) Opinions of Counsel. The Investors shall have received at the Closing an opinion dated the Closing Date of counsel to the Companies with respect to the items set forth in Exhibit D.

                  (r)      Ownership Restrictions. After giving effect to
Section 5.8(j), the receipt and ownership of the New Investors Shares by the Investors or by any holder of Senior Notes electing to acquire New Common Shares under Section 5.8(b) shall not violate any provision of the organizational documents of each of the Companies.

                  (s) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Companies and their subsidiaries, taken as a whole, and each of the Companies shall deliver to the Investors at the Closing a certificate signed by its respective Chief Executive Officer, dated as of the Closing Date, to the foregoing effect.

         Section 7.3 Conditions to the Obligations of Each of the Companies. The respective obligation of each of the Companies to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  (a) Representations and Warranties. As of the date of this Agreement and as of the Closing Date, the representations and warranties of each of the Investors set forth in this Agreement or incorporated herein by reference shall be true and complete to the extent that all such failures of such representations and warranties to be true and complete shall not result in a Material Adverse Effect on the Investors, taken as a whole, and the Companies shall have each received a certificate to such effect signed on the Closing Date on behalf of each Investor by their respective Chief Executive Officer and Chief Financial Officer or Treasurer, in form and substance reasonably satisfactory to the Companies, to the foregoing effect. Said representations and warranties shall not survive the Closing and the signatories to any closing certificate shall have no personal liability for any of the representations and warranties or as a result of signing such certificate.

                  (b) Performance of Obligations. The Investors shall have performed in all material respects all obligations required to be performed by any of them under this Agreement at or prior to the Closing and each of the Investors shall have delivered to the

Companies at the Closing a certificate signed by its Chief Executive Officer and Chief Financial Officer or Treasurer, dated the Closing Date, in form and substance reasonably satisfactory to the Companies, to the foregoing effect.

                  (c) Receipt of Consents. Each of the Investors shall have obtained the consents contemplated by this Agreement and the other Transaction Documents and the Restructuring Transaction and a copy of each such consent or evidence thereof reasonably satisfactory to the Companies shall have been provided to the Companies at or prior to the Closing, unless the failure to obtain such consents, when taken together with other events, developments or circumstances, does not constitute a Material Adverse Effect on the Investors, taken as a whole.

                  (d) Transaction Documents. All of the Transaction Documents shall be in full force and effect and there shall exist no material breach of, or default under, any of the Transaction Documents by the Investors, excluding any breach by such Investor.

                  (e) Financing. Either (i) an Amended Credit Facility, with interest rate, term, principal amount, amortization and fees no less favorable to the Companies than those provided for in the Commitment Letter and otherwise in form and substance reasonably acceptable to the Companies and the Committee, shall be in full force and effect, there shall exist no material breach of or default under the Amended Credit Facility, and any and all fees and expenses paid or payable to any commercial bank or any other financial institution in connection with any amendments to the Amended Credit Facility shall be reasonably acceptable to the Companies or (ii) the Companies shall have entered into definitive agreements with respect to the New Credit Facility on terms not materially different from those set forth or contemplated by the Commitment Letter, all in such forms as are reasonably acceptable to the Companies.

                  (f) Bankruptcy Case. The Bankruptcy Plan, in form and substance satisfactory to the Companies and the Investors and subject to the reasonable approval of the Committee, shall have been approved by the Bankruptcy Court pursuant to the Confirmation Order, and the Confirmation Order, in form and substance reasonably satisfactory to the Companies and the Investors and subject to the reasonable approval of the Committee, shall have been entered by the Bankruptcy Court and be final and non-appealable.


                                 ARTICLE EIGHT

                                  TERMINATION

         Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date notwithstanding the fact that any requisite authorization and approval of the transactions contemplated hereby shall have been received and no party hereto shall have any liability to any other party hereto (provided that any such termination shall not relieve any party from liability for a breach of any provision hereof prior to such termination nor shall it terminate the Companies' obligations under Section 5.3(c) or this Article VIII):

                  (a) by the mutual written consent of the Investors and the Companies;

                  (b) by the Investors or any of the Companies if: (i) the Closing has not occurred within six (6) months from the earlier to occur of (A) the date of filing of the Bankruptcy Plan and (ii) May 15, 2002; or (ii) there shall be any law that makes consummation of the purchase of the New Common Shares hereunder illegal or otherwise prohibited or if any court of competent jurisdiction or governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase of the New Common Shares hereunder and such order, decree, ruling or other action shall have become final and non-appealable; provided, that any termination by the Companies pursuant to Section 8.1(b)(i) shall be subject to the reasonable approval of the Committee and provided further that, notwithstanding clause (i) above or any other provision of this Agreement to the contrary, the Companies and the Investors may amend this Agreement without the approval of the Committee to extend the termination date provided for in clause (i) above for an additional month if at the time of such amendment the Confirmation Order shall have been obtained and the Companies and the Investors are continuing to work diligently to satisfy any remaining conditions in Article VII, it being understood that thereafter the Senior Note holders may withdraw their votes in approval of the Bankruptcy Plan;

                  (c) by the Investors, (i) if the Board of Directors of the Companies withdraws or changes its recommendation of this Agreement in a manner materially adverse to the Investors, (ii) if the Board of Directors of the Companies recommends an Alternative Proposal, (iii) if the Companies enter into a written agreement providing for any Alternative Proposal, or (iv) the holders of the Senior Notes shall fail to provide the requisite vote in favor of the Bankruptcy Plan for it to be confirmed notwithstanding the Investors having voted their Senior Notes in favor of the Bankruptcy Plan;

                  (d) (i) by the Investors, if any of the conditions to the obligations of such Investor set forth in Section 7.1 or Section 7.2 are not satisfied at or prior to the Closing, and such failure cannot be or has not been cured within 30 days after the giving of written notice to the Companies, the Committee and the other Investor; and (ii) by the Companies (subject to the reasonable approval of the Committee if the Investors shall have indicated their willingness to complete the Closing), if any of the conditions to the obligations of the Companies set forth in Section 7.1 or Section 7.3 are not satisfied at or prior to the Closing, and such failure cannot be or has not been cured within twenty (20) Business Days after the giving of written notice to the Investors;

                  (e) by the Investors, if the Companies have not complied with their obligations under Section 8.2 relating to seeking Bankruptcy Court approval of their obligations to pay the Break-Up Payment (including the timing of the filing of a motion and proposed order related thereto that is reasonably acceptable to the Investors in all respects) or if the Bankruptcy Court has not issued an order approving such obligations, in form and substance reasonably satisfactory to the Investors, within 45 days following commencement of the Bankruptcy Case;

                  (f) by the Companies, if (i) the Board of Directors of Pinnacle determines in good faith after consultation with the Committee and after giving due regard to the preferences expressed by the Requisite Holders that termination of this Agreement is necessary in order for the Companies to accept any Alternative Proposal, or (ii) the Bankruptcy Court has ordered the Companies to terminate this Agreement in order to accept any Alternative Proposal; provided, that, the Companies shall have the right to terminate this Agreement pursuant to clause (i) above only if they have complied with all of the provisions of Section 5.3, including the notice provisions thereof, and shall comply with the requirements of Section 8.2 relating to any required payment (including the timing of any payment) of the Break-Up Payment or Allowed Break-up Payment Claim, as the case may be, prior to termination of this Agreement pursuant to this Section 8.1(f);

                  (g) by the Companies, if any of the Investors shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained herein which has not been cured or is not upon advice of counsel, curable within twenty (20) Business Days after the Companies giving of written notice to the breaching Investor;

                  (h) by the Investors, (i) in the event of a material breach by the Companies or any Subsidiary of any covenant or other agreement contained herein which has not been cured or is not curable within twenty (20) Business Days after the Investors giving of written notice to the Companies or
(ii) for twenty (20) Business Days following delivery of any MAE Notice by the Companies; provided, however, that the failure of the Investors to terminate this Agreement based on the facts described in a MAE Notice shall not preclude the Investors from thereafter terminating this Agreement or exercising its right not to complete the transactions contemplated by this Agreement under
Section 7.2(a) or 7.2(s) if other events, developments or circumstances when, considered in the aggregate with the facts described in one or more MAE Notices, in the aggregate constitute a Material Adverse Effect.;

                  (i) by the Companies or the Non-Breaching Investor pursuant to Section 2.4; or

                  (j) by the Investors or the Companies (subject to the reasonable approval of the Committee if the Investors have indicated their willingness to complete the Closing), in the event the Commitment Letter is terminated by the lenders thereunder or expires and either (i) within twenty
(20) Business Days after such termination, the Companies do not secure alternative committed financing that would satisfy Section 7.2(f)(i) (the "Alternative Financing") or (ii) the lenders proposing to provide the Alternative Financing terminate their commitment thereunder.

         Section 8.2       Break-Up Payment.

                  (a) The Investors shall be entitled to receive from the Companies a payment (the "Break-Up Payment") in an aggregate amount equal to $12,000,000 if at the time of termination of this Agreement the Investors are not in breach of any of their obligations hereunder, the Commitment Letter or a commitment from lenders to provide the Alternative Financing remains in effect and either or both of the following occurs: (i) the Investors terminate this Agreement pursuant to Section 8.1(c) or the Companies terminate this Agreement pursuant to Section 8.1(f): or (ii) this Agreement is terminated by the Companies pursuant to Section 8.1(b) while in breach of this Agreement (it being understood that a breach by the Company of its representations and warranties under Article III shall not be deemed to be a breach for purposes of this clause (ii)) and within three months following such termination the Companies enter into an agreement contemplating an Alternative Proposal (other than a "stand alone" plan) providing a higher transaction value to the Companies than the transaction provided by this Agreement.

                  (b) If this Agreement has been terminated prior to the commencement of the Bankruptcy Case, then any distributions to be made on account of the Allowed Break-Up Payment Claim shall be made (x) pursuant to the terms of any plan(s) of reorganization confirmed for the debtors in the Bankruptcy Case, or (y) as otherwise ordered by the Bankruptcy Court, or (ii) if this Agreement remains in force at the time of the commencement of the Bankruptcy Case, then any payment of the Break-Up Payment, in same day funds, to the Investors shall occur (x) upon the closing of the first Alternative Proposal completed following termination of this Agreement, or (y) as otherwise prescribed in the Break-Up Payment Order if it shall have been entered by the Bankruptcy Court.

                  (c) In the event a Bankruptcy Case is commenced, the Companies shall promptly, but in no event later than three (3) Business Days after commencement of such Bankruptcy Case, take all action reasonably necessary, including filing any motion, proposed order and supporting documents, to seek (i) if this Agreement has been terminated prior to the commencement of the Bankruptcy Case, allowance of the Break-Up Payment as a general unsecured claim in each of the Companies' Bankruptcy Cases, or (ii) if this Agreement remains in force at the time of the commencement of the Bankruptcy Case, approval from the Bankruptcy Court of the Companies' obligation to pay the Break-Up Payment to each Investor as administrative expenses in each of the Companies' Bankruptcy Cases. Any and all motions and other documents filed by the Companies in connection with their obligations under this Section 8.2 must be reasonably acceptable to each Investor.

                  (d) The Companies acknowledge and agree that (i) the payment of the Break-Up Payment is an integral part of the transactions contemplated by this Agreement, (ii) in the absence of the Companies' obligations to make this payment, neither Investor would have entered into this Agreement and (iii) time is of the essence with respect to the payment of the Break-Up Payment.

                  (e) Notwithstanding any other provision of this Section 8.2, neither Investor shall be entitled to any Break-Up Payment or any other claim against or recovery from the Companies upon any termination of this Agreement if any Investor caused such termination by breaching any of its representations, warranties or covenants and such Investor fails to cure its breach after thirty (30) days' written notice thereof.


                                 ARTICLE NINE

     NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS;
                              NATURE OF REMEDIES

         None of the representations and warranties of the Companies and the Investors contained in Articles III and IV, including the Companies' Disclosure Schedule and the Investors'

Disclosure Schedule, or any certificate or instrument delivered in connection herewith at or prior to the Closing, and none of the covenants contained in Articles V and VI (other than Sections 5.10 and 5.15) shall survive the Closing. Sections 5.10 and 5.15 and the parties' other respective covenants and agreements set forth herein that by their specific terms contemplate performance after Closing shall survive the Closing indefinitely unless otherwise set forth therein or herein. The Investors' sole remedy for (x) a breach of the Companies' representations or warranties or (y) a failure of any of the conditions to the Investors' obligation to consummate the transactions contemplated hereby to be satisfied other than by reason of an intentional breach of an agreement of the Companies contained in this Agreement shall be to terminate this Agreement, subject to any rights it may have under Section 8.2.


                                  ARTICLE TEN

                                 MISCELLANEOUS

         Section 10.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL AND SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

         Section 10.2 Jurisdiction; Forum; Service of Process; Waiver of Jury Trial. With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this agreement each of the Companies and the Investors hereby irrevocably:

                  (a) submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in New Castle County (the "Selected Courts"), including the federal bankruptcy court located there, for any Litigation arising out of or relating to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (and agrees not to commence any Litigation relating hereto or thereto except in such courts) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise;

                  (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Companies or the Investors at their respective addresses referred to in Section
10.5 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and

                  (c) waives, to the fullest extent permitted by law, any right it may have to a trial by jury in any action, proceeding or Litigation directly or indirectly arising out of, under or in connection with this agreement or the other Transaction Documents.

         Section 10.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. No assignment of this Agreement may be made by any party at any time, whether or not by operation of law, without the other parties' prior written consent; provided, that, any (i) transfer of New Common Shares permitted hereunder (other than transfers between and among the Investors or their respective Affiliates) shall not entitle the transferee to the rights of the transferring Investor under this Agreement but may at the election of the transferring Investor transfer rights pursuant to the Investor Agreement and
(ii) any Investor shall be permitted to assign it rights and obligations under this Agreement to another Investor or any of their respective Affiliates, in each case without the consent of any other party hereto. Only the parties to this Agreement or their permitted assigns shall have rights under this Agreement, except that the Committee shall have third party beneficiary rights to enforce its right of approval where provided under this Agreement.

         Section 10.4 Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supercedes all prior agreements relating to the subject matter hereof including without limitation the Confidentiality Agreements. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Companies and by the Investors. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         Section 10.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  (i)      if to the Companies to:

                           Pinnacle Holdings Inc.
                           301 North Cattlemen Road, Suite 300
                           Sarasota, FL  34232
                           Fax:   (941) 364 - 8761
                           Attn: Steven R. Day
                                    William T. Freeman

                           with a copy to:

                           Holland & Knight LLP
                           400 North Ashley Drive, Suite 2300
                           Tampa, FL  33602-4300
                           Fax: (813) 229-0134
                           Attn:   Anderson L. Baldy III, Esq.
                                   Chester E. Bacheller, Esq.

                           and

                           Holland & Knight LLP
                           195 Broadway
                           New York, NY  10007
                           Fax: (212) 385-9010
                           Attn:   Sandra Mayerson, Esq.

                  (ii)     if to Fortress Registered Investment Trust, to:

                           c/o Fortress Investment Group, LLC
                           1301 Avenue of the Americas, 42nd Floor
                           New York, NY  10019
                           Fax: (212) 798-6122
                           Attn:   Wesley R. Edens
                                   William B. Doniger

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           4 Times Square
                           New York, NY 10036-6522
                           Fax: (212) 735-2000
                           Attn:   Randall H. Doud, Esq.

                  (iii)    if to Greenhill Capital Partners, L.P., to:

                           Greenhill Capital Partners, L.P.
                           300 Park Avenue, 23rd Floor
                           New York, NY  10022
                           Fax: (212) 389-1706
                           Attn:   Robert H. Niehaus
                                   Timothy J. Haddock

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           4 Times Square
                           New York, NY 10036-6522
                           Fax: (212) 735-2000
                           Attn:   Randall H. Doud, Esq.

                  (iv)     if to the Committee, to:

                           Farallon Capital Management, LLC
                           One Maritime Plaza, Suite 1325
                           San Francisco, CA 94111
                           Fax: (415) 421-2133
                           Attn: Mark C. Wehrly, Esq.

                           And

                           Abrams Capital, LLC
                           425 Boylston Street, Suite 3
                           Boston, MA 02116
                           Fax: (617) 646-6150
                           Attn:   David Abrams

                           With copies to

                           Chaim J. Fortgang, Esq.
                           New York, NY
                           Fax: (212) 626-6710

                           And

                           Thomas Moers Mayer, Esq.
                           Kramer, Levin Naftalis & Frankel LLP
                           919 Third Avenue
                           New York, NY 10022
                           Fax: (212) 715-8000

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice. The Companies and the Investors agree that any notices delivered by them pursuant to this Agreement shall also be provided to the Committee and its counsel.

         Section 10.6 Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

         "Affiliate" and "associate" shall have the meanings ascribed to them in Rule 12b-2 promulgated under the Exchange Act. "Affiliates" of either Investor shall be deemed to include limited partners in, and other direct or indirect owners of such Investor, together with entities owned, controlled or managed by any or all of such persons.

         "Amended Credit Facility" shall mean the Fifth Amended And Restated Credit Agreement among PTI and Bank Of America, N.A. and certain other agents and lenders, dated as of September 17, 1999, as amended at any time, and all documents related thereto, including without limitation (a) the Forbearance Agreement, any extension agreement or amendment thereof, (b) any asset sale consent agreement, and (c) any cash collateral or debtor-in-possession financing.

         "approval of the Committee" (or phrases of similar import) as to any particular matter shall mean either (i) a written approval as to such matter executed by members of the Committee holding a majority in face amount of the Senior Notes not held by the Investors and delivered to the Companies and the Investors or (ii) a failure of members of the Committee holding a majority in face amount of the Senior Notes not held by the Investors to object in writing to such matter and deliver such written objection to the Companies and the Investors within five (5) Business Days following the delivery of the request for such approval to the Committee.

         "Assumed Liabilities" shall mean the Initial Assumed Liabilities Calculation provided by the Companies to the Investors pursuant to Section 2.3(a), together with any revision thereto pursuant to Section 2.3(b) and shall include, for purposes of any calculation, all liabilities of the Companies existing as of the Closing Date of a nature required by GAAP to be reflected on a balance sheet and being assumed rather than discharged under the Bankruptcy Plan, other than the Seller Notes; provided, that any such liabilities (including without limitation under the Companies' existing swap arrangements) as to which the Bankruptcy Plan requires payment prior to the time at which such liabilities would have been paid in the ordinary course shall not be deemed to be assumed for purposes of the definition of "Assumed Liabilities" but shall instead be deemed to be claims as to which there is a funding obligation for purposes of the definitions of "Cash Funding" and the "Initial Cash Funding Calculation". A hypothetical Assumed Liabilities Calculation is attached as Section 10.6 of the Companies' Disclosure Schedule.

         "Bankruptcy Case" shall mean all legal proceedings, if any, instituted in a United States Bankruptcy Court in connection with the Restructuring Transaction or otherwise involving the Companies, and any of their Subsidiaries or Affiliates, as debtor.

         "Bankruptcy Code" shall mean Title 11 of the United States Code, 11 U.S.C. ss.101, et seq., as now in effect or hereafter amended.

         "Bankruptcy Court" shall mean the United States Bankruptcy Court or other U.S. federal court of competent jurisdiction in which the Bankruptcy Case is pending.

         "Bankruptcy Plan" shall mean the pre-negotiated plan in a form reasonably acceptable to the Companies and the Investors and embodying the terms set forth in the Term Sheet attached hereto as Exhibit H, with such changes as may be agreed among the Companies and the Investors.

         "Board of Directors" shall mean the Board of Directors of the Companies.

         "Break-Up Payment Order" shall mean an order of the Bankruptcy Court approving the Break-Up Payment as an administrative expense of each of the Companies' Chapter 11 Estates.

         "Business Day" shall have the meaning provided in the Bankruptcy Code.

         "Claim" shall mean any claim, demand, action, suit, lawsuit, litigation, hearing, arbitration, proceeding or appeal, whether civil or criminal, administrative or otherwise, by or before any Governmental Authority or arbitrator.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean (i) Farallon Capital Management LLC and/or Abrams Capital, LLC for so long as at least one of them is willing to serve on the Committee, (ii) if neither Farallon Capital Management LLC nor Abrams Capital, LLC is willing to serve on the Committee, beneficial holders of Senior Notes willing to serve on the Committee and holding at least 40% of the Senior Notes not held by the Investors or (iii) if the Committee cannot be constituted consistent with clause (i) or clause (ii), there shall be no Committee and all rights of approval or other rights of the Committee pursuant to this Agreement shall be void.

         "Common Stock" shall mean all common stock now or hereafter authorized to be issued and any and all securities of any kind whatsoever of Pinnacle which may be exchanged for or converted into Common Stock, and any and all securities of any kind whatsoever of Pinnacle which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of Pinnacle or otherwise.

         "Communications Act" shall mean the Communications Act of 1934, as amended, and the rules and regulations (including those issued by the FCC) promulgated thereunder.

         "Confirmation Order" shall mean the order entered by the Bankruptcy Court in the Bankruptcy Case confirming the Bankruptcy Plan pursuant to Section 1129 of the Bankruptcy Code. The Confirmation Order shall provide, among other things, that (i) the sale of the New Common Shares and Warrants pursuant to this Agreement shall be free and clear of all liens, claims, interests, rights of others or encumbrances of any kind, (ii) an express finding that the parties to the Bankruptcy Case and each Investor have acted in good faith, and (iii) the issuance of the New Common Shares to creditors under the Bankruptcy Plan is exempt from registration under the Securities Act.

         "Convertible Notes" shall mean Pinnacle's 5 1/2% Convertible Subordinated Notes Due 2007.

         "Determination" shall mean either (i) any written determination by the IRS concerning the amount of any existing obligation by the Companies and their Subsidiaries for the payment of any Taxes, penalties or interest related to tax on any "built-in gains" in assets of Companies and their Subsidiaries acquired or inherited, directly or indirectly, from any C corporation, (ii) a final, nonappealable order or ruling of the Bankruptcy Court as to the amount of such Taxes (including penalties or interest) due or (iii) the discharge under the Bankruptcy Case of any and all obligation of the Companies for such Taxes (including penalties or interest).

         "Disclosure Statement" shall mean the disclosure statement filed in connection with the Bankruptcy Plan in the Bankruptcy Case.

         "DGCL" shall mean the Delaware General Corporation Law.

         "EBITDA Base Level" shall mean $5,800,000.

         "Encumbrance" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, claim, option, proxy, voting trust, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Companies, would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Expenses" shall have the meaning ascribed thereto in Section 5.15.

         "FAA" shall mean the Federal Aviation Administration and any successor Governmental Entity.

         "FCC" shall mean the Federal Communications Commission and any successor Governmental Entity.

         "Firm Commitment Letter" shall mean the Commitment Letter modified to delete the "due diligence" condition, it being agreed that the inclusion in such modified Commitment Letter of "material adverse change" and other customary conditions and terms will not be treated as "due diligence" conditions.

         "Forbearance Agreement" shall mean that certain Amended Forbearance Agreement, by and between the Companies, the lenders under the Amended Credit Facility and certain Subsidiaries of Pinnacle, dated December 14, 2001, as amended or extended from time to time

         "Governmental Entity" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

         "Hazardous Materials" shall mean any substance or material that is classified or regulated as "hazardous" or "toxic" or similar designation pursuant to any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum and urea-formaldehyde insulation.

         "Initial Cash Funding Calculation" shall mean, without duplication,
(x) the aggregate amount of cash needed to meet the funding obligations (including without limitation in respect of principal, accrued but previously unpaid interest and any other previously unpaid amount due in connection therewith) for (i) the Amended Credit Facility, (ii) the Seller Notes, (iii) any other indebtedness for borrowed money of the Companies, (iv) any Taxes due with respect to "built-in gains" in assets acquired directly or indirectly from any C corporation within the meaning of the Code, (v) the aggregate amount of any additional consideration payable pursuant to the penultimate sentence of
Section 5.8(b) and (vi) any other claims required to be funded with cash under the Bankruptcy Plan (other than in respect of the Senior Notes and the Convertible Notes), plus (y) without duplication for any item covered by clause
(x), the aggregate amount not paid
prior to the Closing Date of all expenses payable or reimbursable by the Companies to the advisors set forth in Section 3.13 of the Companies' Disclosure Schedule and any other fees with respect to the transactions contemplated hereunder (including the Restructuring) or the Bankruptcy Case, including not more than an additional $1,500,000 (excluding any reimbursement of expenses received prior to the date hereof) in fees and expenses of the Investors minus (z) the aggregate amount of cash, including restricted cash, of the Companies as of the Measurement Date (except that the amount of any "restricted" cash that is earmarked to be used to settle or secure an obligation that is not included within clause (x) or (y) above shall not be deducted under this clause (z)) before giving effect to the proceeds of any financing being provided in connection with consummation of the Plan, including without limitation the Purchase Price. For purposes of this definition, (a) any cash deposits established pursuant to requests for adequate assurance by the Companies' and their Subsidiaries' utility providers shall be treated as cash to the extent that in the aggregate they do not exceed $1,000,000, and (b) the Lease Rejection Amount shall be deemed not to give rise to a "funding obligation" under clause (x) of the immediately preceding sentence or be an "expense" under clause (y) of the immediately preceding sentence. Notwithstanding the foregoing, the Initial Cash Funding Calculation shall be reduced dollar-for-dollar to the extent that the Senior Note Holders Pool Amount is less than $114,000,000. A hypothetical Initial Cash Funding Calculation is attached as Section 10.6 of the Companies' Disclosure Schedule.

         "Intellectual Property" shall mean any of the following to the extent identified in Section 3.15 of the Companies' Disclosure Schedule: the United States and foreign trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, and slogans including registrations and applications to register or renew the registration of any of the foregoing; copyrights and registrations or renewals thereof; United States and foreign letters patent and patent applications, including all reissues, continuations, divisions, continuations-in-part or renewals or extensions thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information; software and computer programs of any kind whatsoever (including without limitation all modeling software in both source code and object code versions) and all documentation relating thereto; Internet Web sites; mask works and other semiconductor chip rights and registrations or renewals thereof; and all other intellectual property and proprietary rights, tangible embodiments of any of the foregoing (in any form or medium including electronic media), and licenses of any of the foregoing.

         "Knowledge" of a party hereto shall mean the actual knowledge of any director or executive officer after due inquiry.

         "Laws" shall mean all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, judgments, decrees and bodies of law.

         "Lien" shall mean with respect to any asset or right, any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, claim, charge, security interest, conditional sale agreement, title, exception, or encumbrance, option, right of first offer or refusal, easement, servitude, voting or transfer restriction, or any other right of another to or adverse claim or any kind in respect of such asset or right.

         "MAE Notice" shall mean any written notice given by the Companies to the effect that there shall have occurred any event, development or circumstance that, in the Companies' reasonable judgment, constitutes a material breach of the representations and warranties set forth in Article III or a Material Adverse Effect.

         "Material Adverse Effect" shall mean, when used in connection with any of the Companies, any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of the Companies and the Subsidiaries, taken as a whole, other than any change, effect, event or occurrence relating to or arising out of (a) the economy or securities markets in general, (b) this Agreement or the transactions contemplated hereby or the announcement thereof,
(c) the Companies' financial condition as of date of this Agreement, (d) the filing of the Bankruptcy Case or (e) the Companies' industry generally.

         "Measurement Date" shall mean (i) if the Closing shall occur during the first seven days of any calendar month, the last calendar day of the immediately preceding calendar month and (ii) if the Closing shall occur on a day other than as specified in clause (i), the calendar day immediately preceding the Closing Date.

         "Motorola" shall mean Motorola, Inc., a Delaware corporation.

         "New Investor Shares" shall mean, collectively, the New Fortress Shares and the New Greenhill Shares.

         "New Senior Noteholder Shares" shall mean the New Common Shares issued to the holders of the Senior Notes pursuant to the elections described in
Section 5.8.

         "Old Common Stock Amount" shall mean 1% of the amount (rounded to the nearest whole number) determined by dividing (i) the Required New Equity Amount as determined without giving effect to any adjustment pursuant to clause (y) of the definition thereof by (ii) the Purchase Price.

         "Option Share Amount" shall mean 10% of the amount (rounded to the nearest whole number) determined by dividing (i) the Required New Equity Amount as determined without giving effect to any adjustment pursuant to clause (y) of the definition thereof by (ii) the Purchase Price.

         "Ordinary Course of Business" shall mean the ordinary course of business of the Companies taking into account the Companies' lack of liquidity, high degree of financial leverage, and the deterioration of and changes in the Companies' financial condition and operations during the 18 months prior to the date of this Agreement.

         "Permitted Encumbrances" shall mean: any Encumbrance or Lien (i) permitted under the Amended Credit Facility; (ii) permitted under the New Credit Facility ranking pari passu with the Amended Credit Facility or the New Credit Facility; (iii) approved by the Bankruptcy Court, including, without limitation, Liens granted pursuant to a cash collateral and/or Debtor-in-Possession financing order and Liens granted as adequate protection;
(iv) granted pursuant to any forbearance agreements, or amendments thereto, entered into with respect to the Amended Credit

Facility; (v) mechanic's, materialmen's, and similar Liens; (vi) Liens for taxes not yet due and payable or for taxes that the taxpayer is contesting through appropriate proceedings; (vii) purchase money Liens and Liens securing rental payments under capital lease arrangements; and (viii) other Liens or Encumbrances either (I) arising in the Ordinary and Usual Course of Business that are not incurred in connection with the borrowing of money or (II) that would not materially interfere with the conduct of the Companies' business.

         "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Plan" shall mean each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance, retention or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination, retention or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Companies or any ERISA Affiliate, or to which the Companies or any ERISA Affiliate is party, whether written or oral, for the benefit of any current employees, officers, independent contractors, or directors of the Companies or any of their Subsidiaries, including without limitation, the Retention Bonus Plan and all other plans, agreements, arrangements and understandings set forth in
Section 3.14 of the Companies' Disclosure Schedule.

         "Public Debt" shall mean Pinnacle's Senior Notes and Convertible
Notes.

         "Regulatory Approvals" shall mean all approvals, consents (including consents to assignments of permits and rights of way), waivers, certificates, and other authorizations reasonably required to be obtained from the FCC, the FAA, any State PUCs or any other federal, state, foreign or municipal communications regulatory agency having jurisdiction over the Companies or either Investor's business in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

         "Required Consents" shall mean such consents or agreements of creditors and security holders as shall be required to effectuate the Restructuring Transaction.

         "Required New Equity Amount" shall mean (x) $205,000,000, plus (y) the Lease Rejection Amount, minus (z) the amount, if any, by which the Cash Funding is less than $415,000,000.

         "Required New Share Amount" shall mean the Required New Equity Amount divided by the Purchase Price.

         "Restructuring Transaction" shall mean any transaction, filing, case, action or event; or other series of transactions, filings, cases, actions or events (including, without limitation, a consent solicitation, a pre-negotiated plan or any other Bankruptcy Case), whereby the completion of which, as evidenced by a final order, if applicable, the Companies, in all material respects, shall have effectuated the Restructuring.

         "Retention Bonus Plan" shall mean the Pinnacle Towers Inc. Retention and Completion Incentive Plan dated as of December 28, 2001.

         "SEC" shall mean the United States Securities and Exchange Commission and any successor Governmental Entity.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

         "Seller Notes" shall mean the debt obligations of the Companies identified as "Seller Notes" on Section 10.6 of the Companies' Disclosure Schedule.

         "Senior Notes" shall mean Pinnacle's 10% Senior Discount Notes due
2008.

         "Sites" shall mean the physical locations of the Companies' towers.

         "Tax Amount" shall mean the excess, if any, of (i) the aggregate amount of Taxes determined to be due pursuant to the Determination over (ii) the amount of such Taxes, if any, that can be included in the Cash Funding without increasing the Cash Funding above $415,000,000.

         "Term Sheet" shall mean the Term Sheet of the material provisions of the Bankruptcy Plan in the form attached hereto as Exhibit H.

         "Towers" shall mean the communications towers owned, leased or managed by the Companies, including the attached guy wires located at the Companies' Sites.

         "Transaction Documents" shall mean this Agreement, the New Pinnacle Certificate of Incorporation, the New Pinnacle Bylaws, the Investor Agreement, the Warrant Agreement, the Employee Stock Option Plan, the term sheet for a Bankruptcy Plan, and all other contracts, agreements, schedules, certificates, orders and other documents being delivered pursuant to or in connection with this Agreement.

         "Warrant Amount" shall mean 2% of the amount (rounded to the nearest whole number) determined by dividing (i) the Required New Equity Amount as determined without giving effect to any adjustment pursuant to clause (y) of the definition thereof by (ii) the Purchase Price.

         "Warrant Shares" shall mean the New Common Shares issued upon exercise of the Warrants.

         Section 10.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Companies or the Investors upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Companies or the Investors nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Companies or the Investors of any breach or default under this Agreement, or any waiver on the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Companies or the Investors shall be cumulative and not alternative.

         Section 10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

         Section 10.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided, that, no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         Section 10.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 10.11 No Public Announcement. None of the Companies, the Subsidiaries or the Investors shall make any press release, public announcement or filing with any Governmental Entity concerning the transactions contemplated by the Transaction Documents, except as and to the extent that any such party shall be obligated to make any such disclosure by this Agreement or by law, and then only after consultation with the other regarding the basis of such obligation and the content of such press release, public announcement or filing or as the parties shall mutually agree. The parties agree that the initial press release to be issued with respect to the transactions contemplated by the Transaction Documents shall be in the form heretofore agreed to by the parties.

         Section 10.12     Further Actions; Reasonable Efforts.

                  (a) Without waving any right to terminate this Agreement under Section 8.1 above, upon the terms and subject to the conditions hereof, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Transaction Documents, including without limitation (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental or regulatory entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the Transaction Documents or the consummation of the transactions contemplated thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity or any Restraint vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents.

                  (b) In connection with and without limiting the foregoing, the parties shall use reasonable efforts (i) to take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Transaction Documents or any of the other transactions contemplated hereby or thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Transaction Documents or any other transaction contemplated thereby, to take all action necessary to ensure that the transactions contemplated by the Transaction Documents may be consummated as promptly as practicable on the terms contemplated thereby and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by the Transaction Documents.


                          [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed as of the date first above written.


                                    COMPANIES:

                                    PINNACLE HOLDINGS INC.


                                    By:
                                       ----------------------------------------
                                          Name:
                                          Title:

                                    PINNACLE TOWERS INC.


                                    By:
                                       ----------------------------------------
                                          Name:
                                          Title:


                                    INVESTORS:

                                    FORTRESS REGISTERED INVESTMENT TRUST


                                    By:
                                       ----------------------------------------
                                          Name:
                                          Title:


                                    GREENHILL CAPITAL PARTNERS L.P.
                                    By its general partner, GCP, L.P.
                                    By its general partner, GCP, LLC

                                    By:
                                       ----------------------------------------
                                          Name: Robert H. Niehaus
                                          Title: Senior Member

                                    GREENHILL CAPITAL PARTNERS
                                    (CAYMAN) L.P.
                                    By its general partner, GCP, L.P.
                                    By its general partner, GCP, LLC

                                    By:
                                       ----------------------------------------
                                          Name: Robert H. Niehaus
                                          Title: Senior Member


                                    GREENHILL CAPITAL PARTNERS
                                    (EXECUTIVES) L.P.
                                    By its general partner, GCP, L.P.
                                    By its general partner, GCP, LLC

                                    By:
                                       ----------------------------------------
                                          Name: Robert H. Niehaus
                                          Title: Senior Member


                                    GREENHILL CAPITAL L.P.
                                    By its general partner, GCP, L.P.
                                    By its general partner, GCP, LLC

                                    By:
                                       ----------------------------------------
                                          Name: Robert H. Niehaus
                                          Title: Senior Member

                         COMPANIES' DISCLOSURE SCHEDULE

                                                                      EXHIBIT A


                             PINNACLE HOLDINGS INC.



                                 --------------




                               INVESTOR AGREEMENT






                                 --------------



                      Dated as of [Closing Date], 2002(1)


---------
(1)      The Closing Date under the Securities Purchase Agreement.

                               INVESTOR AGREEMENT

                                       OF

                             PINNACLE HOLDINGS INC.

                                 --------------

                  THIS INVESTOR AGREEMENT (this "Agreement") is made as of [Closing Date](2), 2002, by and among (a) Pinnacle Holdings Inc., a Delaware corporation (the "Company"), (b) Fortress Registered Investment Trust, a Delaware business trust ("Fortress"), and Greenhill Capital Partners L.P., a Delaware limited partnership, and its related partnerships identified on the signature pages hereto (collectively, "Greenhill") [and any other parties identified on the signature pages hereof as "Investors"](3), and [(c) the parties identified on the signature pages hereof as "Electing Noteholders"](4). Fortress, Greenhill [and any such other parties](5), including without limitation any "Electing Noteholders, are referred to herein individually as an "Investor" and collectively referred to herein as the "Investors". The Company is not a party to Articles VI and VII of this Agreement. Certain capitalized terms used in this Agreement are defined in Article I hereof and those capitalized terms not otherwise defined shall have the meanings ascribed to such terms in the Securities Purchase Agreement (as hereinafter defined). References to sections shall be to sections of this Agreement.

                  WHEREAS, pursuant to a plan of reorganization contemplated by the Securities Purchase Agreement, as of the date of this Agreement, the Company is issuing to the Investors shares of new common stock of the Company, par value $0.01 per share (the "Common Stock"); and

                  WHEREAS, in order to induce the Investors to complete the transactions contemplated by the Securities Purchase Agreement, the corporate predecessor of Pinnacle agreed to grant to the Investors registration, preemptive, governance and certain other rights on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the


---------
(2)      The Closing Date under the Securities Purchase Agreement.

(3) To be inserted if there are any assignees of Fortress or Greenhill that become Investors.

(4)      To be inserted if there are any Electing Noteholders.

(5) To be inserted if there are any parties other than Fortress and Greenhill that become Investors.

receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                  For purposes of this Agreement, the terms defined other than in this Article I shall have the meanings indicated and the following terms shall have the following meanings:

                           (a)      "Affiliate" shall have the meaning set
forth in Rule 12b-2 promulgated under the Exchange Act; provided that no Stockholder shall be deemed an Affiliate of any other Stockholder solely by reason of any investment in the Company.

                           (b)      "Associate" shall have the meaning set
forth in Rule 12b-2 promulgated under the Exchange Act; provided that no Stockholder shall be deemed an Associate of any other Stockholder solely by reason of any investment in the Company.

                           (c)      "Board" shall mean the board of directors
of the Company.

                           (d)      "Capital Stock" shall mean and include (i)
any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock of any Person, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company and (iv) all equity or ownership interests in any Person of any other type.

                           (e)      "Commission" shall mean the United States
Securities and Exchange Commission or any successor agency.

                           (f)      "Distribution in Kind" shall mean a
Transfer of shares of Common Stock to certain Permitted Transferees of an Investor pursuant to a distribution that is made pro rata to such Permitted Transferees in accordance with the respective partnership or limited liability company agreement of such Investor without payment of additional consideration therefor by such Permitted Transferees.

                           (g)      "Effective Date" shall mean the date of
issuance of securities pursuant to the Bankruptcy Plan.

                           (h)      "Electing Noteholder" shall mean any party
to this Agreement identified as an "Electing Noteholder" on the signature pages of this Agreement.

                           (i)      "Employee Stock Option Plan" shall mean the
Employee Stock Option Plan in the form attached to the Securities Purchase Agreement as Exhibit F; provided that no amendment thereof shall have been made in a manner that is adverse in any economic respect to the rights of Electing Noteholders as set forth in the form of this Agreement attached as Exhibit A to the Securities Purchase Agreement as originally executed.

                           (j)      "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                           (k)      "Largest Holder" shall mean at any given
date (i) whichever, if either, of Fortress or Greenhill (in each case when aggregated with their respective Permitted Transferees who are parties to this Agreement) shall hold at such date in excess of 55% of the shares of Common Stock held by them together or (ii) if clause (i) shall not apply, Fortress and Greenhill acting jointly.

                           (l)      "Permitted Transferee" shall mean, with
respect to each Stockholder, (A) any other Stockholder, (B) such Stockholder's Affiliates and (C) in the case of any Stockholder, (i) any general or limited partner of such Stockholder, (ii) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Stockholder or any general or limited partner of such Stockholder (collectively, "Stockholder Affiliates"), (iii) any investment funds managed directly or indirectly by such Stockholder or any Stockholder Affiliates (a "Stockholder Fund"), (iv) any general or limited partner of any Stockholder Fund, (v) any managing director, general partner, director, limited partner, officer or employee of any Stockholder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (v) (collectively, "Stockholder Associates") or (vi) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which consist solely of any one or more of such Stockholder, any general or limited partner of such Stockholder, any Stockholder Affiliates, any Stockholder Fund, any Stockholder Associates, their spouses or their lineal descendants.

                           (m)      "Person" shall mean any individual, firm,
corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                           (n)      "Pro Rata Portion" shall mean, with
reference to any Stockholder at any time, a fraction, the numerator of which is the number shares represented by the Registrable Securities then issued and outstanding and held by such Stockholder, and the denominator of which is the aggregate number of shares represented by the Registrable Securities then issued and outstanding and held by the Stockholders taken together.

                           (o)      "Public Offering" shall mean a public
offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, including a public offering in which Investors are entitled to sell Common Stock pursuant to the terms of this Agreement.

                           (p)      "Registrable Amount" shall mean 5% of the
then outstanding Registrable Securities.

                           (q)      "Registrable Securities" shall mean (i) any
Common Stock issued to the Stockholders pursuant to the Plan, (ii) any Common Stock issued upon exercise of the Warrants distributed pursuant to the Plan and
(iii) any Common Stock otherwise acquired by Stockholders. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act. Any provision of this Agreement measuring ownership of a percentage of the Registrable Securities of any Stockholder shall be deemed to include in the numerator the Common Stock issuable upon exercise of the Warrants owned by such Stockholder and in the denominator the Common Stock issuable upon exercise of all then outstanding Warrants.

                           (r)      "Securities Act" shall mean the Securities
Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                           (s)      "Securities Purchase Agreement" shall mean
the securities purchase agreement, dated as of April 25, 2002, by and among Fortress, Greenhill, the corporate predecessor of the Company and Pinnacle Towers, Inc; provided, that no amendment thereof shall have been made in a manner that is adverse in any economic respect to the rights of Electing Noteholders as set forth in the form of this Agreement attached as Exhibit A to the Securities Purchase Agreement as originally executed.

                           (t)      "Stockholders" shall mean (i) the Investors
named on the signature pages hereto and (ii) each Permitted Transferee or Third Party Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof, in the case of each Third Party Transferee for so long as such person, together with its Permitted Transferees, continues to hold at least 5% of the issued and outstanding shares of Registrable Securities.

                           (u)      "Transfer" means, with respect to any
Registrable Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Registrable Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (iii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Registrable Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

                           (v)      "Underwritten Offering" shall mean a sale
of securities of the Company to an underwriter or underwriters for reoffering to the public.

                           (w)      "Voting Stock" shall mean common stock of
any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of directors (or Persons performing similar functions).


                                  ARTICLE II

                              REGISTRATION RIGHTS

                  Section 2.1       Demand Registration.

                           (a)      Registration. At any time after the
Effective Date, each Stockholder (a "Requesting Stockholder") shall be entitled to make a written request of the Company (a "Demand") for registration under the Securities Act of an amount equal to or greater than the Registrable Amount (a "Demand Registration") and thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration under the Securities Act of:

                                    (i)      the Registrable Securities which
the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such request;

                                    (ii)     all other Registrable Securities
which the Company has been requested to register pursuant to Section 2.1(b);
and

                                    (iii)    all shares of Common Stock which
the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.1, but subject to Section 2.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Common Stock, if any, to be so registered.

                           (b)      Demands. A Demand shall specify: (i) the
aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Stockholder or Stockholders. Within five days after receipt of a Demand, the Company shall give written notice of such Demand to each other Stockholder. Subject to Section 2.1(h), the Company shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten days after the Company's notice required by this paragraph has been given. Such written notice shall comply with the requirements of a Demand as set forth in this Section 2.1(b).

                           (c)      Number of Demands. Each Stockholder shall
be entitled to unlimited Demand Registrations for so long as it holds a Registrable Amount.

                           (d)      Effective Registration Statement. A Demand
Registration shall not be deemed to have been effected and shall not count as a Demand (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 60 days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder), (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Requesting Stockholders.

                           (e)      Registration Statement Form. Demand
Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Requesting Stockholders and shall be reasonably acceptable to the Company.

                           (f)      Restrictions on Demand Registrations. The
Company shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 60 days, or (ii) effect any Demand Registration (A) within six months of a "firm commitment" underwritten registration in which all Stockholder holding a Registrable Amount were given "piggyback" rights pursuant to Section 2.2 (subject to Section 2.1(g) and at least 50% of the number of Registrable Securities requested by such Stockholders to be included in such registration were included, (B) within six months of any other Demand Registration, or (C) if, in the Company's reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited financial statements. In addition, the Company shall be entitled to postpone (upon written notice to all Stockholders) for up to 120 days the filing or the effectiveness of a registration statement for a Demand Registration (but no more than twice in any period of 12 consecutive months) if the Board determines in good faith and in its reasonable judgment that the Demand Registration or the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Stockholder(s) shall have the right to withdraw such Demand in accordance with Section 2.4.

                           (g)      Participation in Demand Registrations. The
Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by Fortress and Greenhill, reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the

Company is advised by such underwriter can be sold without such adverse effect (the "Maximum Demand Number") as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such registration by the Stockholders, which, in the opinion of the underwriter can be sold without adversely affecting the marketability of the offering, pro rata among such Stockholders requesting such registration on the basis of the number of such securities requested to be included by such Stockholders; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the Company.

                           (h)      Selection of Underwriters. At any time and
from time to time, the Investors may elect to have Registrable Securities sold in an underwritten offering. Anytime that a Demand Registration involves an underwritten offering, Fortress and Greenhill may select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, subject to the consent of the Company, which shall not be unreasonably withheld.

                  Section 2.2       Piggyback Registrations.

                           (a)      Right to Piggyback. Subject to the terms
and conditions hereof, whenever the Company proposes to register any of its securities under the Securities Act (other than a registration by the Company on a registration statement on Form S-4 or a registration statement on Form S-8 or any successor form) (a "Piggyback Registration"), the Company shall give the Stockholders prompt written notice thereof (but not less than ten Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of a Stockholder (a "Piggyback Seller") (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Stockholder) given within ten days after such Piggyback Notice is sent to such Stockholder, the Company, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Stockholders with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company's securities being sold in such Piggyback Registration.

                           (b)      Priority on Piggyback Registrations. If, in
connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by Fortress and Greenhill, reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company, in writing, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, by others who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) such registration (such demand rights being "Other Demand Rights" and such Persons being "Other Demanding Sellers"), by the Piggyback Sellers and by any other proposed sellers, as the case may be, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such underwriter can be sold without such an effect (the "Maximum Piggyback Number"), as follows and in the following order of priority:

                                    (i)      if the Piggyback Registration
relates to an offering for the Company's own account, then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the amount of such Registrable Securities held by such Piggyback Sellers, and (C) third, other Common Stock held by any other proposed sellers;

                                    (ii)     if the Piggyback Registration
relates to an offering other than for the Company's own account, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers pro rata on the basis of the amount of such Registrable Securities held by such Piggyback Sellers, and (C) third, other Common Stock held by any other proposed sellers or to be sold by the Company.

                           (c)      Terms of Underwriting. In connection with
any offering under this Section 2.2 involving an underwriting for the Company's account, the Company shall not be required to include a holder's Registrable Securities in the underwritten offering unless such holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, provided that any such underwriting agreement includes only customary terms and conditions.

                           (d)      Withdrawal by the Company. If, at any time
after giving written notice of its intention to register any of its securities as set forth in this Section 2.2 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided that Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 2.1.

                  Section 2.3       Shelf Registration.

                           (a)      Subject to Section 2.3(d), and further
subject to the availability of a Registration Statement on Form S-3 ("Form S-3") to the Company, at any time after the Effective Date each of Fortress and Greenhill or any of their respective Permitted Transferees may by written notice delivered to the Company (the "Shelf Notice") require the Company to file as soon as practicable (but no later than 60 days after the date the Shelf Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the SEC (within 90 days after such filing date), a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities beneficially owned by such Investor and the other Stockholders holding a Registrable Amount who elect to participate therein as provided in Section 2.3(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the "Shelf Registration Statement").

                           (b)      Within five Business Days after receipt of
a Shelf Notice pursuant to Section 2.3(a), the Company will deliver written notice thereof to each Stockholder. Each Stockholder may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate within ten days after the Shelf Notice is given to any such Stockholders.

                           (c)      Subject to Section 2.3(d), the Company will
use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) one year after the Shelf Registration Statement has been declared effective; and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

                           (d)      Notwithstanding anything to the contrary
contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Stockholders who elected to participate in the Shelf Registration Statement, to require such Stockholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 60 days in succession or 90 days in the aggregate in any 12 month period (a "Suspension Period") if the Company shall determine that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar corporate transaction or other material event or circumstance affecting the Company or its securities, and that the disclosure of such information at such time would be detrimental to the Company or its stockholders. Immediately upon receipt of such notice, the Stockholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Stockholder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Section 2.4 Withdrawal Rights. Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, that, in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten days following the mailing of such notice, such holder of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accordance with an election by the Company, (b) in accordance with an election by the Requesting Stockholders in the case of a Demand Registration or by Fortress or Greenhill or their respective Permitted Transferees with respect to a Shelf Registration Statement, or (c) in accordance with an election by the Company subsequent to the effectiveness of the applicable Demand registration statement because any post-effective amendment or supplement to the applicable Demand registration statement contains information regarding the Company which the Company deems adverse to the Company, shall not be counted as a Demand.

                  Section 2.5 Holdback Agreements. Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten day period prior to and the 120 day period following the date on which the Company has notified the Stockholders that it, or in the case of a Demand Registration, the Requesting Stockholders, intend to commence a public offering, Demand Registration or Piggyback Registration (in each case, except as part of such registration), or, in each case, a later date required by any underwriting agreement with respect thereto.

                  Section 2.6       Registration Procedures.

                           (a)      Registration. If and whenever the Company
is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1, 2.2, and 2.3 the Company shall as expeditiously as reasonably possible:

                                    (i)      prepare and file with the
Commission a registration statement to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective, pursuant to the terms of this agreement; provided however that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration ("Selling Holders") copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;

                                    (ii)     prepare and file with the
Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a registration pursuant to Section 2.1, the expiration of 60 days after such registration statement becomes effective, or
(ii) in the case of a registration pursuant to Section 2.2, the expiration of 60 days after such registration statement becomes effective or (iii) in the case of a registration pursuant to Section 2.3, the expiration of one year after such registration statement becomes effective;

                                    (iii)    furnish to each Selling Holder and
each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

                                    (iv)     use commercially reasonable
efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

                                    (v)      use commercially reasonable
efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market ("Nasdaq");

                                    (vi)     use commercially reasonable
efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

                                    (vii)    in connection with an underwritten
offering, obtain for each Selling Holder and underwriter:

                                             (1)      an opinion of counsel for
         the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Holder and underwriters, and

                                             (2)      a "comfort" letter (or,
         in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter) signed by the independent public accountants who have certified the Company's financial statements included in such registration statement;

                                    (viii)   promptly notify, in writing, each
Selling Holder and the underwriters, if any, of the following events:

                                             (1)      the filing of the
         registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                                             (2)      any request by the
         Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

                                             (3)      the issuance by the
         Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

                                             (4)      the receipt by the
         Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                                    (ix)     notify each Selling Holder, at any
time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                                    (x)      make every reasonable effort to
obtain the withdrawal of any order suspending the effectiveness of the registration statement;

                                    (xi)     otherwise use commercially
reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                                    (xii)    use its reasonable best efforts to
assist Stockholders who made a request of the Company to provide for a third party "market maker" for the Common Stock; provided, however, that the Company shall not be required to serve as such "market maker"; and

                                    (xiii)   have appropriate officers of the
Company prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

                  The Company may require each Selling Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by the registration statement.

                           (b)      Underwriting. Without limiting any of the
foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (i) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (ii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

                           (c)      Return of Prospectuses. Each Selling Holder
agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(a)(ix), such Selling Holder shall forthwith discontinue such Selling Holder 's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder 's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(a)(ix) and, if so directed by the Company, deliver to the Company, at the Company's expense, all copies, other than permanent file copies, then in such Selling Holder 's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable 60 day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.6(a)(ix) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

                  Section 2.7 Registration Expenses. All expenses incident to the Company's performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws, all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) (collectively, the "Registration Expenses") shall be borne by the Company. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) (collectively, "Internal Expenses") and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder 's Registrable Securities pursuant to any registration.

                  Section 2.8       Indemnification.

                           (a)      By the Company. The Company agrees to
indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) (collectively, the "Losses") caused by, resulting from or relating to any untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Holder expressly for use therein or by such Selling Holder 's failure to deliver a copy of a current prospectus or any amendments or supplements thereto (which does not contain any such material misstatements or omissions) after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold.

                           (b)      By the Selling Holders. In connection with
any registration statement in which a holder of Registrable Securities is participating, each such Selling Holder will furnish to the Company in writing information regarding such Selling Holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Holder expressly for use therein; provided, however, that each Selling Holder 's obligation to indemnify the Company hereunder shall, to the extent more than one Selling Holder is subject to the same indemnification obligation, be apportioned between each Selling Holder based upon the net amount received by each Selling Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Holders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no Selling Holder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the amount received by such holder in the offering giving rise to such liability.

                           (c)      Notice. Any Person entitled to
indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

                           (d)      Defense of Actions. In any case in which
any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party other than the payment of money).

                           (e)      Survival. The indemnification provided for
under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

                           (f)      Contribution. If recovery is not available
under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Investor shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

                           (g)      Not less than five Business Days before the
expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Stockholder who has timely provided the requisite notice hereunder entitling the Stockholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Stockholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the "Requested Information"). If the Company has not received, on or before the second day before the expected filing date, the Requested Information from such Stockholder, the Company may file the Registration Statement without including Registrable Securities of such Stockholder. The failure to so include in any registration statement the Registrable Securities of a Stockholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Stockholder.


                                  ARTICLE III

                               PREEMPTIVE RIGHTS

                  Section 3.1       Preemptive Rights.

                           (a)      Each of the Stockholders shall, until the
fifth anniversary of the Closing Date but only for so long as such Stockholder owns at least 10% of the outstanding Registrable Securities (each a "Qualified Stockholder"), have the right to purchase additional shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock (including without limitation, warrants, options or convertible stock or debt)(any such securities so issued, "New Securities"), in a pro-rata amount and on the same terms and conditions as are called for by each future issuance (or as nearly as may be practicable in the event the Qualified Stockholders cannot comply with such terms and conditions), in any issuance of securities by the Company other than (i) issuances of securities described in Section 5.8 of the Securities Purchase Agreement (including without limitation pursuant to the Employee Stock Option Plan) or other securities issued to an employee, director or bona fide consultant to the Company as compensation pursuant to a plan or agreement that is approved by holders of a majority of the outstanding shares of Common Stock, (ii) securities issued as consideration for a bona fide business combination or acquisition of securities or other property, or (iii) securities issued upon a conversion of or in exchange for securities issued by the Company in full compliance with the preemptive rights of the Stockholders set forth in this Section 3.1; provided, that such conversion occurred at the sole option of the holder. For the purposes of this Section 3.1, the term "pro-rata amount" shall mean such amount as will allow each Qualified Stockholder to maintain its then existing percentage ownership of the Common Stock on a fully diluted basis.

                           (b)      The Company shall give each Qualified
Stockholder notice (an "Issuance Notice") of any proposed issuance by the Company of any New Securities at least 10 days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such New Securities are to be issued and the other material terms of the issuance. A Qualified Stockholder may exercise its rights under this Section 3.1 by delivering notice of its election to purchase New Securities to the Company within five Business Days of receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number (or amount) of shares of New Securities to be purchased by the Stockholder submitting such notice, up to such Qualified Stockholder's pro rata amount) by such Qualified Stockholder shall constitute a binding agreement of such Stockholder to purchase, at the price and on the terms specified in the Issuance Notice, the number of shares (or amount) of New Securities specified in such Stockholder's notice. If, at the termination of such five day-period, any Qualified Stockholder shall not have exercised its rights to purchase any of such Stockholder's pro rata amount of such New Securities, such Qualified Stockholder shall be deemed to have waived all of its rights under this Section 3.1 with respect to the purchase of such New Securities.

                           (c)      The Company shall have 90 days from the
date of the Issuance Notice to consummate the proposed issuance of any or all of such New Securities that the Qualified Stockholders have elected not to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice, provided, that, if such issuance is subject to regulatory approval, such 90 day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days from the date of the Issuance Notice. At the consummation of such issuance, the Company shall issue certificates representing the New Securities to be purchased by each Stockholder exercising preemptive rights pursuant to this Section 3.1 registered in the name of such Stockholder, against payment by such Stockholder of the purchase price for such New Securities. If the Company proposes to issue any class of New Securities after the time periods set forth herein, it shall again comply with the procedures set forth in this Section 3.1.

                                  ARTICLE IV

                                MONITORING FEES

                  Section 4.1 Monitoring Fees. The Company shall pay to Fortress and Greenhill (on a pro-rata basis based on its initial share of the Investment) an annual monitoring fee of $2.0 million (the "Monitoring Fee"), to be paid quarterly in advance or as soon thereafter as permitted in accordance with the next sentence hereof, for the period from the Closing Date until the first anniversary thereof. In no event shall such monitoring fee be paid within 45 days before or after any dividend payment by the Company. The Monitoring Fee shall constitute compensation for consulting and management advisory services and analysis, as reasonably requested by the Company and provided by the Investors with respect to (i) financial matters (including the raising of debt or equity capital in private or public transactions), (ii) transaction structures, (iii) acquisitions and dispositions of assets and subsidiaries,
(iv) mergers and other strategic alliances and decisions, and (v) the Company's personnel, systems, and budgets. The Monitoring Fee and the provision of services in connection therewith shall be renewable on an annual basis by the vote of a majority of the Board that includes the vote of at least one director who is not a Board designee of either Fortress or Greenhill or an Affiliate or Associate thereof or a member of the Company's management and who is not, directly or indirectly, receiving compensation for such vote.


                                   ARTICLE V

                               BOARD OF DIRECTORS

                  Section 5.1       Board.

                           (a)      For so long as this Agreement is in effect,
each of the Stockholders shall vote all of the Voting Stock of the Company owned or held of record by such Stockholder and take all other necessary action so as to elect to the Board, and to continue in office, (i) the directors designated by the Investors as set forth in Section 5.10 of the Securities Purchase Agreement from immediately after the Closing until the first annual meeting of shareholders of the Company following consummation of the Bankruptcy Plan, which will be no earlier than May 1, 2003, and (ii) not more than nine directors thereafter, which shall include those directors designated by the Investors as set forth in Section 5.10 of the Securities Purchase Agreement. The Company shall take all necessary or desirable action within its control to give effect to the provisions of this Article V.

                           (b)      Upon the Closing, Fortress shall be
entitled to designate three directors and Greenhill shall be entitled to designate two directors who will serve on the Board until the first annual meeting of shareholders of the Company and whose names and titles are set forth on Annex A hereto. Subsequently, so long as Fortress and

Greenhill each remain an Investor under this Agreement, at the time of any election of directors:

                                    (i)      in the case that the number of
directors that Fortress and Greenhill are entitled to designate pursuant to
Section 5.10 of the Securities Purchase Agreement is an even number, each of Fortress and Greenhill shall be entitled to appoint the number of directors equal to one half of such even number; and

                                    (ii)     in the case that the number of
directors that Fortress and Greenhill are entitled to designate pursuant to
Section 5.10 of the Securities Purchase Agreement is an odd number, the Investor holding the majority of the Common Stock held by Fortress and Greenhill collectively shall be entitled to appoint the number of directors equal to one half of the next highest whole integer from such odd number and the other Investor shall be entitled to elect the remaining number of directors; provided, however, that in the event that neither Fortress nor Greenhill is the sole Largest Holder, they will each be entitled to appoint the number of directors equal to one half of the next lowest whole integer from such odd number and together be entitled to appoint an additional director mutually agreed upon by both Investors.

                           (c)      If an Investor notifies the other
Stockholders of its desire to remove, with or without cause, any director previously designated by it, each Stockholder shall vote all of the shares of Voting Stock of the Company owned or held by such Stockholder and take all other necessary actions to cause the removal of any director designated by such Investor pursuant to Section 5.1(a).

                           (d)      In the event that any designee of any
Investor shall for any reason cease to serve as a member of the Board during his term of office, the resulting vacancy on the Board will be filled by an individual designated by such Investor.

                  Section 5.2 Actions. In addition to any other approval requirements, the Company shall not, and shall not permit any of its subsidiaries to, take any of the following actions after the date hereof without first obtaining the unanimous approval of Fortress and Greenhill:

                           (a)      the approval and any modification of the
Company's annual budget;

                           (b)      the hiring or termination of, and the
entering into or modification of any compensation arrangements or employment agreement with an officer holding or prospectively holding either the chief executive officer, the chief financial officer or the chief operating officer positions;

                           (c)      the sale, exchange, license or other
disposition of any of its real properties or other assets, other than in the ordinary course of business or as contemplated in the annual budget approved in accordance with 5.2(a);

                           (d)      entering into any new joint ventures or
similar projects, other than in the ordinary course of business or as contemplated in the annual budget approved in accordance with 5.2(a);

                           (e)      entering into any new development projects,
other than in the ordinary course of business or as contemplated in the annual budget approved in accordance with 5.2(a);

                           (f)      the mortgage of any of its real properties
or other assets, other than in the ordinary course of business or as set forth in the annual budget approved in accordance with Section 5.2(a); and

                           (g)      entering into new capital or take out
commitments or increase in any existing capital or take out commitments, other than as set forth in the annual budget approved in accordance with Section 5.2(a).

                  Any transactions between the Company and an Investor or an Affiliate of an Investor shall, in addition to any other approval requirements, require the approval of a majority of the directors other than directors appointed by such Investor.


                                  ARTICLE VI

                            RESTRICTIONS ON TRANSFER

                  Section 6.1 Restrictions on Transfer. Each Stockholder agrees that it shall Transfer Registrable Securities only in compliance with, and to the extent permitted by, Articles VI and VII and Sections 8.18 and 8.19.

                  Section 6.2 Exceptions to Restrictions. No Stockholder shall Transfer any Registrable Securities for a period of two years following the date of this Agreement, except as follows:

                           (a)      any Transfer made with the consent of each
of Fortress and Greenhill, which consent shall not be unreasonably withheld;

                           (b)      any Transfer among Fortress, Greenhill and
their respective Permitted Transferees;

                           (c)      any Transfer from any Stockholder to one or
more of its respective Permitted Transferees;

                           (d)      any Transfer of Registrable Securities in
accordance with Article VII hereof provided that, for the avoidance of doubt, the exception referred to in this sub-section (d) shall not apply to the Tag-Along Sale, Drag-Along Sale or Proposed Transfer itself;

                           (e)      any bona fide pledge of the Registrable
Securities to a bank, financial institution or other lender;

                           (f)      any transfer pursuant to Rule 144; or

                           (g)      any transfer pursuant to a public offering.

                  The exceptions in clauses (a), (b), (c), (d) or (e) above are subject to the condition that any transferee pursuant to such sub-sections which is a Permitted Transferee, except with respect to a Distribution in Kind, and any other transferee pursuant to such sub-section which upon completion of such transfer will own at least 5% of the then outstanding shares of Registrable Securities (each such transferee (other than a Permitted Transferee) a "Third Party Transferee"), execute (or, in the case of clause (e) above, that the pledging Stockholder use its reasonable efforts to cause the pledgee to execute prior to any foreclosure of the shares so pledged) the agreement referred to in Section 6.3. The provisions of this Agreement shall be applied to the shares of Common Stock acquired by any Permitted Transferee or Third Party Transferee of a Stockholder in the same manner and to the same extent as such provisions were applicable to such shares of Common Stock in the hands of such Stockholder. Any reference in this Agreement to the Stockholders shall be deemed to include each Stockholder and its respective Permitted Transferees and Third Party Transferees.

                  Each Stockholder agrees that it will not, directly or indirectly, transfer any shares of Common Stock unless such transfer is made
(i) pursuant to an effective registration statement under the Securities Act and is qualified under applicable state securities or blue sky laws or (ii) without registration under the Securities Act and qualification under applicable state securities or blue sky laws, as a result of the availability of an exemption from registration and qualification under such laws, and such Stockholder shall have furnished to the other Stockholders, with a copy to the Company, a certificate to that effect; provided, however, that no certificate or opinion of counsel is required to be delivered in connection with a transfer of shares of Common Stock pursuant to Section 7.1 or 7.2.

                  Section 6.3 Binding Effect on Transferees. Prior to the Transfer by a Stockholder of Registrable Securities to a Permitted Transferee (other than a Distribution in Kind) or a Third Party Transferee, the transferring Stockholder shall cause the transferee to execute (or, in the case of an execution of a pledge, the pledging Stockholder shall use its reasonable efforts to cause the pledgee to execute prior to any foreclosure of the shares so pledged) an agreement on the same terms and conditions set forth herein, providing that such transferee shall be bound by and shall fully comply with the terms of this Agreement.

                  Section 6.4 Notifications Regarding Transfers. To the extent that any Stockholder proposes a Transfer pursuant to Section 6.2, such Stockholder shall provide notice ("Transfer Notification") to each of Fortress and Greenhill at least ten Business Days prior to the proposed transfer date of the number of shares of Common Stock proposed to be Transferred. In the event that a proposed Transfer requires the approval of Fortress and Greenhill pursuant to Section 6.2(a), Fortress and Greenhill shall notify such Stockholder of whether the Transfer has been approved within eight Business Days of receipt of a Transfer Notification; provided, however, that Fortress and Greenhill shall be deemed to have approved such proposed Transfer if they fail to notify such Stockholder by such date.

                  Section 6.5 Additional Purchases. Any Registrable Securities, and shares of Common Stock generally, owned by a Stockholder on or after the date of this Agreement shall be subject to terms and conditions of this Agreement, including, without limitation Articles V, VI and VII and Sections 8.18 and 8.19, to the extent applicable.


                                  ARTICLE VII

           TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; RIGHT OF FIRST OFFER

                  Section 7.1       Tag-Along Rights.

                           (a)      Notwithstanding anything in this Agreement
to the contrary, except in the case of (i) Transfers by a Stockholder to a Permitted Transferee of such Stockholder, (ii) Transfers among Fortress, Greenhill and their respective Permitted Transferees, (iii) Transfers where rights are exercised pursuant to Section 7.2 or Section 7.4 and (iii) Transfers pursuant to Article II or in connection with a sale pursuant to Rule 144 under the Securities Act, each Stockholder shall refrain from effecting any Transfer of Registrable Securities (a "Tag-Along Sale") unless, prior to the consummation thereof, the other Stockholders who shall own at least the Registrable Amount shall have been afforded the opportunity to join in such Transfer on a pro rata basis, as provided in this Section 4.1 (each such Stockholder, a "Tag-Along Person").

                           (b)      Prior to consummation of such proposed
Transfer, the Stockholder proposing a transfer (the "Tag-Along Seller") shall cause the person or group that proposes to acquire such shares (the "Proposed Purchaser") to offer in writing (the "Tag-Along Offer") to purchase Registrable Securities owned by the Tag-Along Person(s), such that the number of Registrable Securities so offered to be purchased from the Tag-Along Person shall be equal to the product obtained by multiplying the aggregate number of Registrable Securities proposed to be purchased by the Proposed Purchaser by such Tag-Along Person's Pro Rata Portion. In addition, the Tag-Along Offer shall set forth the consideration for which the Tag-Along Sale is proposed to be made and all other material terms and conditions of the Tag-Along Sale. If the Tag-Along Offer is accepted by any Tag-Along Person, then the number of Registrable Securities to be sold to the Proposed Purchaser by the Tag-Along Seller shall be reduced by the aggregate number of Registrable Securities to be purchased by the Proposed Purchaser from such Tag-Along Person(s) pursuant thereto. The purchase from the Tag-Along Person(s) shall be made on the same terms and conditions (including timing of receipt of consideration and choice of consideration, if any) as the Proposed Purchaser shall have offered to purchase Registrable Securities to be sold by the Tag-Along Seller.

                           (c)      The Tag-Along Person(s) shall have five
Business Days from the date of receipt of the Tag-Along Offer (the "Tag-Along Notice Period") during which to accept such Tag-Along Offer by written notice to the Tag-Along Seller or a representative of the Tag-Along Seller designated in the Tag-Along Offer, and the closing of such purchase shall occur within ten days after such acceptance by all Tag-Along Person(s) or the expiration of the Tag-Along Notice Period, which ever is sooner, or at such other time as the Tag-Along Person(s), the Tag-Along Seller and the Proposed Purchaser may agree; provided, however, that if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval such ten day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after delivery of the Tag-Along Offer. Delivery of an acceptance of the Tag-Along Offer shall be accompanied by the certificate(s) representing the Registrable Securities to be included in the Tag-Along Sale, duly endorsed, together with all other documents required to be executed in connection with such Tag-Along Sale, or if such delivery is not permitted by applicable law, an unconditional agreement to deliver such certificates pursuant to this Section 7.1 at the closing for such Tag-Along Sale against delivery to such Stockholder of the consideration therefor.

                           (d)      Any Tag-Along Person which fails to accept
the purchase offer within the Tag-Along Notice Period shall be deemed to have waived its rights under Section 7.1 with respect to the transfer of its Registrable Securities pursuant to such Tag-Along Sale.

                           (e)      Concurrently with the consummation of the
Tag-Along Sale, the Tag-Along Seller shall give notice thereof to the Tag-Along Persons, shall remit to each of the Tag-Along Persons the total consideration for the Registrable Securities of such Tag-Along Person transferred pursuant thereto, with the cash portion of the purchase price paid by bank or certified check and any non-cash portion to be delivered as promptly as possible and promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by the Tag-Along Persons.

                           (f)      Notwithstanding anything contained in this
Section 7.1, there shall be no liability on the part of the Tag-Along Seller to the Tag-Along Persons (other than the obligation to return any certificates evidencing Registrable Securities and any other documents required to be executed in connection with such Tag-Along Sale) if the Tag-Along Sale is not consummated for whatever reason. Whether to effect a Tag-Along Sale is in the sole and absolute discretion of the Tag-Along Seller.

                  Section 7.2       Drag-Along Rights.

                           (a)      If the Largest Holder (the "Drag-Along
Seller") proposes a Transfer of all Registrable Securities held by it, including in connection with a sale or exchange, whether directly or pursuant to a merger, consolidation or otherwise (a "Drag-Along Sale"), such Drag-Along Seller may require all other Stockholders (the "Drag-Along Stockholders") to sell all Registrable Securities ("Drag-Along Rights") then held by such Stockholder, for the same consideration and otherwise on the same terms and conditions (including timing of receipt of consideration and choice of consideration, if any) as the sale by such Drag-Along Seller.

                           (b)      The Drag-Along Seller shall provide written
notice of such Drag-Along Sale to the Drag-Along Stockholders (a "Drag-Along Notice") not later than the 15th day prior to the proposed Drag-Along Sale. The Drag-Along Notice shall identify the transferee, the consideration for which a transfer is proposed to be made (the "Drag-Along Sale Price") and all other material terms and conditions of the Drag-Along Sale. Subject to Section 7.2(d) and Section 7.3, each Drag-Along Stockholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Notice and to tender all its Registrable Securities as set forth below. The price(s) payable in such transfer shall be the Drag-Along Sale Price. Not later than the tenth Business Day following the date of the Drag-Along Notice (the "Drag-Along Notice Period"), each of the Stockholders shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Notice certificates representing all the Registrable Securities beneficially owned and held by such Stockholder, duly endorsed, together with all other documents required to be executed in connection with such Drag-Along Sale, or if such delivery is not permitted by applicable law, an unconditional agreement to deliver such certificates pursuant to this Section 7.2 at the closing for such Drag-Along Sale against delivery to such Stockholder of the consideration therefor.

                           (c)      The Drag-Along Seller shall have a period
of 90 days from the date of receipt of the Drag-Along Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Notice; provided, that if such Drag-Along Sale is subject to regulatory approval, such 90 day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following the delivery of the Drag-Along Notice. If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall return to each of the Stockholders all certificates or other evidence of title and ownership representing Registrable Securities that such Stockholders delivered for transfer pursuant hereto, together with any documents in the possession of the Drag-Along Seller executed by the other Stockholders in connection with such proposed Transfer, and all the restrictions on transfer contained in this Agreement or otherwise applicable at such time with respect to Registrable Securities owned by the Stockholders shall again be in effect.

                           (d)      Concurrently with the consummation of the
Transfer of shares pursuant to this Section 7.2, the Drag-Along Seller shall give notice thereof to all Stockholders, shall remit to each of the Stockholders who have surrendered their certificates or other evidence of title and ownership the total consideration (with the cash portion of the purchase price paid by bank or certified check and any non-cash portion to be delivered as promptly as possible and promptly after the consummation of such Drag-Along
Sale) for the Registrable Securities transferred pursuant hereto and promptly after consummation of the Drag-Along Sale shall furnish such other evidence of the completion and time of completion of such transfer and the terms thereof as may be reasonably requested by such Stockholders.

                  Section 7.3 Additional Conditions to Tag-Along Sales and Drag-Along Sales. Notwithstanding anything contained in Sections 7.1 or 7.2, the rights and obligations of the Tag-Along Person or the Drag-Along Stockholders (each an "Other Stockholder") to participate in a Tag-Along Sale pursuant to
Section 7.1 or a Drag-Along Sale pursuant to Section 7.2, are subject to the following conditions:

                           (a)      no Other Stockholder shall be obligated to
pay any expenses incurred in connection with any unconsummated Tag-Along Sale or any consummated or unconsummated Drag-Along Sale, and each Tag-Along Person shall be obligated to pay only its pro rata share (based on the number of shares of Common Stock (including for such purposes the shares of Common Stock issuable upon exercise of Registrable Securities) transferred) of expenses incurred in connection with a consummated Tag-Along Sale to the extent such expenses are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or another Person; and

                           (b)      each Other Stockholder shall (i) make such
representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer; provided that no Other Stockholder shall be required to provide any representations or indemnities in connection with any Tag-Along Sale or Drag-Along Sale other than representations and indemnities concerning such Other Stockholder's title to the Registrable Securities free and clear of any encumbrances, including actual or pending litigation, and its existence, power and due authorization to enter into and consummate the Transfer without contravention of any law or material agreement; provided further that any such indemnity shall (as to such Other Stockholders) be expressly stated to be several but not joint, (ii) benefit from all of the same provisions of the definitive agreements as the Tag-Along Seller or Drag-Along Seller, as the case may be, and (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in purchase price.

                  Section 7.4       Rights of First Offer.

                           (a)      If any Stockholder (a "Proposing
Stockholder") proposes to transfer (each, a "Proposed Transfer") any of its Registrable Securities (the "Offered Securities") to any Person, other than to a Permitted Transferee or in a public offering or in a transfer in reliance on Rule 144 (each, a "Third Party"), such Stockholder shall submit a written notice (a "Notice of Proposed Transfer") to the other Stockholders holding more than 10% of the issued and outstanding Registrable Securities at that time (the "Remaining Stockholders") describing the material terms and conditions of the Proposed Transfer in reasonable detail, including, without limitation, the proposed purchase price (the "Offer Price").

                           (b)      Upon receipt of the Notice of Proposed
Transfer, each of the Remaining Stockholders shall have the primary right, but not the obligation, for a period of three Business Days following receipt of the Notice of Proposed Transfer (the "Primary Option Period"), to elect to purchase at the Offer Price a portion of the Offered Securities equal to such Remaining Stockholder's Pro Rata Portion (provided that, for the purposes of this Section 7.4(b), the denominator of the Pro Rata Portion shall be net of the Registrable Securities held by the Proposing Stockholder), on the same terms and conditions as are set forth in the Notice of Proposed Transfer. Within two Business Days of the end of the Primary Option Period, the Proposing Stockholder shall notify the Remaining Stockholders who exercised their rights during the Primary Option Period (the "Second Round Notice") whether the Remaining Stockholders have accepted all of the Offered Securities and, if not, shall set forth the remaining number of shares of Offered Securities (the "Remaining Securities"). Each Remaining Stockholder exercising its primary right shall also have a secondary right, on the same terms as are set forth in the Notice of Proposed Transfer, for a period of three Business Days from the receipt of the Second Round Notice (the "Secondary Option Period"), to purchase any or all of the Remaining Securities. If, however, there is more than one Remaining Stockholder desiring to exercise secondary rights to purchase the Remaining Securities and such Remaining Stockholders do not agree on the number of such Remaining Securities to be purchased by each such Remaining Stockholder, then each such Remaining Stockholder shall be entitled to purchase that proportion of the Remaining Securities equal to the number of Registrable Securities owned by such Remaining Stockholder divided by the total of all Registrable Securities held by all of the Stockholders who exercised their rights during the Primary Option Period. The primary and secondary rights of the Remaining Stockholders set forth herein are exercisable in each case by delivery of a notice to the Proposing Stockholder within the time periods specified herein.

                           (c)      In the event that the Remaining Stockholders
exercise their rights to purchase all but not less than all of the Offered Securities in accordance with Section 7.3(b), then the Proposing Stockholder must sell the Offered Securities to the Remaining Stockholders. The Proposing Stockholder shall notify such Remaining Stockholders of the portion of Offered Securities to be sold to each such Remaining Stockholder (the "Allocation Notice") within two Business Days of the end of the Secondary Option Period. The Proposing Stockholder shall, and hereby covenants to, transfer the Offered Securities to such Remaining Stockholders free and clear of any and all liens, mortgages, pledges, security interests or other restrictions or encumbrances against payment of the Offer Price. Each Remaining Stockholder which has accepted Offered Securities shall purchase and pay, by bank of certified check (in immediately available funds), for the Offered Securities set forth in the Allocation Notice within 20 Business Days after the date of receipt of the Allocation Notice; provided that if the Transfer of such Offered Securities is subject to any prior regulatory approval, subject to Section 7.4(d), the time period during which such transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals have been received.

                           (d)      Upon the earlier to occur of (i) full
rejection of the Offered Stock by all Remaining Stockholders, (ii) the expiration of the Primary Option Period and the Secondary Option Period without Remaining Stockholders electing to purchase all of the Offered Stock following the proper delivery of the Notice of Proposed Transfer and the Second Round Notice or (iii) the failure to obtain any required consent or regulatory approval for the purchase of all of the Offered Stock by the Remaining Stockholders within 90 days of full acceptance of the Offered Stock, the Seller shall have a 60 day period during which to effect a transfer of any or all of the Offered Stock, subject to

Article VII and Section 7.1 hereof, on substantially the same or more favorable (as to the Seller) terms and conditions as were set forth in the Offer Notice at a price not less than 95% of the Offer Price, provided that, if the Transfer is subject to regulatory approval, such 60 day period shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event longer than 180 days following the Notice of Proposed Transfer. If the Proposing Stockholder does not consummate the transfer of the Offered Stock in accordance with the foregoing time limitations, then the right of the Proposing Stockholder to effect the transfer of such Offered Stock pursuant to Section 7.4 shall terminate and the Proposing Stockholder shall again comply with the procedures set forth in this Section 7.4 with respect to any proposed transfer of Common Stock to a Third Party.

                           (e)      If any Stockholder does not purchase any of
the Offered Stock under Section 7.3 but wishes to sell shares of Common Stock under Section 7.1 in the event that the Proposing Stockholder has made a Tag-Along Offer, such Stockholder must deliver an acceptance of a Tag-Along Offer pursuant to Section 7.1(b) simultaneously with declining such Stockholder's right to purchase under this Section 7.3.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Headings. The heading in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

                  Section 8.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

                  Section 8.3 Further Actions; Cooperation. Each of the Stockholders agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Stockholders (i) acknowledges that the Stockholders will prepare and file with the Commission filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to their beneficial ownership of the Common Stock and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

                  Section 8.4 Termination of Certain Rights. The rights and obligations hereunder of each Stockholder will terminate with respect to such Stockholder at such time when it no longer meets the definition of a Stockholder under this Agreement; provided, however, that the provisions of
Section 2.8, the rights of any Investor with respect to breach of any provision hereof, and any obligation accrued as of the date of termination shall survive termination of this Agreement.

                  Section 8.5 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities
Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.

                  Section 8.6 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

                           If to the Company to:

                                    Pinnacle Holdings Inc.
                                    301 North Cattlemen Road, Suite 300
                                    Sarasota, FL  34232
                                    Fax:  (941) 364-8761
                                    Attn: Chief Executive Officer

                           If to Fortress Registered Investment Trust, to:

                                    c/o Fortress Investment Group, LLC
                                    1301 Avenue of the Americas, 42nd Floor
                                    New York, NY  10019
                                    Fax: (212) 798-6122
                                    Attn:  Wesley R. Edens
                                           William B. Doniger

                           with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    4 Times Square
                                    New York, NY 10036-6522
                                    Fax: (212) 735-2000
                                    Attn:  Randall H. Doud

                           If to Greenhill:

                                    c/o Greenhill Capital Partners, L.P.
                                    300 Park Avenue, 23rd Floor
                                    New York, NY  10022
                                    Fax: (212) 389-1706
                                    Attn:  Robert H. Niehaus
                                           Timothy J. Haddock

                           with a copy to:

                                    Davis Polk & Wardwell
                                    450 Lexington Avenue
                                    New York, NY 10017
                                    Fax:  (212) 450-3800
                                    Attn:  Nancy L. Sanborn

                   [Contact information of any other Investor]

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally (including by overnight courier) to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

                  Section 8.7 Applicable Law. The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

                  Section 8.8 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  Section 8.9 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied in all respects with the requirements of this Agreement (including, without limitation, Section 6.3). If any transferee of any Stockholder shall acquire a Registrable Amount of Registrable Securities, in any manner, other than pursuant to a distribution in kind, a public sale or in a sale pursuant to Rule 144, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

                  Section 8.10 Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by the Company and Stockholders holding a majority of the Registrable Securities; provided, that, unless such amendment shall have been requested by the lead managing underwriter in connection with a registered public offering of the Common Stock, no amendment may adversely affect the rights of any Stockholder that is not a party to such amendment.

                  Section 8.11 Waiver. Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

                  Section 8.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

                  Section 8.13 SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA IN EACH CASE IN NEW CASTLE COUNTY, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN THIS ARTICLE VIII. THE PARITIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENT, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  Section 8.14 Injunctive Relief. The Stockholders acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which an adequate remedy at law is not available. Therefore, the Stockholders agree that each Stockholder shall be entitled to, an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any Stockholder from committing any violations of the provisions of this Agreement. Notwithstanding the foregoing or anything else to the contrary contained herein, the Stockholders acknowledge and agree that specific performance or an injunction, restraining order or similar equitable relief shall be available in connection with a violation of any restriction on the Transfer of Registrable Securities, including, without limitation, restrictions contained in Articles VI and VII, only insofar as such equitable relief causes or enforces a Transfer of Registrable Securities, and does not result in an enjoinder or rescission of an otherwise effective transfer, and that any relief beyond such equitable relief shall consist only of monetary damages. The Stockholders acknowledge that the preceding sentence is intended to ensure compliance with the requirement of
Section 856(a)(2) of the Internal Revenue Code of 1986, as amended, that the shares of stock of a real estate investment trust be transferable.

                  Section 8.15 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 8.16 Recapitalizations, Exchanges, Etc. Affecting the shares of Common Stock; New Issuances. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Registrable Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

                  Section 8.17 Termination. Upon the mutual consent of all of the parties hereto or at such earlier time as each of the Stockholders and their respective Permitted Transferees ceases to collectively beneficially own at least 5% of the issued and outstanding Registrable Securities, the terms of this Agreement (except for Section 2.8, Section 8.5 and this Section 8.17), shall terminate, and be of no further force and effect.

                  Section 8.18      Legends.

                           (a)      In addition to any other legend that may be
required, each certificate for Common Stock issued to any Stockholder shall bear a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL

         RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INVESTOR
         AGREEMENT DATED AS OF [DATE], 2002, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM PINNACLE HOLDINGS INC. OR ANY
         SUCCESSOR THERETO.

                           (b)      If any shares of Common Stock are registered
under the Securities Act, then the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such shares of Common Stock without the first sentence of the legend set forth above endorsed thereon. If any shares of Common Stock cease to be subject to any and all restrictions on transfer set forth in this Agreement, the Company, upon the request of the written holder thereof, shall issue to such holder a new certificate evidencing such shares of Common Stock without the second sentence of the legend set forth above endorsed thereon.

                  Section 8.19 Record of Registrable Securities Ownership. In order to properly give effect to the provisions of this Agreement, the Company shall, and shall cause any transfer agent to, maintain a record of transfers of Registrable Securities and shares of Common Stock generally to Permitted Transferees and Third Party Transferees, so that the Company is able to identify the Stockholders and the number of Registrable Securities, and shares of Common Stock generally, held of record by each such Stockholder at any time. This information shall be made available to any Stockholder as promptly as possible following receipt by the Company of a written request by such Stockholder.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

                                  COMPANY:

                                  PINNACLE HOLDINGS INC.



                                  By:
                                     ----------------------------------------
                                        Name:
                                        Title:


                                  INVESTORS:

                                  FORTRESS REGISTERED INVESTMENT TRUST



                                  By:
                                     ----------------------------------------
                                        Name:
                                        Title:


                                  GREENHILL CAPITAL PARTNERS L.P.






                                  By:
                                     ----------------------------------------
                                        Name:
                                        Title:


                                  GREENHILL CAPITAL PARTNERS
                                  (CAYMAN) L.P.



                                  By:
                                     ----------------------------------------
                                        Name:
                                        Title:

                                  GREENHILL CAPITAL PARTNERS
                                  (EXECUTIVES) L.P.



                                  By:
                                     ----------------------------------------
                                        Name:
                                        Title:


                                  GREENHILL CAPITAL L.P.



                                  By:
                                     ----------------------------------------
                                        Name:
                                        Title:


                                  [OTHER INVESTORS](6)



                                  By:
                                     ----------------------------------------
                                        Name:
                                        Title:


                                  [ELECTING NOTEHOLDERS](7)



                                  By:
                                     ----------------------------------------
                                        Name:
                                        Title:

--------------

(6) To be inserted if there are any other Investors (other than Electing Noteholders).
(7)      To be inserted if there are any Electing Noteholders.

                                                                       EXHIBIT B


                          CERTIFICATE OF INCORPORATION

                                       OF

                              PINNACLE MERGER CORP


                                   ARTICLE ONE

The name of the Corporation is Pinnacle Merger Corp

                                   ARTICLE TWO

The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("Delaware Corporation Law").

                                  ARTICLE FOUR

                            PART A. AUTHORIZED SHARES

                  1. NUMBER OF AUTHORIZED SHARES. The total number of shares of capital stock which the Corporation has authority to issue is 50,000,000 shares, consisting of:

                           a. 45,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"); and

                           b. 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

Shares of Common Stock will have the rights, preferences and limitations separately set forth below.

                             PART B. PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series. Subject to the Bankruptcy Code limitations described in Part C.1 of this Article IV, the Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions of any such series including, without limitation, voting rights granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series after the issuance of shares of that series. If the number of shares of any series is so decreased, then the shares constituting such reduction will resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

                              PART C. COMMON STOCK

Except as otherwise provided in this Article FOUR or as otherwise required by applicable law, all shares of Common Stock will be identical in all respects and will entitle the holders of such shares to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

                  1. VOTING RIGHTS. The holders of Common Stock will be entitled to vote in the election of directors and on all other matters submitted to a vote of the Corporation's stockholders, with each holder of Common Stock being entitled to one vote for each share of Common Stock held by such holder. Pursuant to Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), the Corporation shall not issue any nonvoting equity securities to the extent prohibited by section 1123 of the Bankruptcy Code as in effect on the effective date of the Reorganization Plan dated [ ], 2002, as such Plan may be amended, supplemented or modified, from time to time (the "Reorganization Plan"), and shall, at all times, provide, as to the several classes of securities from time-to-time posessing voting power, an appropriate distribution of power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends consistent with the requirements of section 1123(a)(6) of the Bankruptcy Code; provided, however, that this Section 1 of Part C (a) will have no further force and effect beyond that required under section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.

                  2. REGISTRATION OF TRANSFERS. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender at such place of any certificate representing shares of any class of Common Stock with respect to all of which a transfer would satisfy all requirements of Part D of Article FOUR, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of the class represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder


                                    Ex. B-2
of the surrendered certificate (so long as the requirements of Part D of Article FOUR are otherwise satisfied with respect to the Common Stock represented by such certificate) and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

                  3. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor then its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            PART D. RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

                  1. Definitions. For the purpose of this Part D of Article FOUR and Article TWELVE, the following terms shall have the following meanings (references to sections shall be to sections of this Part D of Article
FOUR):

                  "Aggregate Stock Ownership Limit" means not more than 9.9 percent of the aggregate value of the outstanding shares of any class or series of Capital Stock of the Corporation. In applying this Part D of Article FOUR, any questions as to value shall be resolved by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

                  "Beneficial Ownership" means ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including indirect ownership through a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by
         Section 856(h) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                  "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

                  "Capital Stock" means all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Corporation, as amended, as that term is defined in Section 104 of the DGCL.

                  "Charitable Beneficiary" means one or more beneficiaries of a Trust as


                                    Ex. B-3
         determined pursuant to Section 3, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time. References herein to particular sections of the Code shall be deemed to include applicable successor provisions to such sections.

                  "Constructive Ownership" means ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including indirect ownership through a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by
         Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                  "Excepted Holder" means any Beneficial Owner or Constructive Owner of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 2.7.

                  "Excepted Holder Limit" means, with respect to an Excepted Holder, and provided that the affected Excepted Holder agrees to and does comply with the requirements established by the Board of Directors pursuant to Section 2.7, the percentage limit or limits established by the Board of Directors for such Excepted Holder pursuant to Section 2.7.

                  "Initial Date" means the date upon which the Certificate of Incorporation containing this Part D of Article FOUR becomes effective in accordance with Delaware law.

                  "Market Price" on any date means, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" means the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted or trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of


                                    Ex. B-4
         the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

                  "NYSE" means the New York Stock Exchange.

                  "Ownership Change" means an "ownership change" with respect to the Corporation, as that term is used in Section 382(g) of the Code and Treasury Regulations Section 1.382-2T(a)(1).

                  "Person" means an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, an association private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Prohibited Owner" means, with respect to any purported Transfer, any Person who, but for the provisions of Section 2.1, would directly or indirectly own, or Beneficially or Constructively Own, shares of Capital Stock.

                  "REIT" means a real estate investment trust within the meaning of Section 856 of the Code.

                  "Restriction Termination Date" means the first day after the Initial Date on which the Board of Directors determines pursuant to Article TWELVE of this Certificate of Incorporation that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, or that compliance with each of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock as set forth herein is no longer required.

                  "Section 382 Limit" means the ownership of any direct or indirect interest in Capital Stock that would cause a Person to be a "5-percent shareholder" of the Corporation within the meaning of Treasury Regulations Section 1.382-2T(g)(1)(i) or (ii). For this purpose, whether a Person would be a "5-percent shareholder" shall be determined (v) without giving effect to the following provisions:
         Treasury Regulations Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (w) by treating every
         Person which owns Capital Stock, whether directly or by attribution, as directly owning such Capital Stock notwithstanding any further attribution of such Capital Stock to other Persons and notwithstanding Treasury Regulations Section 1.382-2T(h)(2)(i)(A), (x) by substituting the term "Person" in place of "individual" in Treasury Regulations
         Section 1.382-2T(g)(1)(i), (y) by taking into account ownership of Stock at any time during the "testing period" as defined in Treasury Regulations Section 1.382-2T(d)(1), and (z) by treating each day during the testing period as if it were a "testing date" as defined in Treasury Regulations Section 1.382-2(a)(4).


                                    Ex. B-5

                  "Transfer" means any issuance, redemption, sale, distribution, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or a direct or indirect interest in any shares, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right, and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership or direct or indirect ownership of Capital Stock, in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

                  "Treasury Regulations" means the regulations promulgated by the Secretary of the Treasury under the Code. Any reference to a particular Treasury Regulation or section or provision thereof shall be deemed to also refer to any successor Regulation or section or provision having similar effect.

                  "Trust" means any trust provided for in Part D of Article
         FOUR.

                  "Trustee" means a Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of a Trust.

                  2.       RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK.

                           2.1 Ownership Limitations. During the period commencing on the Initial Date and ending upon the Restriction Termination Date:

                           a.       Basic Restrictions.

                           (1) (A) No Person, other than an Excepted Holder, shall Beneficially Own or directly or indirectly own shares of Capital Stock equal to or in excess of either the Aggregate Stock Ownership Limit or the Section 382 Limit, and (B) no Excepted Holder shall Beneficially Own or directly or indirectly own shares of Capital Stock in excess of any applicable Excepted Holder Limit for such Excepted Holder.

                           (2) No Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT.

                           (3) No Person shall Constructively Own shares of Capital Stock to the extent that such Constructive Ownership would result in the Corporation owning (actually or Constructively) an interest in a tenant that


                                    Ex. B-6
         is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code.

                           (4) No Person shall Transfer any Beneficial Ownership or Constructive Ownership of, or any direct or indirect interest in Capital Stock if, as a result of such Transfer, the Capital Stock would be beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code).

                           (5) No Person shall Transfer any Beneficial Ownership or Constructive Ownership of, or any direct or indirect interest in Capital Stock if, as a result of such Transfer, the Corporation would undergo an Ownership Change.

                           b.       Transfer in Trust.

                           (1) If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning, or otherwise having any direct or indirect interest in shares of Capital Stock in violation of any provision of
         Section 2.1(a): (i) then that number of shares of Capital Stock the Beneficial or Constructive Ownership of, or direct or indirect interest in, would otherwise cause such violation (rounded to the nearest whole share) shall be automatically transferred to one or more Trusts for the benefit of a Charitable Beneficiary, as described in Section 3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or (ii) if the transfer to the Trust or Trusts described in paragraph 1 above would not be effective for any reason to prevent the violation of Section 2.1(a), then the Transfer of that number of shares of Capital Stock that otherwise would cause a violation of any provision of Section 2.1(a) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

                           (2) In determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 2.1(b) and Section 3, shares shall be so transferred to a Trust in such manner as minimizes the aggregate value of the shares that are transferred to the Trust (except to the extent that the Board of Directors determines that the shares transferred to the Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this
         Section 2.1(b)), and to the extent not inconsistent therewith, on a pro rata basis.

                           (3) To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 2.1(b), a violation of any provision of Section 2.1(a) would nonetheless be continuing (for example where the ownership of


                                    Ex. B-7
         shares of Capital Stock by a single Trust would exceed the Section 382 Limit), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of Section 2.1(a).

                           2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of, or any direct or indirect interest in, any shares of Capital Stock in violation of Section 2.1(a) (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 2.1(a) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

                           2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of, or any direct or indirect interest in any shares of Capital Stock that will or may violate Section 2.1(a), and any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 2.1(b), shall in each such case immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days' prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

                           2.4 Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

                           a. every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit, and


                                    Ex. B-8

                           b.       each Person who is a Beneficial or
         Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT or for other tax or compliance reasons.

                           2.5 Remedies Not Limited. Subject to Article TWELVE of this Certificate of Incorporation, nothing contained in this
         Section 2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                           2.6 Ambiguity. In the case of an ambiguity in the interpretation of any of the provisions of this Section 2, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Part D with respect to any situation based on the facts known to it. In the event that this Part D requires an action by the Board of Directors and the Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken. Any references contained in this Part D to the Corporation's Board of Directors shall include any duly authorized committee thereof.

                           2.7      Exceptions.

                           a. The Board of Directors of the Corporation may, subject to such terms, conditions, representations and undertakings as it shall determine in its sole discretion, exempt a Person from the application of any one or more of the provisions of
         Section 2.1(a). Any violation or deemed violation of such representations or undertakings (or other action which is contrary the restrictions contained in Sections 2.1 through 2.6) will result in such Person, and any Capital Stock that such person may Beneficially or Constructively Own, or in which it may otherwise hold any direct or indirect interest, being subject to the provisions of Section 2.1(b).

                           b.       Prior to granting any exception pursuant to
         Section 2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable.

                           c. The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit with respect to a class or series of Capital Stock shall be reduced to a percentage equal to or less than the Aggregate Stock Ownership Limit, or the Section 382 Limit, as applicable.


                                    Ex. B-9

                           2.8 Legend. Except as provided below, each certificate issued after the Initial Date for shares of Capital Stock shall bear substantially the following legend:

                           The shares represented by this certificate are subject to certain ownership limitations and restrictions on transfer, as provided in the Corporation's Certificate of Incorporation, and subject to such terms, conditions and exceptions as set forth therein. A copy of the Certificate of Incorporation may be obtained from the Corporation without charge. A violation of these provisions could result in the shares represented hereby being transferred to a trust for the benefit of a charitable beneficiary, or in a purported sale or other transfer of these shares being void.

                  Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

                  3.       TRANSFER OF CAPITAL STOCK IN TRUST.

                           3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to a Trustee as trustee of such Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 2.1(b). The Trustee shall be appointed by the Board of Directors of the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Board of Directors to the Corporation as provided in Section 3.6.

                           3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. Except to the extent expressly provided herein, the Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions, and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                           3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner


                                    Ex. B-10
         shall have no voting rights with respect to shares held in the Trust and, subject to Delaware law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Part D, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                           3.4 Sale of Shares by Trustee. Within 90 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate any of the ownership restrictions set forth in Section 2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this
         Section 3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in a Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 3.4, such excess shall be paid to the Trustee upon demand.

                           3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.


                                    Ex. B-11

                           3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in any Trust created pursuant to this Section 3 such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 2.1(a) in the hands of such Charitable Beneficiary, and (ii) each such organization must be described in Section 501(c)(3) of the Code and Sections 170(b)(1)(A), 2055 and 2522 of the Code.

                  4. NYSE TRANSACTIONS. Nothing in this Part D shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Part D and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Part D.

                  5. ENFORCEMENT. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Part D.

                  6. NON-WAIVER. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

                                  ARTICLE FIVE

         The Corporation is to have perpetual existence.

                                   ARTICLE SIX

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                  ARTICLE SEVEN

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either (a) the Chairman of the Board of Directors, if there is one, (b) the Chief Executive Officer, if there is one, (c) the President or (d) the Board of Directors. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE EIGHT

         No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the Delaware Corporation Law or (d) for any


                                    Ex. B-12
transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article EIGHT by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE NINE

         The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware Corporation Law, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have the power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

                                   ARTICLE TEN

         The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee, or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

                                 ARTICLE ELEVEN

         The number of directors which shall constitute the whole Board of Directors of the Corporation shall initially be nine (9). The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial Board of Directors of the Corporation shall consist of the following individuals:

               Class I                                 Class II                           Class III
---------------------------------------    ----------------------------------    ----------------------------



                                    Ex. B-13

The term of the initial Class I directors shall terminate on the date of the [2003] annual meeting; the term of the initial Class II directors shall terminate on the date of the [2004] annual meeting; and the term of the initial Class III directors shall terminate on the date of the [2005] annual meeting. At each succeeding annual meeting of stockholders beginning in [2003], successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as otherwise provided in the Bylaws, each director elected shall hold office until the third succeeding meeting next after his election and until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders. Such election shall be by written ballot.

                                 ARTICLE TWELVE

         The Corporation shall seek to elect and maintain status as a REIT under Sections 856-860 of the Code (as defined in Part D of Article FOUR). The Board of Directors shall use its reasonable best efforts to cause the Corporation to satisfy the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of this outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Part D of Article FOUR is no longer required for REIT qualification.

                                ARTICLE THIRTEEN

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, or this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and


                                    Ex. B-14
such reorganization shall, if sanctioned by the court to which such application has been made, be binding upon all the stockholders or class of stockholders, of this Corporation, as the case may be, and also upon all the creditors or class of creditors, and/or upon this Corporation.

                                ARTICLE FOURTEEN

         The Corporation expressly elects not to be governed by Section 203 of the Delaware Corporation Law.

                                 ARTICLE FIFTEEN

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                    Ex. B-15

IN WITNESS WHEREOF, Pinnacle Merger Corp has caused this Certificate of Incorporation to be signed by [ ], its [ ], this [ ] day of [ ], 2002.



                                    PINNACLE MERGER CORP



                                    By:
                                       ----------------------------


                                    Ex. B-16

                                                                       EXHIBIT C


                                     BYLAWS

                                       OF

                              PINNACLE MERGER CORP



                            (A DELAWARE CORPORATION)

                                TABLE OF CONTENTS

ARTICLE I OFFICES

         Section 1.        Registered Office......................................................................1
         Section 2.        Other Offices..........................................................................1

ARTICLE II MEETINGS OF STOCKHOLDERS

         Section 1.        Time and Place of Meetings.............................................................1
         Section 2.        Annual Meetings........................................................................1
         Section 3.        Notice of Annual Meetings..............................................................1
         Section 4.        Special Meetings.......................................................................1
         Section 5.        Notice of Special Meetings.............................................................1
         Section 6.        Nature of Business at Meetings of Stockholders.........................................1
         Section 7.        Quorum.................................................................................2
         Section 8.        Organization...........................................................................3
         Section 9.        Voting.................................................................................3
         Section 10.       No Action By Written Consent...........................................................3
         Section 11.       List of Stockholders...................................................................4
         Section 12.       Inspectors of Votes....................................................................4

ARTICLE III BOARD OF DIRECTORS

         Section 1.        Powers.................................................................................5
         Section 2.        Number, Qualification, and Term of Office..............................................5
         Section 3.        Resignations...........................................................................5
         Section 4.        Nomination of Directors................................................................5
         Section 5.        Removal of Directors...................................................................7
         Section 6.        Vacancies..............................................................................7

ARTICLE IV MEETINGS OF THE BOARD OF DIRECTORS

         Section 1.        Place of Meetings......................................................................7
         Section 2.        Annual Meetings........................................................................7
         Section 3.        Regular Meetings.......................................................................7
         Section 4.        Special Meetings; Notice...............................................................7
         Section 5.        Quorum and Manner of Acting............................................................8
         Section 6.        Remuneration...........................................................................8

ARTICLE V COMMITTEES OF DIRECTORS

         Section 1.        Executive Committee; How Constituted and Powers........................................8
         Section 2.        Organization...........................................................................8
         Section 3.        Meetings...............................................................................9
         Section 4.        Quorum and Manner of Acting............................................................9
         Section 5.        Other Committees.......................................................................9
         Section 6.        Alternate Members of Committees.......................................................10
         Section 7.        Minutes of Committees.................................................................10


                                    Ex. C-i

         Section 8.        Presence at Meetings by Means of Communications Equipment.............................10

ARTICLE VI GENERAL

         Section 1.        Actions Without a Meeting.............................................................10
         Section 2.        Presence at Meetings by Means of Communications Equipment.............................10

ARTICLE VII NOTICES

         Section 1.        Type of Notice........................................................................10
         Section 2.        Waiver of Notice......................................................................11
         Section 3.        When Notice Unnecessary...............................................................11

ARTICLE VIII OFFICERS

         Section 1.        General...............................................................................11
         Section 2.        Election or Appointment...............................................................11
         Section 3.        Salaries of Elected Officers..........................................................11
         Section 4.        Term..................................................................................11
         Section 5.        Chairman of the Board.................................................................12
         Section 6.        Chief Executive Officer...............................................................12
         Section 7.        President.............................................................................12
         Section 8.        Vice Presidents.......................................................................12
         Section 9.        Assistant Vice Presidents.............................................................13
         Section 10.       Secretary.............................................................................13
         Section 11.       Assistant Secretaries.................................................................13
         Section 12.       Treasurer.............................................................................13
         Section 13.       Assistant Treasurers..................................................................14
         Section 14.       Controller............................................................................14
         Section 15.       Assistant Controllers.................................................................14

ARTICLE IX INDEMNIFICATION

         Section 1.        Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.................................................14
         Section 2.        Power to Indemnify in Actions, Suits or Proceedings by or in the
                           Right of the Corporation..............................................................15
         Section 3.        Authorization of Indemnification......................................................15
         Section 4.        Good Faith Defined....................................................................16
         Section 5.        Indemnification by a Court............................................................16
         Section 6.        Expenses Payable in Advance...........................................................16
         Section 7.        Nonexclusivity of Indemnification and Advancement of Expenses.........................17
         Section 8.        Insurance.............................................................................17
         Section 9.        Certain Definitions...................................................................17
         Section 10.       Survival of Indemnification and Advancement of Expenses...............................18
         Section 11.       Limitation on Indemnification.........................................................18


                                    Ex. C-ii

         Section 12.       Indemnification of Employees and Agents...............................................18
         Section 13.       Savings Provision.....................................................................18

ARTICLE X CERTIFICATES REPRESENTING STOCK

         Section 1.        Right to Certificate..................................................................18
         Section 2.        Facsimile Signatures..................................................................19
         Section 3.        New Certificates......................................................................19
         Section 4.        Transfers.............................................................................19
         Section 5.        Record Date...........................................................................19
         Section 6.        Registered Stockholders...............................................................20

ARTICLE XI GENERAL PROVISIONS

         Section 1.        Dividends.............................................................................20
         Section 2.        Reserves..............................................................................20
         Section 3.        Annual Statement......................................................................20
         Section 4.        Checks................................................................................20
         Section 5.        Fiscal Year...........................................................................20
         Section 6.        Corporate Seal........................................................................20

ARTICLE XII AMENDMENTS...........................................................................................21


                                    Ex. C-iii

                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date, and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

         Section 4. Special Meetings. Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there is one, (ii) the Chief Executive Officer, (iii) the President or (iv) the Board of Directors. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

         Section 5. Notice of Special Meetings. Written notice of a special meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

         Section 6. Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 6 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 6.

                  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

                  To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  Once business has been properly brought before the annual meeting in accordance with the procedures in this Section 6, nothing in this
Section 6 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         Section 7. Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at


                                    Ex. C-2
which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 8. Organization. At each meeting of the stockholders, the Chairman of the Board or the Chief Executive Officer, determined as provided in Article V of these Bylaws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a stockholder of record holding shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary or, if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 8 to act as chairman of such meeting, the person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

         Section 9. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of
Article X of these Bylaws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders all matters, except where other provision is made by law, the Certificate of Incorporation, or these Bylaws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 10. Action By Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the


                                    Ex. C-3
action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 10 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this section.

         Section 11. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before said meeting, at the principal executive offices of the Corporation. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 12. Inspectors of Votes. At each meeting of the stockholders, the chairman of such meeting may appoint two Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.


                                    Ex. C-4

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders.

         Section 2. Number, Qualification, and Term of Office. The number of directors which shall constitute the whole Board of Directors of the reorganized Company shall initially be nine (9). [The initial Board of Directors of the reorganized Company shall consist of the following individuals: [ ].] The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the [2003] annual meeting; the term of the initial Class II directors shall terminate on the date of the [2004] annual meeting; and the term of the initial Class III directors shall terminate on the date of the [2005] annual meeting. At each succeeding annual meeting of stockholders beginning in [2003], successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Sections 5 and 6 of this Article III, and each director elected shall hold office until the third succeeding meeting next after his election and until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders. Such election shall be by written ballot.

         Section 3. Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in the Certificate of Incorporation with


                                    Ex. C-5
respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 4.

                  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                  To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be


                                    Ex. C-6
accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                  No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this
Section 4. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         Section 5. Removal of Directors. Any director may be removed, but only for cause, at any time, by the affirmative vote by written ballot of a 80% in voting interest of the stockholders of record of the Corporation entitled to vote, given at an annual meeting or at a special meeting of the stockholders called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the stockholders at such meeting or, if not so filled, by the Board of Directors as provided in Section 6 of this Article III.

         Section 6. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 2. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 4. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary on 24 hours' notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless, or other form of recorded communication; special meetings shall be called by the Chairman of the Board, the President, or the Secretary in like manner and on


                                    Ex. C-7
like notice on the written request of two directors. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting.

         Section 5. Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 6. Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for his services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for his attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this Section 6 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                    ARTICLE V

                             COMMITTEES OF DIRECTORS

         Section 1. Executive Committee; How Constituted and Powers. The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of
Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these Bylaws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee of directors or to elect or approve officers of the Corporation. The Executive Committee shall have the power and authority to authorize the issuance of common stock and grant and authorize options and other rights with respect to such issuance. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

         Section 2. Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive


                                    Ex. C-8

Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

         Section 3. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article V, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

         Section 4. Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.

         Section 5. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141 of the Delaware General Corporation Law, and the Certificate of Incorporation and these Bylaws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee or in their respective membership, to appoint or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.


                                    Ex. C-9

         Section 6. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 7. Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

         Sectin 8.         Presence at Meetings by Means of Communications
Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Article V shall constitute presence in person at such meeting.

                                   ARTICLE VI

                                     GENERAL

         Section 1. Actions Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

         Section 2. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 2 shall constitute presence in person at such meeting.

                                   ARTICLE VII

                                     NOTICES

         Section 1. Type of Notice. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article IV hereof and shall be deemed to be given at the time when


                                    Ex. C-10
first transmitted by the method of communication so permitted.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, telegraph, telex, cable, wireless, or other form of recorded communication may constitute such a waiver.

         Section 3. When Notice Unnecessary. Whenever, under the provisions of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, any notice is required to be given to any stockholder, such notice need not be given to the stockholder if:

         (a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or

         (b) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-months period,

have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

                                  ARTICLE VIII

                                    OFFICERS

         Section 1. General. The elected officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect or appoint a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers and agents as may be deemed necessary or advisable from time to time, all of whom shall also be officers. Two or more offices may be held by the same person.

         Section 2. Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section 1 of this Article VIII. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.

         Section 3. Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.

         Section 4. Term. Each officer of the Corporation shall hold his office until his successor is duly elected or appointed and qualified or until his earlier resignation or


                                    Ex. C-11
removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors.

         Section 5. Chairman of the Board. The Chairman of the Board, if any, shall be a member of the Board of Directors and shall preside when present at all meetings of the Board of Directors. The Chairman of the Board shall preside when present at all meetings of the stockholders of the Corporation unless he delegates such authority to another officer of the Corporation. The Chairman of the Board shall advise and counsel the Chief Executive Officer and the other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.

         Section 6. Chief Executive Officer. The Chief Executive Officer, if any, shall have general supervision of the affairs of the Corporation and general and active control of all its business. He shall preside, in the absence of the Chairman of the Board, at all meetings of stockholders and at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. He shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws.

         Section 7. President. The President shall be the Chief Operating Officer of the Corporation, shall in the absence or disability of the Chief Executive Officer perform the duties and exercise the powers of the Chief Executive Officer, and shall have, subject to review and approval of the Chief Executive Officer, if one is elected, responsibility for the general day-to-day operations of the Corporation's properties and facilities and such other duties and responsibilities as (i) are customarily possessed by a chief operating officer of a corporation similar in size and line of business as the Corporation and (ii) may be delegated to him from time to time by the Board of Directors or the Chief Executive Officer of the Corporation.

         Section 8. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.


                                    Ex. C-12

         Section 9. Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or in the event there shall be more than one, the Assistant Vice Presidents in the order designated by the Board of Directors or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Vice President under whose supervision he is appointed may from time to time prescribe.

         Section 10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

         Section 11. Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Secretary may from time to time prescribe.

         Section 12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the


                                    Ex. C-13
supervision of the Vice President in charge of finance if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President or any such Vice President in charge of finance.

         Section 13. Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Treasurer may from time to time prescribe.

         Section 14. Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

         Section 15. Assistant Controllers. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the President, or the Controller may from time to time prescribe.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed



                                    Ex. C-14
to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article IX, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3. Authorization of Indemnification. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article IX, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.


                                    Ex. C-15

         Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article IX, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article IX, as the case may be.

         Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article IX. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article IX, as the case may be. Neither a contrary determination in the specific case under Section 3 of this
Article IX nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX.


                                    Ex. C-16

         Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article IX shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in
Section 1 or 2 of this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

         Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this
Article IX.

         Section 9. Certain Definitions. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.


                                    Ex. C-17

         Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof of this Article IX), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article IX to directors and officers of the Corporation.

         Section 13. Savings Provision. If this Article IX or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction the Corporation shall nevertheless indemnify each Corporate Functionary as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated.

                                    ARTICLE X

                         CERTIFICATES REPRESENTING STOCK

         Section 1. Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed (by original signature or by facsimile) by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Chapter 1 of Title 8 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of


                                    Ex. C-18
such preferences or rights.

         Section 2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 3. New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and which is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require (provided that if the holder is a financial institution or other institutional investor then its own agreement will be satisfactory) or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.

         Section 4. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 5. Record Date. The Board of Directors may fix in advance a date, not preceding the date on which the resolution fixing the record date is adopted, and

         (i) not more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof,

         (ii) not more than 10 days after the date on which the resolution fixing the record date is adopted, as a record date in connection with obtaining a consent of the stockholders in writing to corporate action without a meeting, or

         (iii) not more than 60 days before the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or the date on which any other lawful action shall be taken, as the record date for determining the stockholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such


                                    Ex. C-19
                  change, conversion or exchange of capital stock or other lawful action of the corporation,

and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof (provided, however, that the Board of Directors may fix a new record date for an adjourned meeting), or to give such consent, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

         Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

         Section 4. Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

         Section 5. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 6. Corporate Seal. The corporate seal shall have inscribed thereon the


                                    Ex. C-20
name of the Corporation, the year of its organization, and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.

                                   ARTICLE XII

                                   AMENDMENTS

         These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting; provided however, that only stockholders of the Company may amend or repeal any Bylaws adopted by such stockholders and a provision of these Bylaws requiring a supermajority vote may only be altered, amended or repealed by the same supermajority vote required to act under such provision.


                                    Ex. C-21

                                  CERTIFICATION

         I, __________________, Secretary of the Corporation, hereby certify that the foregoing is a true , accurate and complete copy of the Bylaws of Pinnacle Merger Corp adopted by its Board of Directors as of [ ], 2002



                                        ---------------------------------------
                                        [                          ], Secretary


                                    Ex. C-22

                                                                      EXHIBIT D

                               [FORM OF OPINION]

         Items to Be Covered in the Holland & Knight LLP Legal Opinion

Subject to customary qualification, the following are the items to be included in the opinion from Holland &Knight LLP to be delivered at the Closing. To the extent that an item is explicitly confirmed in he Confirmation Order, it may be excluded in the legal opinion. Capitalized terms used without definition having the meanings ascribed to them in the Securities Purchase Agreement.

         1. The Companies are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and, upon confirmation of the Plan, will have the requisite corporate power and corporate authority to carry on their respective businesses as they are now being conducted or presently proposed to be conducted.

         2. The Companies have all corporate right, corporate power and corporate authority to enter into the Securities Purchase Agreement and each of the other Transaction Documents to which they are parties and, subject to the approval of the Bankruptcy Court, to consummate the transactions contemplated hereby and thereby.

         3. The execution and delivery by the Companies of the Securities Purchase Agreement and each of the other Transaction Documents to which they are parties, and the issuance, sale and delivery of the New Common Shares by Pinnacle and the compliance by the Companies with each of the provisions of the Securities Purchase Agreement and each of the other Transaction Documents to which they are parties, will be upon confirmation of the Plan (a) within the corporate power and authority of the Companies, and (b) have been duly authorized by all requisite corporate action of the Companies.

         4. The Securities Purchase Agreement and each of the other Transaction Documents to which the Companies are parties are duly and validly executed and delivered by the Companies, and each such Transaction Document, upon approval by the Bankruptcy Court, will constitute a valid and binding agreement of the Companies, enforceable against the Companies in accordance with its terms, except as such enforcement is limited by bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and limitations imposed by general principles of equity.

         5. Counsel is not aware of any material violation by the Companies of any Law or any material litigation concerning the Companies except as disclosed in the SEC Reports or in
                  Section 3.7(a) or 3.11 of the Companies Disclosure Schedule.

         6. The issuance pursuant of the New Common Shares pursuant to the Bankruptcy Plan does not require registration under
                  Section 5 of the Securities Act of 1933, as amended.

         7. Based upon a review of the official docket maintained by the Bankruptcy Court in Pinnacle's Chapter 11 case as of [ ] a.m. EST, on [ ], 2002, no appeal of, or motion to vacate, stay, rehear or revoke the Confirmation Order has been filed and not withdrawn. The Bankruptcy Plan, having been confirmed on [ ], 2002, by the Confirmation Order which was entered on [ ], 2002, is binding in accordance with its terms, as same may have been modified by the Confirmation Order, upon all holders of claims (as defined in the Bankruptcy Plan) and interests (as defined in the Bankruptcy Plan) who received proper notice thereof. In accordance with and subject to the terms of the Confirmation Order, and subject to consummation of the Bankruptcy Plan, as of the date hereof, the Bankruptcy Plan is in full force and effect.

         8. An opinion in form and substance reasonably acceptable to the Investors that Pinnacle is a REIT under Section 856 of the Code.


                                    EX. D-2

                                                                      EXHIBIT E

    DEUTSCHE BANK TRUST COMPANY                 DEUTSCHE BANK SECURITIES INC.
             AMERICAS                                31 West 52nd Street
        31 West 52nd Street                        New York, New York 10019
     New York, New York 10019
                                                BANC OF AMERICA SECURITIES LLC
       BANK OF AMERICA, N.A.                           9 West 57th Street
      100 North Tryon Street                        New York, New York 10019
   Charlotte, North Carolina 28255
                                                                 April 25, 2002

Fortress Investment Group, LLC
1301 Avenue of the Americas
New York, NY  10019
Attention: Wesley R. Edens
           Chairman and CEO

Greenhill Capital Partners, L.P.
300 Park Avenue
New York, NY  10021
Attention: Robert H. Niehaus
           Chairman

Re       Senior Secured Financing Commitment Letter

Ladies and Gentlemen:

         You have informed Deutsche Bank Trust Company Americas ("DBTCA"), Deutsche Bank Securities Inc. ("DBSI" and, together with DBTCA, "DB"), Bank of America, N.A. ("BOA") and Banc of America Securities LLC ("BAS" and, together with BOA and any affiliate thereof designated by BOA and/or BAS, "BA") that Fortress Investment Group, LLC ("Fortress") and Greenhill Capital Partners, L.P. ("Greenhill" and, together with Fortress, the "Sponsors" and each, a "Sponsor") intend to make a cash common equity investment in Pinnacle Holdings Inc. ("Holdings") (such investment being herein called the "Investment"), through a transaction structured in a manner satisfactory to the Agents (as defined below) as a "pre-arranged" plan of reorganization (the "Plan") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). As consideration for such Investment, the Sponsors shall receive 100% (on a fully diluted basis) of the equity interests in Holdings; provided that the 100% figure contained above in this sentence may be reduced pursuant to certain equity issuances satisfactory to the Agents, so long as the aggregate amount of such equity interests so issued does not exceed (on a fully diluted basis) more than 49.9% of the equity of Holdings.

         It is our understanding that, pursuant to the terms of the Plan, the following (collectively called the "Refinancing") shall occur:

                  (i) the existing $362 million senior credit facility (the "Existing Senior Credit Facility") of Pinnacle Towers, Inc. (the "Borrower") shall be repaid in full through the making of cash payments in an aggregate amount not to exceed the lesser of (x) $362 million or (y) the aggregate principal amount outstanding thereunder;

                  (ii) in the event that the Borrower obtains a debtor-in-possession credit facility (the "DIP Credit Facility") in connection with the filing of the Plan, the aggregate amount outstanding under such DIP Credit Facility on the Closing Date shall be repaid in full in cash, and such DIP Credit Facility shall be terminated;

                  (iii) the Borrower's existing senior seller notes (the "Seller Notes"), in an aggregate principal amount not to exceed $25 million (as reduced by the Seller Note Repayment Amount (as defined below)), shall be assumed by the Borrower pursuant to the Plan (as so assumed, the "Assumed Seller Notes"), so long as the terms and conditions of such Seller Notes are satisfactory to the Agents;

                  (iv) other liabilities (consisting of balance sheet liabilities classified as "Current Liabilities" and "Other Liabilities") in an aggregate principal amount not to exceed $65 million shall be assumed pursuant to the Plan; provided that all such liabilities (as so assumed, the "Other Assumed Liabilities" and, together with the Assumed Seller Notes, the "Assumed Liabilities") shall be reasonably satisfactory to the Agents;

                  (v) holders of Holdings' 10% senior discount notes due 2008 (the "Existing Senior Notes") will be offered an aggregate consideration of $114 million (or approximately 35% of their fully accreted value of $325 million) in either (a) cash or (b) at the election of the holder, a combination of cash and/or up to 100% of such consideration in new common equity of Holdings at the value of the common equity issued pursuant to the Common Equity Financing (as defined below) (with the amount of such Common Equity Financing to be reduced by the amount (the "Existing Senior Notes Cash Reduction Amount") by which the cash payable to the holders of Existing Senior Notes is reduced by reason of their election to receive common equity of Holdings as contemplated by the preceding clause (b); it being understood and agreed that the aggregate amount of consideration received by the holders of the Existing Senior Notes may, (I) in the event that a Determination (as defined in the Securities Purchase Agreement (as defined in the Term Sheet)) has been made, be reduced by the Tax Amount (as defined in the Securities Purchase Agreement) and/or (II) in the event that the Closing Date occurs after the date that is the three month anniversary of the date of this letter, be increased in accordance with the last sentence of Section 5.8(b) of the Securities Purchase Agreement;


                                    EX. E-2

                  (vi) holders of Holdings' 5 1/2% convertible subordinated notes due 2007 (the "Existing Convertible Subordinated Notes") will be offered an aggregate consideration of $1 million in cash;

                  (vii) (x) warrants to purchase up to 1% of the common equity of Holdings will be available for distribution to certain existing holders of Holdings' common equity and (y) warrants to purchase up to 2% of the common equity of Holdings will be available for distribution to holders of the Existing Convertible Subordinated Notes, which warrants, in each case, would contain an exercise price equal to two times the value on the effective date of the common equity issued pursuant to the Common Equity Financing and be subject to other terms and conditions satisfactory to the Agents; and

                  (viii) other liabilities (including a portion of the Seller Notes (if any)) required by the Plan to be repaid shall be repaid in full in cash, so long as the amount of such other liabilities to be repaid does not cause Cash Funding (as defined in the Securities Purchase Agreement) to exceed $415 million.

The Plan would further provide that all existing debt, liabilities and equity of Holdings and its subsidiaries (subject to such exceptions as may be agreed by the Agents in their sole discretion) will be extinguished pursuant to the Plan, except for (x) the Assumed Seller Notes which would be assumed as contemplated by clause (iii) above and (y) the Other Assumed Liabilities, which would be assumed to the extent described in clause (iv) above. It is our further understanding that the fees and expenses payable in connection with the Transaction (as defined below) will not exceed $23 million.

         In order to finance the payments owing pursuant to the Plan (including without limitation those described above), the Investment and the Refinancing, and to provide for the working capital needs and general corporate requirements of Holdings and its subsidiaries after giving effect to the consummation of the Plan, it is presently contemplated that (i) Holdings shall receive cash common equity financing (the "Common Equity Financing") from the Sponsors in an aggregate amount of at least $205 million (as reduced by the (x) Existing Senior Notes Cash Reduction Amount and (y) subject to the terms of the Securities Purchase Agreement, the amount (if any) by which the Cash Funding is less than $415 million, and as increased by the Lease Rejection Amount (as defined in the Securities Purchase Agreement) and (ii) the Borrower shall obtain a senior secured credit facility in the aggregate amount of $340 million (the "Senior Secured Financing") (with the transactions described in preceding clauses (i) and (ii) being herein collectively referred to as the "Financing Transactions" and, together with the Investment, the Refinancing, and the Plan (including the consummation thereof) being herein referred to as the "Transaction").

         The sources of funds needed to effect the Transaction, as well as to pay all fees and expenses incurred in connection with the Transaction, shall be provided solely through the Financing Transactions. It is understood further that the Senior Secured Financing shall consist of (i) a $300 million term loan facility (the "Term Loan Facility") and (ii) a $40 million revolving loan facility (the "Revolving Loan Facility" and, together with the Term Loan Facility, the "Credit Facilities"); it being understood that (w) all of the Term Loan Facility shall be drawn on the closing date of the Transaction (the "Closing


                                    EX. E-3

Date") to make cash payments owing pursuant to the Plan and to pay fees and expenses in connection with the Transaction, (x) no portion of the Revolving Loan Facility (other than an amount not to exceed the aggregate principal amount of Seller Notes repaid by the Borrower on the Closing Date (such amount, the "Seller Note Repayment Amount")) may be utilized to make payments owing pursuant to the Plan or to pay any fees and expenses incurred in connection with the Transaction (it being understood and agreed that letters of credit under the Revolving Loan Facility may be issued on the Closing Date to support the obligations of the Borrower and its subsidiaries in respect of the Seller Notes) and (y) no portion of the Revolving Loan Facility may be utilized on or after the Closing Date to pay any portion of any taxes that are due or become due with respect to "built-in-gains" in assets acquired, directly or indirectly from any entity treated as a corporation (other than as a "S" corporation) for U.S. federal income tax purposes. A summary of certain terms of the Senior Secured Financing is set forth in Exhibit A attached hereto (the "Term Sheet"). Please note that those matters that are not covered or made clear herein or in Exhibit A or in the related fee letter of even date herewith (the "Fee Letter") are subject to mutual agreement of the parties. The terms and conditions of this commitment may be modified only in writing signed by each of the parties hereto.

         Each of DBTCA, DBSI and BA is pleased to confirm that, subject to the terms and conditions set forth herein and in the Term Sheet, (i) DBTCA hereby commits to severally provide $220 million of the Senior Secured Financing, (ii) BA hereby commits to severally provide $120 million of the Senior Secured Financing, (iii) DBTCA will act as sole Administrative Agent (in such capacity, the "Administrative Agent") for a syndicate of lenders who will participate in the Senior Secured Financing (together with DBTCA and BA, the "Lenders"), (iv) DBSI will act as sole Lead Arranger and Book Manager for the Senior Secured Financing (in such capacity, the "Lead Arranger") and (v) BA will act as sole Syndication Agent (in such capacity, the "Syndication Agent" and, together with the Administrative Agent and the Lead Arranger, the "Agents" and each, an "Agent") for the Senior Secured Financing. At the Agents' option, DBTCA, DBSI, BA and/or one or more affiliates thereof may also be designated as "Documentation Agent" or such other titles as may be deemed appropriate or desirable by the Agents. Notwithstanding anything to the contrary contained above in this paragraph, in connection with the syndication of the Senior Secured Financing, the Agents shall have the right to award one or more of the roles or titles described above, or such other titles as may be determined by the Agents, to one or more other Lenders, in each case as determined by the Agents in their sole discretion. You agree that, except as contemplated by the immediately preceding sentence, no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter) will be paid in connection with the Senior Secured Financing unless you and we shall so agree. You also hereby agree that the Agents shall be entitled, after consultation with you, to change the terms and conditions, pricing, fees and structure of the Senior Secured Financing if the Agents determine that such changes are advisable to ensure the successful syndication of the Senior Secured Financing, provided that the total amount of the commitments under the Senior Secured Financing remain unchanged. Furthermore, if the Closing Date occurs before the Senior Secured Financing has been fully syndicated (as determined by the Agents), then (x) you shall cause the Borrower and the Guarantors (as defined in the Term Sheet) to enter into documentation on the Closing Date satisfactory to the Agents acknowledging that the provisions of the preceding sentence shall survive until


                                    EX. E-4
such time as the Senior Secured Financing has been successfully syndicated, as determined by the Agents and (y) it shall be a condition precedent to the Closing Date that the actions described in preceding clause (x) shall have been taken.

         DBTCA and BA reserve the right, prior to or after execution of the definitive credit documentation, to syndicate all or part of their commitment hereunder to one or more other Lenders that will become party to such definitive credit documentation pursuant to a syndication to be managed by the Agents. You agree that, upon delivery to DBTCA and/or BA by another Lender (which is a reputable fund or financial institution) of a commitment letter for all or a portion of the Senior Secured Financing containing terms no less favorable to the Borrower than the terms hereof, DBTCA and/or BA shall be fully relieved of their respective obligations hereunder to the extent of, and in proportion with, their respective commitments set forth in such commitment letter (unless otherwise agreed by DBTCA and BA). All aspects of the syndication, including, without limitation, timing, potential syndicate members to be approached, titles, allocations and division of fees, shall be determined by the Agents. You agree to actively assist the Agents in such syndication, including by using your commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships and to provide the Agents and the Lenders, promptly upon request, with all information reasonably deemed necessary by the Agents to complete successfully the syndication, including, but not limited to, (a) an information package for delivery to potential syndicate members and participants and (b) projections and all information prepared by you or your affiliates or advisors relating to the transactions described herein. You also agree to make available your representatives and the senior officers and representatives of Holdings and the Borrower, in each case from time to time and to attend and make presentations regarding the business and prospects of Holdings and the Borrower and their respective subsidiaries at a meeting or meetings of Lenders or prospective Lenders. You and your affiliates shall each agree to refrain, and to cause Holdings and its subsidiaries to refrain, from any other debt financings (including refinancings and renewals of debt, but excluding the Refinancing) during the syndication process unless otherwise agreed to by the Agents. You further agree to make your officers and representatives, and to cause officers and representatives of Holdings and its subsidiaries to be, available to participate in information meetings for potential syndicate members at such times and places as the Agents may reasonably request.

         You represent, warrant and covenant that to the best of your knowledge
(i) no written information which has been or is hereafter furnished by you or on your behalf in connection with the transactions contemplated hereby and (ii) no other information given at information meetings for potential syndicate members and supplied or approved by you (such written information and other information being referred to herein collectively as the "Information") taken as a whole contained (or, in the case of Information furnished after the date hereof, will contain), as of the time it was (or hereafter is) furnished, any material misstatement of fact or omitted (or will omit) as of such time to state any material fact necessary to make the statements therein taken as a whole not misleading, in the light of the circumstances under which they were (or hereafter are) made; provided that, with respect to Information consisting of statements, estimates and projections regarding the future performance of Holdings and its subsidiaries (collectively, the "Projections"), no representation, warranty or covenant is made other than that the Projections have been (and, in the case of Projections furnished after the date hereof, will be) prepared in good


                                    EX. E-5
faith based on assumptions believed to be reasonable at the time of preparation thereof. You agree to supplement the Information and the Projections from time to time until the date of the initial borrowing under the Senior Secured Financing, as appropriate, so that the representations and warranties in the preceding sentence remain correct. You understand that, in syndicating the Senior Secured Financing, the Agents will use and rely on the Information and the Projections without independent verification thereof.

         As you are aware, each of DB's and BA's commitments hereunder are subject to (a) there not occurring or becoming known to the Agents any condition or circumstance which has had, or could reasonably be expected to have, a material adverse effect on the Transaction or on the property, assets, nature of assets, operations, liabilities, condition (financial or otherwise) or prospects of the Borrower or Holdings and its subsidiaries taken as a whole (each, a "Material Adverse Effect"), (b) the Agents not becoming aware (whether as a result of their due diligence analyses and reviews or otherwise) after the date hereof of any information not previously known to the Agents which either Agent believes is materially negative information with respect to the Transaction or the business, property, assets, nature of assets, operations, liabilities, condition (financial or otherwise) or prospects of the Borrower or Holdings and its subsidiaries taken as a whole, or which is inconsistent in a material and adverse manner with any such information or other matter disclosed to the Agents prior to the date hereof, (c) there not having occurred, a material disruption of or, after the date hereof, a material adverse change in financial, banking or capital market conditions that, in either Agent's reasonable judgment, could materially impair the syndication of the Senior Secured Financing, (d) each Agent's reasonable satisfaction that prior to and during the syndication of the Senior Secured Financing there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of Holdings or any of its subsidiaries or affiliates and (e) the other conditions set forth or referred to herein or in the Term Sheet.

         To induce us to issue this letter and to proceed with the documentation of the proposed financing, you hereby jointly and severally agree that all of our and our affiliates' fees and expenses (including the reasonable fees and expenses of counsel and consultants) arising in connection with this letter and in connection with the Transaction and other transactions described herein (including in connection with our due diligence and syndication efforts) shall be for your joint and several account (and that you shall from time to time upon request from any Agent (as defined in the immediately succeeding sentence) reimburse it and its affiliates for all such fees and expenses paid by them), whether or not the Senior Secured Financing is made available or definitive credit documents are executed. You further agree to indemnify and hold harmless each Agent (which, for purposes of this paragraph, shall be defined to include any other agent or co-agent designated by the Agents with respect to the Senior Secured Financing), each Lender (including, in any event, DBTCA and BA) and their respective affiliates and each director, officer, employee, representative and agent thereof (each, an "indemnified person") from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any Agent or Lender or any other such indemnified person as a result of or arising out of or in any way related to or resulting from this letter and, upon demand, to pay and reimburse each Agent, each Lender and each other indemnified person for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including


                                    EX. E-6
any inquiry or investigation) or claim (whether or not any Agent or Lender or any other such person is a party to any action or proceeding out of which any such expenses arise); provided, however, that you shall not have to indemnify any indemnified person against any loss, claim, damage, expense or liability to the extent same resulted from the gross negligence or willful misconduct of the respective indemnified person (as determined by a court of competent jurisdiction in a final and non-appealable judgment). This letter and the Term Sheet (collectively, the "Commitment Letter") is issued for your benefit only and no other person or entity may rely thereon. Neither the Agents nor any other indemnified person shall be responsible or liable to you or any other person for (x) any determination made by it pursuant to this letter in the absence of gross negligence or willful misconduct on the part of such person (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (y) any consequential damages which may be alleged as a result of this letter or the financing contemplated hereby.

         Each of us reserves the right to employ the services of our affiliates (including, in the case of DB, Deutsche Bank AG) in providing services contemplated by this letter and to allocate, in whole or in part, to our affiliates certain fees payable to us in such manner as we and our affiliates may agree in our sole discretion. You also agree that we may at any time and from time to time assign all or any portion of our commitments hereunder to one or more of our affiliates. You further acknowledge that we may share with any of our affiliates, and such affiliates may share with us, any information related to the Transaction, Holdings, the Borrower, the Sponsors (and your and their respective subsidiaries and affiliates), or any of the matters contemplated hereby. Each of us agrees to treat, and cause any of our affiliates to treat, all non-public information provided to it by the Sponsors, Holdings and the Borrower as confidential information in accordance with customary banking industry practices.

         You agree that this Commitment Letter is for your confidential use only and that neither its existence nor the terms hereof will be disclosed by you to any person other than your officers, directors, employees, accountants, attorneys and other advisors, and then only on a "need to know" basis in connection with the transactions contemplated hereby and on a confidential basis. Notwithstanding the foregoing, you shall be permitted to furnish a copy hereof to (x) Holdings and existing shareholders and existing creditors of Holdings and its subsidiaries (collectively, the "Sellers") and their advisors in connection with the proposed Transaction and (y) the United States Bankruptcy Court having jurisdiction over the Transaction in connection with a proposed Plan and, following your acceptance of the provisions hereof and your return of an executed counterpart of this Commitment Letter and the related Fee Letter to us as provided below, (i) you may make public disclosure of the existence and amount of the commitments hereunder and of the identity of the Agents, (ii) you may file a copy of this Commitment Letter (but not the Fee Letter) in any public record in which it is required by law to be filed and
(iii) you may make such other public disclosure of the terms and conditions hereof as, and to the extent, you are required by law, in the opinion of your counsel, to make. Except as otherwise required by law or unless the Agents have otherwise consented, you are not authorized prior to your acceptance of this letter as provided below to show or circulate this letter to any other person or entity (other than your legal or financial advisors in connection with your evaluation hereof). If this letter is not accepted by you as provided below, please immediately return this letter (and any copies hereof) to the undersigned.


                                    EX. E-7

         The provisions of the three immediately preceding paragraphs shall survive any termination of this letter.

         This Commitment Letter and the Fee Letter (and your rights and obligations hereunder and thereunder) shall not be assignable by you to any person or entity without the prior written consent of each Agent (and any purported assignment without such consent shall be null and void). This Commitment Letter and the Fee Letter may not be amended or waived except by an instrument in writing signed by you and us. Each of this Commitment Letter and the Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter or the Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This Commitment Letter and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. This Commitment Letter and the Fee Letter sets forth the entire agreement between the parties as to the matters set forth herein and supersedes all prior communications, written or oral, with respect to the matters herein.

         EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THIS COMMITMENT LETTER OR THE FEE LETTER. YOU HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE COUNTY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS COMMITMENT LETTER, THE FEE LETTER OR ANY MATTERS CONTEMPLATED HEREBY OR THEREBY.

         Our willingness, and commitments, with respect to the Senior Secured Financing as set forth above will terminate on the earlier to occur of (x) May 15, 2002, unless on or prior to such date Holdings shall have filed pursuant to the Bankruptcy Code its "pre-arranged" Plan (which shall be in form and substance satisfactory to the Agents), (y) the occurrence of an event of default (or similar defined term) under the DIP Credit Facility (without giving effect to any waiver, amendment or consent in respect of (or prior to the occurrence of) any such event of default) or (z) August 15, 2002, unless on or prior to such date the Transaction has been consummated and a definitive credit agreement evidencing the Senior Secured Financing, satisfactory in form and substance to the Agents (the "Credit Agreement") shall have been entered into and the initial borrowings shall have occurred thereunder.

         This letter replaces and supersedes our previous Commitment Letter to you, dated January 25, 2002, concerning the Transaction, except with respect to the confidentiality, indemnification and expense reimbursement provisions referred to therein, each of which shall survive in accordance with the terms and conditions thereof.

                                   *  *  *


                                    EX. E-8

         If you are in agreement with the foregoing, please sign and return to the Agents the enclosed copy of this letter, together with a copy of the enclosed Fee Letter, no later than 5:00 p.m., New York time, on April 26, 2002. Unless this letter and the related Fee Letter are signed and returned by the time and date provided in the immediately preceding sentence, this letter shall terminate at such time and date.


                                       Very truly yours,


                                       DEUTSCHE BANK TRUST COMPANY AMERICAS



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       DEUTSCHE BANK SECURITIES INC.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       BANK OF AMERICA, N.A.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       BANC OF AMERICA SECURITIES LLC



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                    EX. E-9

Agreed to and Accepted this
    day of            , 2002:
----      ------------


FORTRESS INVESTMENT GROUP, LLC



     By:
        --------------------------
        Name:
        Title:


GREENHILL CAPITAL PARTNERS, L.P.



     By:
        --------------------------
        Name:
        Title:


                                   EX. E-10

                            SUMMARY OF CERTAIN TERMS
                              OF CREDIT FACILITIES

Unless otherwise defined herein, capitalized terms used herein and defined in the letter agreement to which this Exhibit A is attached (the "Commitment Letter") are used herein as therein defined.

I.       Description of Credit Facilities

Borrower:         Pinnacle Towers, Inc. (the "Borrower").

Total Credit
Facility:         $340 million.

Credit
Facilities:       1.       Term Loan Facility in an aggregate principal
                           amount of $300 million (the "Term Loan
                           Facility").

                  2. Revolving Loan Facility in an aggregate principal amount of $40 million (the
                           "Revolving Loan Facility" and, together with the Term Loan Facility, the "Credit
                           Facilities").

A.       Term Loan Facility


Use of
Proceeds:         The loans made pursuant to the Term Loan Facility (the
                  "Term Loans") may only be incurred on the date of the effectiveness of the Plan (the "Closing Date"), and the proceeds thereof shall be used solely to finance, in part, the Transaction and to pay fees and expenses in connection with the Transaction.

Maturity:         The final maturity of the Term Loan Facility shall be
                  7 years from the Closing Date (the "Term Loan
                  Maturity Date").

Amortizations:    The Term Loans shall amortize in quarterly installments
                  in annual amounts to be determined.

Availability:     Term Loans may be incurred on the Closing Date, in each
                  case in a manner consistent with the requirements set forth under the heading "Use of Proceeds" above. No amount of Term Loans once repaid may be reborrowed.

B.       Revolving Loan Facility

Use of Proceeds:  The proceeds of loans under the Revolving Loan Facility
                  (the "Revolving Loans" and, together with the Term Loans, the "Loans")


                                    EX. E-11
                  shall be utilized for the working capital, capital expenditures and general corporate purposes set forth in the Credit Agreement and determined to the satisfaction of the Agents and the Required Lenders (as defined below), provided that (i) no portion of the Revolving Loan Facility (other than an amount not to exceed the Seller Note Repayment Amount) may be utilized to pay amounts owing pursuant to the Plan or to pay any fees and expenses incurred in connection with the Transaction (it being understood and agreed that letters of credit under the Revolving Loan Facility may be issued on the Closing Date to support the obligations of the Borrower and its subsidiaries in respect of the Seller Notes) and (ii) no portion of the Revolving Loan Facility may be utilized on or after the Closing Date to pay any portion of any taxes that are due or become due with respect to "built-in-gains" in assets acquired, directly or indirectly from any entity treated as a corporation (other than as a "S" corporation) for U.S. federal income tax purposes. A portion to be negotiated of the Revolving Loan Facility will be available for the issuance of stand-by and trade letters of credit ("Letters of Credit") to support obligations of the Borrower and its subsidiaries satisfactory to the Agents and the Required Lenders. Maturities for Letters of Credit will not exceed twelve months, renewable annually thereafter and, in any event, shall not extend beyond the tenth business day prior to the Revolving Loan Maturity Date (as defined below).

Maturity:         The final maturity of the Revolving Loan Facility shall
                  be 5 years from the Closing Date (the "Revolving Loan
                  Maturity Date").

Availability:     Revolving Loans may be borrowed, repaid and reborrowed
                  on and after the Closing Date and prior to the Revolving Loan Maturity Date in accordance with the terms of the definitive credit documentation governing the Credit Facilities.

II.      Terms Applicable to All Credit Facilities

Administrative
Agent:            DBTCA (in such capacity, the "Administrative Agent").

Lead Arranger
and Book Manager: DBSI.

Syndication
Agent:            BA.

Lenders: DBTCA, BA and/or a syndicate of lenders formed by the Agents (the "Lenders").

Required
Lenders: Lenders having aggregate commitments and/or outstandings (as appropriate) pertaining to all tranches (taken in the aggregate) in excess of 50% (the "Required Lenders").

Guaranties:       Holdings and each direct and indirect subsidiary of
                  Holdings (other


                                    EX. E-12
                  than the Borrower) (each, a "Guarantor" and, collectively, the "Guarantors") shall be required to provide an unconditional guaranty of all amounts owing under the Senior Secured Financing (the "Guaranties"). Such guarantees shall be in form and substance satisfactory to the Agents and shall, to the extent requested by the Agents, also guarantee the Borrower's and its subsidiaries' obligations under interest rate swaps/foreign currency swaps or similar agreements with a Lender or its affiliates. All guarantees shall be guarantees of payment and not of collection. Notwithstanding anything to the contrary contained above, non-U.S. subsidiaries of the Borrower shall not be required to provide guarantees (and shall not constitute Guarantors) so long as the furnishing of such guarantees gives rise to material adverse tax consequences to the Borrower.

                  The Guaranties shall contain terms and conditions satisfactory to the Agents and customary for transactions of this type.

Security:         All amounts owing under the Senior Secured Financing
                  (and all obligations under the Guaranties) will be secured by (x) a first priority perfected security interest in all stock, equity interests and promissory notes owned by the Borrower and the Guarantors, provided that not more than 65% of the total outstanding voting stock of any non-U.S. subsidiary of the Borrower shall be required to be pledged if the pledging thereof would give rise to material adverse tax consequences to the Borrower and (y) a first priority perfected security interest in all other tangible and intangible assets (including receivables, contract rights, securities, patents, trademarks, other intellectual property, inventory, equipment, real estate and leasehold interests) owned by the Borrower and each Guarantor, subject (in each case) to exceptions satisfactory to the Agents.

                  All documentation (collectively referred to herein as the "Security Agreements") evidencing the security required pursuant to the immediately preceding paragraph shall be in form and substance satisfactory to the Agents, and shall effectively create first priority security interests in the property purported to be covered thereby, with such exceptions as are acceptable to the Agents in their reasonable discretion.

Optional Commit-
ment Reductions:  The unutilized portion of the total commitments may, upon three business days' notice, be reduced or terminated by the Borrower without penalty in minimum amounts to be agreed.

Voluntary
Prepayments:      Voluntary prepayments may be made at any time on three
                  business days' notice in the case of Eurodollar Loans, or one business day's notice in the case of Base Rate
                  Loans, without premium or penalty, in minimum principal amounts to be agreed; provided that voluntary


                                    EX. E-13
                  prepayments of Eurodollar Loans made on a date other than the last day of an interest period applicable thereto shall be subject to customary breakage costs. Voluntary prepayments of Term Loans shall apply to reduce future scheduled amortization payments of the Term Loans being prepaid in a manner to be determined.

Mandatory
Repayments:       Mandatory repayments of Term Loans shall be required
                  from (a) 100% of the proceeds (net of (i) taxes and costs and expenses in connection with the sale and (ii) the amount of cash necessary to (subject to the limitation on dividends referred to in the section entitled "Covenants" below) be distributed as a result of such asset sale in connection with the maintenance of the REIT (as defined in the Code (as defined in the Securities Purchase Agreement)) status of Holdings and its subsidiaries) from asset sales by Holdings and its subsidiaries (subject to reinvestment exceptions to be negotiated), (b) 100% of the net proceeds from issuances of debt (with appropriate exceptions to be mutually agreed upon) by Holdings and its subsidiaries,
                  (c) 100% of the net proceeds from issuances of equity by, or capital contributions to Holdings and its subsidiaries (with appropriate exceptions to be mutually agreed upon), (d) 75% (subject to a step-down to 50% based on meeting a leverage test to be agreed upon and so long as no default or event of default under the Credit Facilities is in existence) of annual excess cash flow (to be defined to the satisfaction of the Agents) of Holdings and its subsidiaries (it being understood and agreed that the definition of excess cash flow shall be defined to exclude the amount of cash necessary to (subject to the limitation on dividends referred to in the section entitled
                  "Covenants" below) be distributed in connection with the maintenance of the REIT status of Holdings and its subsidiaries) and (e) 100% of the net proceeds from insurance recovery and condemnation events of Holdings and its subsidiaries (subject to certain reinvestment rights to be negotiated).

                  All mandatory repayments of Term Loans made pursuant to clauses (a)-(e) above shall apply to reduce future scheduled amortization payments of the Term Loans being repaid pro rata based upon the then remaining amounts of such payments. To the extent the amount of any mandatory repayment which would otherwise be required as provided above exceeds the aggregate principal amount of Term Loans then outstanding, such excess shall apply to reduce the commitments under the Revolving Loan Facility. In addition, (i) if at any time the outstandings pursuant to the Revolving Loan Facility (including Letter of Credit outstandings) exceed the aggregate commitments with respect thereto, prepayments of Revolving Loans (and/or the cash collateralization of Letters of Credit) shall be required in an amount equal to such excess and (ii) upon the occurrence of a change of control (to be defined), all commitments under the Credit Facilities shall terminate and all outstanding Loans shall become due and payable.


                                    EX. E-14

Interest Rates:   At the Borrower's option, Loans may be maintained from
                  time to time as (x) Base Rate Loans, which shall bear interest at the Base Rate in effect from time to time plus the Applicable Margin (as defined below) or (y)
                  Eurodollar Loans, which shall bear interest at the Eurodollar Rate (adjusted for maximum reserves) as determined by the Administrative Agent for the respective interest period plus the Applicable Margin, provided, that until the earlier to occur of (i) the 90th day following the Closing Date or (ii) the date upon which the Agents shall determine in their sole discretion that the primary syndication has been completed, Eurodollar Loans shall be restricted to a single one month Interest Period at all times, with the first such Interest Period to begin not sooner than 3 business days after the Closing Date and with any subsequent Interest Periods to begin on the last day of the prior one month Interest Period theretofore in effect.

                  "Applicable Margin" shall mean a percentage per annum equal to (x) in the case of Term Loans (A) maintained as Base Rate Loans, 3.00% and (B) maintained as Eurodollar Loans, 4.00%; (y) in the case of Revolving Loans (A) maintained as Base Rate Loans, 2.50% and (B) maintained as Eurodollar Loans, 3.50%. So long as no default or event of default exists under the Credit Facilities, the Applicable Margin on the Revolving Loans and the Term Loans shall be subject to one step-down to be determined (but, in any event, not commencing until the delivery of the Borrower's financial statements in respect of its first fiscal quarter ending at least one year after the Closing
                  Date) based on meeting a leverage test to be agreed.

                  "Base Rate" shall mean the higher of (x) the rate that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time and (y) 1/2 of 1% in excess of the overnight federal funds rate.

                  Interest periods of 1, 2, 3 and 6 months shall be available in the case of Eurodollar Loans.

                  The Credit Facilities shall include customary protective provisions for such matters as defaulting banks, capital adequacy, increased costs, reserves, funding losses, illegality and withholding taxes. The Borrower shall have the right to replace any Lender that charges a material amount in excess of that being charged by the other Lenders with respect to contingencies described in the immediately preceding sentence.

                  Interest in respect of Base Rate Loans shall be payable quarterly in arrears on the last business day of each calendar quarter. Interest in respect of Eurodollar Loans shall be payable in arrears at the end of the applicable interest period and every three months in the case of interest periods in excess of three months. Interest will also be payable at the time of repayment of any Loans and at maturity. All


                                    EX. E-15
                  interest on Base Rate Loans, Eurodollar Loans and commitment fees and any other fees shall be based on a 360-day year and actual days elapsed.

Default
Interest:         Overdue principal, interest and other amounts shall
                  bear interest at a rate per annum equal to the greater of (i) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective tranche under the Senior Secured Financing from time to time and (ii) the rate which is 2% in excess of the rate then borne by such borrowings. Such interest shall be payable on demand.

Commitment Fee:   A commitment fee, at a per annum rate equal to the
                  Applicable Commitment Fee Percentage (as defined below), on the daily undrawn portion of the commitments of each Lender under the Revolving Loan Facility will commence accruing on the Closing Date and will be payable quarterly in arrears.

                  "Applicable Commitment Fee Percentage" shall mean (i) on any date that (x) the total unutilized commitments under the Revolving Loan Facility exceed 50% of the total commitments under the Revolving Loan Facility or
                  (y) a default or event of default exists under the Senior Secured Financing, 0.75% and (ii) on any date that the total unutilized commitments under the Revolving Loan Facility are less than or equal to 50% of the total commitments under the Revolving Loan Facility, 0.50%.


Letter of
Credit Fees:      A letter of credit fee equal to the Applicable Margin
                  for Revolving Loans maintained as Eurodollar Loans on the outstanding stated amount of Letters of Credit (the
                  "Letter of Credit Fee") to be shared proportionately by the Lenders in accordance with their participation in the respective Letter of Credit, and a facing fee of 1/4 of 1% per annum (but in no event less than $500 per annum for each Letter of Credit) (the "Facing Fee") to be paid to the issuer of each Letter of Credit for its own account, in each case calculated on the aggregate stated amount of all Letters of Credit for the stated duration thereof. Letter of Credit Fees and Facing Fees shall be payable quarterly in arrears. In addition, the issuer of a Letter of Credit will be paid its customary administrative charges in connection with Letters of Credit issued by it.

Agent/
Lender Fees:      The Agents and the Lenders shall receive such fees as
                  have been separately agreed upon.

Assignments and
Participations:   Neither Holdings nor the Borrower may assign its rights
                  or obligations under the Senior Secured Financing. Any
                  Lender may


                                    EX. E-16
                  assign, and may sell participations in, its rights and obligations under the Senior Secured Financing, subject
                  (x) in the case of participations, to customary restrictions on the voting rights of the participants and (y) in the case of assignments, to such limitations as may be established by the Administrative Agent (including (i) a minimum assignment amount to be established by the Administrative Agent (or, if less, the entire amount of such assignor's commitments and outstanding Loans at such time), (ii) an assignment fee in the amount of $3,500 to be paid by the respective assignor or assignee to the Administrative Agent and
                  (iii) the receipt of the consent of the Administrative Agent (not to be unreasonably withheld or delayed)). The Senior Secured Financing shall provide for a mechanism which will allow for each assignee to become a direct signatory to the Senior Secured Financing and will relieve the assigning Lender of its obligations with respect to the assigned portion of its commitment.

Documentation;
Governing Law:    The Lenders' commitments will be subject to the
                  negotiation, execution and delivery of definitive financing agreements (and related security documentation, guaranties, etc.) consistent with the terms of this Term Sheet, in each case prepared by White & Case LLP as counsel to the Agents, and satisfactory to the Agents and the Lenders (including, without limitation, as to the terms, conditions, representations, covenants and events of default contained therein). All documentation (except security documentation that the Agents determine should be governed by local law) shall be governed by the internal laws of the State of New York.

Commitment
Termination:      The commitments hereunder shall terminate on the
                  earlier to occur of (x) May 15, 2002, unless on or prior to such date Holdings shall have filed pursuant to the Bankruptcy Code its "pre-arranged" Plan (which shall be in form and substance satisfactory to the Agents), (y) the occurrence of an event of default (or similar defined term) under the DIP Credit Facility
                  (without giving effect to any waiver, amendment or consent in respect of (or prior to the occurrence of) any such event of default) or (z) August 15, 2002 unless definitive documentation with respect to the Credit Facilities has been executed and delivered, the Transaction has been consummated and the initial borrowings under the Credit Facilities have occurred.

Conditions
Precedent:        Those conditions precedent that are usual and customary
                  for these types of facilities, and such additional conditions precedent as are appropriate under the circumstances. Without limiting the foregoing, the following conditions shall apply:

A.       To the Initial Loans

                  (i) The structure and all terms of, and the documentation (including, without limitation, the Securities Purchase Agreement (the "Securities Purchase Agreement") among Holdings, the Borrower and the investors named therein, entered into in connection with the Investment) for, each


                                    EX. E-17
                           component of the Transaction shall be satisfactory in form and substance to the Agents and the Required Lenders, and such documentation shall be in full force and effect. All conditions precedent to the consummation of the Transaction, as set forth in the documentation relating thereto (including, without limitation, in the Securities Purchase Agreement), shall have been satisfied (including, in the case of the Refinancing, the repayment of all indebtedness, and the release of all liens, relating thereto), and not waived except with the consent of the Agents and the Required Lenders, to the satisfaction of the Agents and the Required Lenders. Each component of the Transaction shall have been consummated in accordance with the documentation therefor and all applicable laws.

                  (ii) Holdings shall have received at least $205 million of cash (as reduced by (x) the Existing Senior Notes Cash Reduction Amount and (y) subject to the terms of the Securities Purchase Agreement, the amount (if any) by which Cash Funding is less than $415 million, and as increased by the Lease Rejection Amount) from the Common Equity Financing, and Holdings shall have contributed all proceeds of the Common Equity Financing to the Borrower. All terms and conditions (and the documentation) in connection with the Common Equity Financing (including the identity of any equity investors (including management) in Holdings and the relative amounts of their equity investments in Holdings) shall be satisfactory to the Agents and the Required Lenders.

                  (iii) The Borrower shall have used all cash proceeds received from the financing described in clause (ii) to make payments owing in connection with the Transaction before utilizing any proceeds of Loans pursuant to the Credit Facilities for such purpose. The cash proceeds received from the Common Equity Financing, when added to the aggregate principal amount of Term Loans incurred on the Closing Date, shall be sufficient to effect the Transaction (including to make all payments owing pursuant to the Plan) and to pay fees and expenses in connection therewith.

                  (iv) After giving effect to the consummation of the Transaction, Holdings and its subsidiaries shall have no outstanding preferred equity, indebtedness or contingent liabilities, except for (i) the Senior Secured Financing and (ii) the Assumed Liabilities, and all stock of the Borrower shall be owned by Holdings free and clear of liens (other than those securing the Senior Secured Financing). All terms and conditions (and the amount) of all Assumed Liabilities permitted to remain outstanding after giving effect to the Transaction, shall be required to be satisfactory to the Agents and the Required


                                    EX. E-18

                           Lenders in their sole discretion.

                  (v) All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the transactions contemplated by the Credit Facilities and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the judgment of the Agents, restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction or the transactions contemplated by the Credit Facilities or otherwise referred to herein. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction or the transactions contemplated by the Credit Facilities.

                  (vi) The Plan, and a disclosure statement relating to the Plan and provided pursuant to Section 1125 of the Bankruptcy Code shall, in each case, have been approved by the applicable United States Bankruptcy Court having jurisdiction over the Transaction and be in form and substance satisfactory to the Agents and the Required Lenders. The Plan shall have been confirmed pursuant to a notice of confirmation (the "Notice of Confirmation") in accordance with Sections 1128 and 1129 of the Bankruptcy Code, and such Notice of Confirmation shall be in form and substance satisfactory to the Agents and the Required Lenders. The Notice of Confirmation shall not have been stayed and shall have been final and non-appealable and all conditions precedent to the effective date of the Plan shall have been satisfied (and not waived without the consent of the Agents and the Required Lenders) to the satisfaction of the Agents and the Required Lenders.

                  (vii) Nothing shall have occurred (and neither the Agents nor the Required Lenders shall have become aware of any facts or conditions not previously known) which the Agents or the Required Lenders shall determine could reasonably be expected to have a material adverse effect on the rights or remedies of the Agents or the Lenders, or on the ability of Holdings and its subsidiaries to perform their obligations to the Agents or the Lenders or which has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (viii) No litigation by any entity (private or governmental) shall be pending or threatened with respect to the Credit Facilities or any documentation executed in connection therewith, or with respect to the Transaction, or which the Agents or the Required Lenders shall determine has had, or could reasonably be


                                    EX. E-19
                           expected to have, a materially adverse effect on the Transaction or a Material Adverse Effect.

                  (ix) All agreements relating to, and the corporate and capital structure of, Holdings and its subsidiaries, and all organizational documents of Holdings and its subsidiaries, in each case as the same will exist after giving effect to the consummation of the Transaction, shall be satisfactory to the Agents and the Required Lenders.

                  (x) All Loans and all other financings to the Borrower (and all guaranties thereof and security therefor), as well as the Transaction and the consummation thereof, shall be in full compliance in all material respects with all applicable requirements of law, including Regulations T, U and X of the Federal Reserve Board (the "Margin Regulations").

                  (xi) After giving effect to the Transaction, the financings incurred in connection therewith and the other transactions contemplated hereby, there shall be no conflict with, or default under, any agreement of Holdings and its subsidiaries (including any such agreements (i) acquired pursuant to the Investment,
                           (ii) entered into pursuant to the Transaction and
                           (iii) in respect of Existing Indebtedness), subject to such exceptions as may be agreed upon.

                  (xii) All costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby, payable to the Agents and the Lenders or otherwise payable in respect of the Transaction shall have been paid to the extent due.

                  (xiii) The Guaranties and Security Agreements required hereunder shall have been executed and delivered in form, scope and substance satisfactory to the Agents and the Required Lenders, and the Lenders shall have a first priority perfected security interest in all assets of Holdings and its subsidiaries as and to the extent required above.

                  (xiv) The Agents shall have received legal opinions from counsel (including, without limitation, New York counsel) covering matters acceptable to the Agents (including, without limitation, (x) a no-conflicts opinion as to the Assumed Liabilities and any other material contracts of Holdings or any of its subsidiaries and (y) compliance with the Margin Regulations).

                  (xv) The Lenders shall have received a solvency certificate in form and substance satisfactory to the Agents, from the chief financial officer of Holdings, setting forth the conclusions that,


                                    EX. E-20
                           after giving effect to the Transaction and the incurrence of all the financings contemplated herein, each of Holdings, the Borrower, Holdings and its subsidiaries taken as a whole and the Borrower and its subsidiaries taken as a whole, is or are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in its or their businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature.

                  (xvi) The Agents and the Lenders shall have received and be satisfied with (i) audited, unaudited and pro forma consolidated financial statements of Holdings and its subsidiaries meeting the requirements of Regulation S-X for registration statements (as if such a registration statement for a debt issuance of the Borrower, guaranteed by Holdings, became effective on the Closing Date) on Form S-1 (including, without limitation, the audited financial statements in respect of the fiscal year of Holdings and its subsidiaries ended December 31, 2001), (ii) interim financial statements for each month of Holdings and its subsidiaries commencing with March 2002 and ending prior to the Closing Date (which interim monthly financial statements shall be delivered to the Agents and the Lenders on or prior to 5 business days after the end of such month), (iii) detailed projected consolidated financial statements of Holdings and its subsidiaries for the seven fiscal years ended after the Closing Date, which projections shall (x) reflect the forecasted consolidated financial condition of Holdings and its subsidiaries after giving effect to the Transaction and the related financing thereof, and (y) be prepared and approved by the Borrower and (iv) all information delivered prior to the Closing Date to the lenders under the DIP Credit Facility and the members of the existing creditors' steering committee concurrently with the delivery of such information to such persons. In addition, (x) on or prior to April 30, 2002, the Agents and the Lenders shall have received and be satisfied with consolidated monthly budgets of Holdings and its subsidiaries in respect of each of the months of April 2002, May 2002, June 2002, July 2002 and August 2002 and (y) the actual revenues of Holdings and its subsidiaries as reported on the interim monthly financial statements referred to in clause (ii) of the immediately preceding sentence shall (I) in the case of such revenues generated in April 2002, be no less than 95% of the budgeted revenues as delivered pursuant to the


                                    EX. E-21
                           preceding clause (x) and (II) in the case of such revenues generated in each month thereafter ending prior to the Closing Date, be, when added to each month prior to said month commencing with April 2002, no less than 95% of the budgeted revenues in respect of said months as delivered pursuant to the preceding clause (x) (calculated, in each case, on a cumulative basis) (i.e., the actual revenues reported for the month of May 2002, when added to the actual revenues reported in respect of the month of April 2002, shall be no less than 95% of the budgeted revenues in respect of said months (calculated on a cumulative basis)).

                  (xvii) The Lenders shall have received evidence of insurance maintained by Holdings and its subsidiaries consistent with that of other companies of substantially similar size and scope of operations in the same or substantially similar businesses.

                  (xviii) The Agents shall have received, in form, scope and substance reasonably satisfactory to them, environmental reports from environmental consultants reasonably satisfactory to them, and such other reports, audits or certifications as they may reasonably request.

                  (xix) During the period from the date hereof through the Closing Date, Holdings and its subsidiaries shall have been operated in the ordinary course and there shall not have been sold any material asset of Holdings and its subsidiaries other than in the ordinary course and consistent with past practice.

                  (xx) There shall have been no material adverse change, after the date hereof and prior to the completion of the primary syndication of the Senior Secured Financing (as determined by the Agents), to the syndication market for credit facilities similar in nature to the Credit Facilities contemplated herein and there shall not have occurred and be continuing during such period a material disruption of or material adverse change in financial, banking or capital markets that would have a material adverse effect on the primary syndication, in each case as determined by each Agent in its reasonable discretion. The Sponsors, Holdings and the Borrower shall have fully cooperated in the syndication efforts, including, without limitation, by promptly providing the Agents with all information reasonably deemed necessary by them to successfully complete the syndication.

                  (xxi) The Agents shall be satisfied with the management of Holdings and its subsidiaries after giving effect to the Transaction, and with all management employment agreements and arrangements and all management equity and incentive options.

                  (xxii) The Borrower shall have entered into a lease agreement with Arch Communications, which lease agreement shall be satisfactory to the Agents and the Required Lenders.


                                    EX. E-22

                  (xxiii) The Lenders shall have received, in form, scope and substance satisfactory to the Agents and the Required Lenders, (I) a first lien Mortgage, Deed of Trust or Deed to Secure Debt encumbering all of Holdings' and its subsidiaries owned, and to the extent required by the Agents and the Required Lenders, leased (whether by lease, easement or other possessory interest) property, including all improvements and fixtures located thereon (each, a "Mortgaged Property" and collectively, the "Mortgaged Properties") (it being understood and agreed that this clause (xxiii) shall not apply to the leased property of Holdings and its subsidiaries to the extent that the consent of the landlord of such leased property cannot be obtained following the exercise of commercially reasonably efforts by Holdings and its subsidiaries to obtain such consent), (II) ALTA surveys (or such other surveys reasonably acceptable to the Agents and the Required Lenders) for each Mortgaged Property certified to the Administrative Agent acting in its capacity as collateral agent for the Lenders (the "Collateral Agent"), showing a state of facts acceptable to the Agents and Required Lenders, (III) a lender's form of Title Insurance Policy (1992), insuring the lien of the Mortgage, Deed of Trust and/or Deed to Secure Debt, as the case may be, as a valid and enforceable first priority lien, subject to only those exceptions reasonably acceptable to the Agents and the Required Lenders, and containing all endorsements reasonably required by the Agents and the Required Lenders, (IV) a local counsel enforceablility opinion for each state in which a Mortgaged Property is located, stating that, among other things, the Mortgage, Deed of Trust and/or Deed to Secure Debt, as the case may be, is a valid obligation of the Mortgagor, Trustor and/or Grantor, as the case may be, enforceable in accordance with its terms, and including such other matters as the Agents and the Required Lenders may reasonably request, (V) evidence that either: (a) each Mortgaged Property does not lie in a flood zone; or (b) if any such Mortgaged Property does lie in a flood, zone, evidence of flood insurance covering such Mortgaged Property, (VI) if recommended by local real estate counsel, a UCC-1 fixture filing covering fixtures and improvements located on each Mortgaged Property,
                           (VII) evidence of payment of all taxes, fees, and charges relating to the conditions set forth above, including, but not limited to, payment of title insurance premiums and mortgage recording taxes, and
                           (VIII) any and all other documents and/or instruments reasonable requested by the Agents which are deemed by the Agents as necessary to accomplish any of the foregoing.

                  (xxiv) (I) Holdings and its subsidiaries shall have resolved, to the satisfaction of the Agents and the Required Lenders, all tax


                                    EX. E-23
                           issues related to the failure of Holdings and/or any of its subsidiaries, as the case may be, to make elections under U.S. Treasury Regulations section 301.7701-3 (the "check-the-box regulations") to treat certain foreign subsidiaries of Holdings and its subsidiaries as partnerships or as disregarded entities for U.S. federal income tax purposes, (II) for all periods from the formation of Holdings and its subsidiaries (or any of their respective predecessors) through the Closing Date (other than in respect of the matter described in the preceding clause (I)), the Agents and the Required Lenders shall be satisfied that Holdings and its subsidiaries were organized and have operated in conformity with the requirements for qualification as a REIT and
                           (III) either (a) a final, non-appealable determination by the Bankruptcy Court (as defined in the Securities Purchase Agreement) or the Internal Revenue Service ("IRS") shall have been made as to the amount of taxes due with respect to "built-in-gains" in assets acquired prior to the Closing Date, directly or indirectly from any entity treated as a corporation (other than an "S" corporation) for U.S. federal income tax purposes or
                           (b) in the event that a final, non-appealable determination by the Bankruptcy Court or the IRS shall not have been made as to the amount of taxes due with respect to "built-in-gains" in assets acquired directly or indirectly from any entity treated as a corporation (other than an "S" corporation) for U.S. federal income tax purposes, the Sponsors and/or the holders of the Existing Senior Notes shall have entered into arrangements, in form and substance (and subject to documentation) satisfactory to the Agents and Required Lenders, providing for the payment of any and all taxes that are or become due prior to, on or after the Closing Date with respect to such "built-in-gains" in assets acquired prior to the Closing Date and referred to above.

B.       To All Loans*


                  (i) All representations and warranties shall be true and correct on and as of the date of the borrowing (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct as of the respective date or for the respective period, as the case may
                           be), before and after giving effect to such borrowing and to the application of the proceeds therefrom, as though made on and as of such date.


--------------
* It is understood and agreed that for the purpose of satisfying the conditions precedent set forth below in this Section B, no effect shall be given to any waiver, amendment or modification of such representation and warranties, covenants, Defaults or events of default unless any such waiver, amendment or modification is agreed to by more than 50% of the Lenders holding commitments under the Revolving Loan Facility.


                                    EX. E-24

                  (ii) No event of default under the Credit Facilities or event (a "Default") which with the giving of notice or lapse of time or both would be an event of default under the Credit Facilities, shall have occurred and be continuing, or would result from such borrowing.

C. To Revolving
   Loans The Borrower may not incur any Revolving Loan if (after giving effect to the incurrence thereof and the application of proceeds therefrom and any cash or Cash Equivalents (to be defined) on hand (to the extent such proceeds and/or other cash or Cash Equivalents are actually utilized by the Borrower and/or any other subsidiary of Holdings on the respective date of incurrence of such Revolving Loan for a permitted purpose other than an investment in Cash Equivalents)) Holdings and its subsidiaries would hold cash and Cash Equivalents on such date of incurrence in an aggregate amount in excess of U.S.$15 million (for purposes of cash and Cash Equivalents denominated in a currency other than U.S. Dollars, taking the U.S. Dollar equivalent of such cash or Cash Equivalents).

Representations
and Warranties:            Those representations and warranties which are usual
                           and customary for these types of facilities, and such additional representations and warranties as are appropriate under the circumstances.

Covenants:                 Those covenants usual and customary for these types
                           of facilities, and such additional covenants as are appropriate under the circumstances (with customary exceptions to be agreed upon). Special-purpose corporation covenants shall apply to Holdings.
                           Although the covenants have not yet been specifically determined, we anticipate that the other covenants shall in any event include, but not be limited to:

                  (i) Limitations on other indebtedness (including contingent liabilities and seller notes).

                  (ii) Limitations on mergers, acquisitions, joint ventures, partnerships and acquisitions and dispositions of assets.

                  (iii)    Limitations on sale-leaseback transactions.

                  (iv) Limitations on dividends and restricted payments (including, without limitation, limitations on the payment of dividends that may be required to be made by Holdings and its subsidiaries (or any related entity) in connection with the acquisition of corporations prior to the Closing Date).


                                    EX. E-25

                  (v) Limitations on voluntary prepayments of Existing Indebtedness and other indebtedness and amendments thereto, and amendments to organizational documents and other material agreements.

                  (vi) Limitations on transactions with affiliates and formation of subsidiaries.

                  (vii) Limitations on (x) investments (including joint ventures) and (y) cash and Cash Equivalents at any time Revolving Loans are outstanding.

                  (viii)   Maintenance of existence and properties.

                  (ix)     Limitations on liens.

                  (x) Various financial covenants customary for a transaction of this type, including without limitation:

                           (a)      Maximum Total Debt to EBITDA;
                           (b)      Minimum Interest Coverage Ratio;
                           (c)      Minimum Fixed Charge Coverage Ratio; and
                           (d)      Minimum EBITDA.

                  (xi)     Limitations on capital expenditures.

                  (xii)    Adequate insurance coverage.

                  (xiii)   ERISA covenants.

                  (xiv) Financial reporting, notice of environmental, ERISA-related matters and material litigation and visitation and inspection rights.

                  (xv) Compliance with laws, including environmental and ERISA.

                  (xvi)    Payment of taxes and other liabilities.

                  (xvii)   Limitation on changes in nature of business.

                  (xviii) The obtaining of interest rate protection in amounts and for periods to be determined.

                  (xix)    Use of proceeds.


Events of
Default: Those events of default usual and customary for these types of facilities, and such additional events of default as are appropriate under the circumstances, including, without


                                    EX. E-26
                  limitation, a change of control (to be defined to the satisfaction of the Agents) of Holdings or the Borrower.

Indemnification:  The documentation for the Senior Secured Financing will contain customary indemnities for the Lenders (other than as a result of the respective Lender's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision).



                                    EX. E-27

                                                                       EXHIBIT F

                             PINNACLE HOLDINGS INC.
                           EMPLOYEE STOCK OPTION PLAN

SECTION 1. PURPOSE OF PLAN.

         The name of this plan is the Pinnacle Holdings Inc. Employee Stock Option Plan (the "Plan"). The Plan was adopted by the Board (as hereinafter defined) on [ ], 2002. The purpose of the Plan is to provide additional incentive to selected management employees of the Company (as hereinafter defined) and its Subsidiaries (as hereinafter defined) whose contributions are essential to the growth and success of the Company's business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options (as hereinafter defined) and Nonqualified Stock Options (as hereinafter defined). The Plan is intended, to the extent applicable, to satisfy the requirements of section 162(m) of the Code (as hereinafter defined) and shall be interpreted in a manner consistent with the requirements thereof.

SECTION 2. DEFINITIONS.

         For purposes of the Plan, the following terms shall be defined as set forth below:

                  (a) "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with
Section 3 hereof.

                  (b)      "Board" means the Board of Directors of the Company.

                  (c) "Cause" means (1) the continued failure by the Participant substantially to perform his or her duties and obligations to the Company or a Subsidiary, including without limitation repeated refusal to follow the reasonable directions of his or her employer, knowing violation of law in the course of performance of the duties of Participant's employment with the Company or a Subsidiary, repeated absences from work without a reasonable excuse, and intoxication with alcohol or illegal drugs while on the Company's or a Subsidiary's premises during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness);
(2) fraud or material dishonesty against the Company or a Subsidiary; or (3) a conviction or plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Administrator in its sole discretion.

                  (d) "Change in Capitalization" means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise, or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

                  (e) "Change in Control" means any Person (other than Fortress Investment Group LLC, Greenhill Capital Partners, L.P. or their respective Affiliates becoming the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Shares representing in excess of 50% of the then outstanding Shares.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  (g) "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. The composition of the Committee shall at all times consist solely of persons who are (1) "nonemployee directors" as defined in Rule 16b-3 issued under the Exchange Act, and (2) unless otherwise determined by the Board, "outside directors" as defined in section 162(m) of the Code.

                  (h) "Company" means Pinnacle Holdings Inc., a Delaware corporation (or any successor corporation).

                  (i) "Disability" means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company, (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code, or
(3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

                  (j) "Effective Date" means the business day that the Plan of Reorganization becomes effective.

                  (k) "Eligible Recipient" means a management employee of the Company or any of its Subsidiaries who has been selected as an eligible participant by the Administrator.

                  (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (m) "Exercise Price" means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

                  (n) "Fair Market Value" as of a particular date shall mean the fair market value of a share of New Common Stock as determined by the Administrator in its sole discretion; provided, however, that (1) if the New Common Stock is admitted to trading on a national securities exchange, fair market value of a share of New Common Stock on


                                    Ex. F-2
any date shall be the closing sale price reported for such share on such exchange on the last day preceding such date on which a sale was reported, (2) if the New Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of a share of New Common Stock on any date shall be the closing sale price reported for such share on such system on the last date preceding such date on which a sale was reported, or (3) if the New Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, fair market value of a share of New Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and ask prices were reported.

                  (o) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of section 422 of the Code, or any successor provision, and that is designated in the applicable Option Agreement as an Incentive Stock Option.

                  (p) "New Common Stock" means the common stock, par value $.01 per share, of the Company.

                  (q) "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

                  (r) "Option" means an option to purchase shares of New Common Stock granted pursuant to Section 7 hereof.

                  (s) "Option Agreement" means, with respect to each Option, the written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

                  (t) "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 3 hereof, to receive grants of Options. A Participant who receives the grant of an Option is sometimes referred to herein as an "Optionee."

                  (u) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (v) "Plan of Reorganization" means the Company's pre-negotiated plan of reorganization, including all supplements, appendices and schedules thereto.


                                    Ex. F-3

                  (w) "Retirement" means a termination of a Participant's employment, other than for Cause, on or after attainment of age 65.

                  (x) "Shares" means shares of New Common Stock and any successor security.

                  (y) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 3. ADMINISTRATION.

                  (a) The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

                     (1) to select those Eligible Recipients who shall be Participants;

                     (2) to determine whether and to what extent Options are to be granted hereunder to Participants;

                     (3) to determine the number of Shares to be covered by each Option granted hereunder;

                     (4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Option granted hereunder;

                     (5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options granted hereunder;

                     (6) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

                     (7) to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any Option Agreement relating thereto), and to otherwise supervise the administration of the Plan.

                  (b) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent


                                    Ex. F-4
permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 4. SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

                  (a) Subject to Section 5 hereof, the total number of shares of New Common Stock reserved and available for issuance under the Plan shall be equal to _______ Shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury shares. From and after the date that the Plan is intended to comply with the requirements of Section 162(m) of the Code, the aggregate number of Shares with respect to which Options may be granted to any individual Optionee during the Company's fiscal year shall not exceed [ ]. If an Option previously granted to any individual Optionee is canceled in the same fiscal year of the Company in which it was granted, the canceled option will be counted against the limitation described in the immediately preceding sentence of this Section 4(a).

                  (b) To the extent that an Option expires or is otherwise canceled or terminated without being exercised, the Shares covered by such Option shall again be available for issuance in connection with future Options granted under the Plan.

SECTION 5. EQUITABLE ADJUSTMENTS.

         In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of shares of common stock reserved for issuance under the Plan, and (ii) the kind, number and/or option price of shares of stock or other property subject to outstanding Options granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Option in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Options, reduced by the exercise price thereof.

SECTION 6. ELIGIBILITY.

         The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant Options to any Eligible Recipient.

SECTION 7. OPTIONS.

                  (a) General. Participants who are granted Options shall enter into an Option Agreement with the Company, in such form as the Administrator shall determine, which Option Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. Each Option shall be clearly identified in the applicable Option Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. The provisions of each Option need not be the same with respect to each Participant. More than


                                    Ex. F-5
one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(k) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

                  (b) Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall generally not be less than 100% of the Fair Market Value per Share on such date; provided, however, that in the case of an Incentive Stock Option, the Exercise Price shall in no event be less than the Fair Market Value per Share at the time of grant.

                  (c) Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted.

                  (d) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Administrator in the Option Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

                  (e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (1) by means of any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (2) in the form of unrestricted Shares already owned by the Optionee which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised.

                  (f) Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value of shares of New Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless (1) the Exercise Price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of New Common Stock at the time such Incentive Stock


                                    Ex. F-6

Option is granted and (2) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

                  (g) Rights as Stockholder. An Optionee shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of
Section 10 hereof and, if requested, has given the representation described in paragraph (b) of Section 11 hereof.

                  (h) Transfers of Options. Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option, no Option granted under the Plan shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Optionee, only by the Optionee or, during the period the Optionee is under a legal disability, by the Optionee's guardian or legal representative.

                  (i)      Termination of Employment.

                     (1) Unless the applicable Option Agreement provides otherwise, in the event that the employment of an Optionee with the Company or a Subsidiary shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Optionee, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire, and (B) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90-day period described in this
Section 7(i)(1) shall be extended to one year after the date of such termination in the event of the Optionee's death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

                     (2) Unless the applicable Option Agreement provides otherwise, in the event that the employment of an Optionee with the Company or a Subsidiary shall terminate on account of the Retirement, Disability, or death of the Optionee, (A) Options granted to such Optionee, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire and (B) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

                     (3) In the event of the termination of an Optionee's employment for Cause, all outstanding Options granted to such Optionee shall expire at the commencement of business on the date of such termination.

                  (j) Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Optionee, in the discretion of the Administrator. The


                                    Ex. F-7

Administrator shall follow the written policy of the Company (if any) as it may be in effect from time to time, with regard to such matters.

                  (k) Acceleration Upon Change in Control. In the event of a Change in Control, that portion of an Optionee's outstanding Options that are not then vested and/or exercisable shall become fully vested and exercisable as of the date of such Change in Control.

SECTION 8. AMENDMENT AND TERMINATION.

         The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Option theretofore granted without such Participant's consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company's stockholders for any amendment that would require such approval in order to satisfy the requirements of section 162(m) of the Code, stock exchange rules or other applicable law. The Administrator may amend the terms of any Option theretofore granted, prospectively or retroactively, but, subject to
Section 5 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

SECTION 9. UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 10. WITHHOLDING TAXES.

         Whenever cash is to be paid pursuant to an Option, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Option, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a election may be made with respect to all or any portion of the shares to be delivered pursuant to an Option.

SECTION 11. GENERAL PROVISIONS.

                  (a) Shares shall not be issued pursuant to the exercise of any Option granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the


                                    Ex. F-8
requirements of any stock exchange upon which the New Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

                  (c) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the New Common Stock may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                  (d) The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

SECTION 12. EFFECTIVE DATE OF PLAN.

         The effective date of the Plan shall be the Effective Date, subject to the approval of the Company's stockholders within twelve months before or after such date.

SECTION 13. TERM OF PLAN.

         No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Options theretofore granted may extend beyond that date.


                                    Ex. F-9

                                                                       EXHIBIT G

                                WARRANT AGREEMENT

                                     between

                             PINNACLE HOLDINGS INC.

                                       and

                             [                    ]

                                as Warrant Agent

                             Dated as of        , 2002

                                TABLE OF CONTENTS

                                                                                                                Page

ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II ISSUANCE OF WARRANTS...................................................................................4

         2.1      Issuance........................................................................................4
         2.2      Share Amount....................................................................................4
         2.3      Form Of Warrant Certificate.....................................................................4
         2.4      Execution Of Warrant Certificate................................................................4
         2.5      Countersignature Of Warrant Certificates........................................................4

ARTICLE III EXERCISE PERIOD.......................................................................................5

ARTICLE IV EXERCISE PRICES........................................................................................5

ARTICLE V EXERCISE OF WARRANTS....................................................................................5

         5.1      Manner Of Exercise..............................................................................5
         5.2      When Exercise Effective.........................................................................6
         5.3      Delivery Of Certificates, Etc. .................................................................6
         5.4      Fractional Shares...............................................................................6

ARTICLE VI ADJUSTMENT OF THE AMOUNT OF COMMON STOCK ISSUABLE AND THE EXERCISE PRICE UPON EXERCISE.................7

         6.1      Stock Dividends, Split-ups, And Combinations Of Shares..........................................7
         6.2      Distributions...................................................................................7
         6.3      Exercise Price Adjustment.......................................................................7
         6.4      Adjustments For Mergers And Consolidations......................................................8
         6.5      Calculation To Nearest Cent And One-hundredth Of Share..........................................8
         6.6      Notice Of Adjustment In Exercise Price..........................................................8
         6.7      Other Notices...................................................................................9
         6.8      No Change In Warrant Terms On Adjustment: No Adjustment for Distributions under the Plan........9
         6.9      Treasury Shares.................................................................................9

ARTICLE VII CONSOLIDATION, MERGER, ETC ...........................................................................9

ARTICLE VIII NO DILUTION OR IMPAIRMENT...........................................................................10

ARTICLE IX REPORTS...............................................................................................10

ARTICLE X NOTIFICATION OF CERTAIN EVENTS.........................................................................11

         10.1     Available Information..........................................................................11


                                    Ex. G-i

ARTICLE XI RESERVATION OF STOCK..................................................................................11

         11.1     Reservation; Due Authorization, Etc............................................................11
         11.2     Compliance With Law............................................................................11

ARTICLE XII PAYMENT OF TAXES.....................................................................................11

ARTICLE XIII LOSS OR MUTILATION..................................................................................12

ARTICLE XIV WARRANT REGISTRATION.................................................................................12

         14.1     Registration...................................................................................12
         14.2     Transfer Or Exchange...........................................................................12
         14.3     Valid And Enforceable..........................................................................13
         14.4     Endorsement....................................................................................13
         14.5     No Service Charge..............................................................................13
         14.6     Cancellation...................................................................................13

ARTICLE XV WARRANT AGENT.........................................................................................13

         15.1     Obligations Binding............................................................................13
         15.2     No Liability...................................................................................13
         15.3     Instructions...................................................................................14
         15.4     Agents.........................................................................................14
         15.5     Cooperation....................................................................................14
         15.6     Agent Only.....................................................................................14
         15.7     Right To Counsel...............................................................................14
         15.8     Compensation...................................................................................15
         15.9     Accounting.....................................................................................15
         15.10    No Conflict....................................................................................15
         15.11    Resignation; Termination.......................................................................15
         15.12    Change Of Warrant Agent........................................................................16
         15.13    Successor Warrant Agent........................................................................16

ARTICLE XVI REMEDIES, ETC........................................................................................16

         16.1     Remedies.......................................................................................16
         16.2     Warrant Holder Not Deemed A Stockholder........................................................17
         16.3     Right Of Action................................................................................17

ARTICLE XVII MISCELLANEOUS.......................................................................................17

         17.1     Notices........................................................................................17
         17.2     Governing Law And Consent To Forum.............................................................18
         17.3     Benefits Of This Agreement.....................................................................18
         17.4     Agreement Of Holders Of Warrant Certificates...................................................18
         17.5     Counterparts...................................................................................18
         17.6     Amendments.....................................................................................18
         17.7     Consent To Jurisdiction........................................................................19


                                    Ex. G-ii

         17.8     Headings.......................................................................................19

                                    EXHIBITS

Exhibit A:        Form of _________ Warrant Certificate


                                    Ex. G-iii

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT, is made and entered into as of [ ], 2002 (the "Agreement"), by and between PINNACLE HOLDINGS INC., a Delaware corporation (the "Company"), and [ ], as Warrant Agent (the "Warrant Agent").

                                   WITNESSETH:

         WHEREAS, in connection with the financial restructuring of the Company pursuant to the Securities Purchase Agreement (as defined herein) and the plan of reorganization (the "Plan") the Company proposes to issue warrants which are exercisable to purchase up to __________ shares of Common Stock (as defined herein), subject to adjustment as provided herein (the "Warrants"), to the holders of the Company's Convertible Notes and Old Common Stock (each as defined herein) in exchange for such Convertible Notes and Old Common Stock; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange, replacement, and exercise of the Warrant Certificates and other matters as provided herein; and

         WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof,

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth herein, the Company and the Warrant Agent hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         As used herein, the following terms shall have the respective meanings set forth below. Whenever the context requires, such terms shall include the plural as well as the singular number.

         "Affiliate" means with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, (a) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Common Stock (or equivalent equity interests), by contract or otherwise, and the terms "controlling" or "controlled" have meanings correlative to the foregoing, and (b) a subsidiary of a Person is an Affiliate of such Person and of each other subsidiary of that Person.

         "Agreement" means this Warrant Agreement, as the same may be amended or modified from time to time hereafter.

         "Bankruptcy Code" means title 11 of the United States Code.

         "Bankruptcy Court" means the United States Bankruptcy Court or other U.S. Federal court of competent jurisdiction in which the Chapter 11 Case is pending.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close; provided, that, in determining the period within which certificates or Warrants are to be issued and delivered at a time when shares of Common Stock are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Fair Value of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange on which such securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading; provided, further, that any reference in this Agreement to "days" (unless Business Days are specified) shall mean calendar days.

         "Chapter 11 Case" means a case or cases under Chapter 11 of the Bankruptcy Code concerning the Company and/or any of its Subsidiaries.

         "Common Stock" means the Company's Common Stock, par value $.01 per share, as authorized from and after the Consummation Date.

         "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

         "Company" means Pinnacle Holdings Inc., a Delaware corporation.

         "Consummation Date" has the meaning specified in the Plan.

         "Convertible Notes" shall mean the 5 1/2% Convertible Subordinated Notes due 2007.

         "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor Federal statute.

         "Exercise Period" has the meaning specified in Article 3.

         "Exercise Price" has the meaning specified in Article 4.

         "Fair Value" means (a) with respect to Common Stock in each case if such security is listed on one or more stock exchanges or quoted on the National Market System or SmallCap Market of NASDAQ (the "NASDAQ Market"), the average of the closing sales prices of a share of such Common Stock on the primary national or regional stock exchange on which such security is listed or on the NASDAQ Market if quoted thereon or (b) if the Common Stock is not so listed or quoted but is traded in the over-the-counter market (other than the NASDAQ Market), the average of the closing bid and asked prices of a share of such Common Stock in each case for the 30 Business Days (or such lesser number of


                                    Ex. G-2

Business Days as such Common Stock or other security shall have been so listed, quoted or traded) next preceding the date of measurement; provided, however, that if no such sales price or bid and asked prices have been quoted during the preceding 30-day period or there is otherwise no established trading market for such security, then "Fair Value" means the value of such Common Stock as determined reasonably and in good faith by the Board of Directors of the Company; and provided, further, however, that in the event the current market price of a share of such Common Stock is determined during a period following the announcement by the Company of (x) a dividend or distribution on the Common Stock payable in shares of Common Stock, or (y) any subdivision, combination, or reclassification of the Common Stock, and prior to the expiration of 30 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification, then and in each such case, the "Fair Value" shall be appropriately adjusted to take into account ex-dividend trading. Anything herein to the contrary notwithstanding, in case the Company shall issue any shares of Common Stock, rights, or options, in connection with the acquisition by the Company of the stock or assets of any other Person or the merger of any other Person into the Company, the Fair Value of the Common Stock so issued shall be determined as of the date the number of shares of Common Stock, rights, or options, was determined (as set forth in a written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, rights, or option.

         "Issue Date" has the meaning specified in Section 2.1.

         "Old Common Stock" means the Company's common stock, par value $.01 per share, outstanding as of the date of the Company's filing of the petition commencing the Chapter 11 Case.

         "Person" means any individual, partnership, association, joint venture, corporation, business trust, unincorporated organization, government, or department, agency or subdivision thereof, or other person or entity.

         "Plan" means the reorganization plan of the Company, as confirmed by order of the Bankruptcy Court entered on , 2002.

         "Public Offering" means any offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

         "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

         "Securities Purchase Agreement" means that agreement by and among Pinnacle Holdings Inc. and Pinnacle Towers Inc., on the one hand, and the Investors named therein, on the other hand, dated as of ________________________ ____, 2002.

         "Subsidiaries" means each corporation, limited liability company, partnership, business association or other Person in which the Company owns any direct or indirect equity interest.


                                    Ex. G-3

         "Warrant Agent" means [          ].

         "Warrant Certificate" has the meaning specified in Section 2.3.

         "Warrants" means, the Company's Warrants to purchase up to an aggregate of __________ shares of Common Stock at the Exercise Price, subject to adjustment as provided herein, issued in exchange for the Convertible Notes and Old Common Stock pursuant to the Plan.

                                    ARTICLE 2

                              ISSUANCE OF WARRANTS

                  2.1 Issuance. On the date hereof (the "Issue Date"), which is also the Consummation Date, the Company shall, pursuant to the Plan, deliver to the Company's disbursing agent under the Plan for re-distribution to the holders of the Convertible Notes and Old Common Stock, a global certificate for an aggregate of __________ Warrants.

                  2.2 Share Amount. The number of shares of Common Stock purchasable upon exercise of the Warrants shall be one (1) Warrant to one (1) share of Common Stock, subject to adjustments from and after the Issue Date as provided in Article 6 of this Agreement.

                  2.3 Form Of Warrant Certificate. The Warrants shall be evidenced by certificates substantially in the form attached hereto as Exhibit A (the "Warrant Certificate"). Each Warrant Certificate shall be dated as of the date on which it is countersigned by the Warrant Agent, which shall be on the Issue Date or, in the event of a division, exchange, substitution or transfer of any of the Warrants, on the date of such event. The Warrant Certificate may have such further legends and endorsements stamped, printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

                  2.4 Execution Of Warrant Certificate. Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, any Vice President, Treasurer or Secretary, either manually or by facsimile signature printed thereon. In case any such officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent or issuance and delivery thereof, such Warrant Certificate nevertheless may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

                  2.5 Countersignature Of Warrant Certificates. Warrant Certificates shall be manually countersigned by an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned. Such manual countersignature shall constitute conclusive evidence of such authorization. The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 2.5, and deliver


                                    Ex. G-4
any new Warrant Certificates, as directed by the Company pursuant to Section 2.1 and as and when required pursuant to the provisions of Articles 13 and 14. Each Warrant Certificate shall, when manually countersigned by an authorized signatory of the Warrant Agent, entitle the registered holder thereof to exercise the rights as the holder of the number of Warrants set forth thereon, subject to the provisions of this Agreement.

                                   ARTICLE III

                                 EXERCISE PERIOD

         Each Warrant shall entitle the holder thereof to purchase from the Company one (1) share of Common Stock (subject to the adjustments provided herein), at any time during the five (5) year period that commences on the First Business Day that is one (1) day after the Issue Date, and that terminates at 5:00 p.m., New York City time on the First Business Day that is five (5) years after the Issue Date (the "Exercise Period").

                                   ARTICLE IV

                                 EXERCISE PRICES

         The Exercise Price for the Warrants shall be $[20.00] per share of Common Stock (subject to adjustment pursuant to Article 6 hereof).

                                   ARTICLE IV

                              EXERCISE OF WARRANTS

                  5.1 Manner Of Exercise. All or any of the Warrants represented by a Warrant Certificate may be exercised by the registered holder thereof during normal business hours on any Business Day, by surrendering such Warrant Certificate, with the subscription form set forth therein duly executed by such holder, by hand or by mail to the Warrant Agent at its office addressed to [ ], [ ] , or, if such exercise shall be in connection with an underwritten Public Offering, at the location designated by the Company. Such Warrant Certificate shall be accompanied by payment in respect of each Warrant that is exercised, which shall be made by certified or official bank or bank cashier's check payable to the order of the Company, except as otherwise provided herein. Such payment shall be in an amount equal to the product of the number of shares of


                                    Ex. G-5

Common Stock (without giving effect to any adjustment therein) designated in such subscription form multiplied by the original Exercise Price for the Warrants being exercised (plus such additional consideration as may be provided herein). Upon such surrender and payment, such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock determined as provided in Articles 2 and 3, and as and if adjusted pursuant to Article 6.

                  5.2 When Exercise Effective. Each exercise of any Warrant pursuant to Section 5.1 shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Warrant Certificate representing such Warrant, duly executed, with accompanying payment shall have been delivered as provided in Section 5.1, and at such time the Person or Persons in whose name or names the certificate or certificates for Common Stock shall be issuable upon such exercise as provided in Section 5.3 shall be deemed to have become the holder or holders of record thereof.

                  5.3      Delivery Of Certificates, Etc.

                           (a) As promptly as practicable after the exercise of
any Warrant, and in any event within five (5) Business Days thereafter (or, if such exercise is in connection with an underwritten Public Offering, concurrently with such exercise), the Company at its expense (other than as to payment of transfer taxes which will be paid by the holder) will cause to be issued and delivered to such holder, or as such holder may otherwise direct in writing (subject to Article 13),

                                    (i) a certificate or certificates for the
number of shares of Common Stock to which such holder is entitled, and

                                    (ii)if less than all the Warrants
represented by a Warrant Certificate are exercised, a new Warrant Certificate or Warrant Certificates of the same tenor and for the aggregate number of Warrants that were not exercised, executed, and countersigned in accordance with Sections
2.4 and 2.5.

                           (b) The Warrant Agent shall countersign any new
Warrant Certificate, register it in such name or names as may be directed in writing by such holder, and shall deliver it to the person entitled to receive the same in accordance with this Section 5.3. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates executed on behalf of the Company for such purpose.

                  5.4 Fractional Shares. No fractional shares of Common Stock shall be issued upon any exercise of Warrants. If more than one Warrant Certificate shall be delivered for exercise at one time by the same holder, the number of full shares or securities that shall be issuable upon exercise shall be computed on the basis of the aggregate number of Warrants exercised. As to any fraction of a share of Common Stock, the Company shall pay a cash adjustment in respect thereto in an amount equal to


                                    Ex. G-6
the product of the Fair Value per share of Common Stock as of the Business Day next preceding the date of such exercise multiplied by such fraction of a share.

                                   ARTICLE VI

            ADJUSTMENT OF THE AMOUNT OF COMMON STOCK ISSUABLE AND THE
                          EXERCISE PRICE UPON EXERCISE

                  6.1 Stock Dividends, Split-ups, And Combinations Of Shares. If after the date hereof the number of outstanding shares of Common Stock is increased by a dividend, share distribution, or split up, in each case payable in shares of Common Stock, or if the number of outstanding shares of Common Stock is combined into a smaller number of such shares or in the event of any other reclassification of shares of Common Stock (other than a reclassification in connection with a merger, consolidation, or other business combination which will be governed by Section 6.4), then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the occurrence of any such event shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock of the Company which such holder would have been entitled to receive upon the occurrence of such event had such Warrant been exercised immediately prior thereto or any record date with respect thereto (with any record date requirement being deemed to have been satisfied). Any adjustment made pursuant to this Section 6.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  6.2 Distributions. If after the date hereof the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding all cash distributions and all other distributions determined by the Board of Directors of the Company in its sole discretion to be necessary or appropriate to permit the Company's continued qualification as a "real estate investment trust") or rights to subscribe to shares of Common Stock expiring more than 45 days after the issuance thereof, then in each such case the Exercise Price in effect immediately prior to such distribution shall be decreased to an amount determined by multiplying such Exercise Price by a fraction, the numerator of which is the Fair Value of a share of the Common Stock at the date of such distribution less the Fair Value per share of Common Stock outstanding at such date of the assets or evidences of indebtedness so distributed or of such subscription rights (as determined by the board of directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) and the denominator of which is the Fair Value of a share of Common Stock at such date. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively on the date immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  6.3 Exercise Price Adjustment. Whenever the number of shares of Common Stock into which a Warrant is exercisable is adjusted as provided in this Article 6, then the Exercise Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into


                                    Ex. G-7
which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which such Warrant was exercisable immediately thereafter.

                  6.4 Adjustments For Mergers And Consolidations. In case the Company, after the date hereof, shall merge or consolidate with another Person, then, in the case of any such transaction, proper provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant Agreement, the holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction (subject to the Exercise Period), shall at the election of the Company made prior to the consummation of such transaction be entitled to receive (at the aggregate Exercise Price in effect at the time of the transaction for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon such exercise prior to such consummation, either (a) the amount of securities, cash, or other property to which such holder would have been entitled as a holder of Common Stock upon such consummation if such holder had exercised the rights represented by the Warrants held by such holder immediately prior thereto (which in the case of a transaction in which stockholders may elect to receive different consideration shall be deemed to be the consideration received by stockholders who fail to make an election), subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 6.1 and 6.2 hereof, or (b) the excess, if any, of the Fair Value of all Common Stock) issuable upon such exercise immediately prior to such consummation over the aggregate Exercise Price in effect at the time of such consummation, payable in cash promptly following such consummation. In the event that the Company makes the election provided for in clause (b) of the immediately preceding sentence, the Warrants shall expire upon consummation of such transaction.

                  6.5 Calculation To Nearest Cent And One-hundredth Of Share. All calculations under this Article 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  6.6 Notice Of Adjustment In Exercise Price. Whenever the Exercise Price and securities issuable shall be adjusted as provided in this
Article 6, the Company shall forthwith file with the Warrant Agent a statement, signed by the Chairman of the Board, Vice Chairman of the Board, the President, or any Vice President of the Company and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, stating in detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the impact of such adjustment on the number and kind of securities issuable upon exercise of the Warrants. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each registered holder of Warrants at its address appearing on the Warrant register. The Warrant Agent shall have no duty with respect to any statement filed with it except to keep the same on file and available for inspection by registered holders of Warrants during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment to the Exercise Price or securities issuable, or with


                                    Ex. G-8
respect to the nature or extent of any adjustment of the Exercise Price or securities issuable when made or with respect to the method employed in making such adjustment.

                  6.7 Other Notices. In case the Company after the date hereof shall propose to take any action of the type described in Sections 6.1, 6.2, or 6.3 of this Article 6, the Company shall give notice to the Warrant Agent and to each registered holder of a Warrant in the manner set forth in
Section 6.6 of this Article 6, which notice shall specify, in the case of action of the type specified in Section 6.2 or 6.3, the date on which a record shall be taken with respect to any such action. Such notice shall be given, in the case of any action of the type specified in Section 6.2 or 6.3, at least ten (10) days prior to the record date with respect thereto. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Section 6.6 of this Article 6.

                  6.8 No Change In Warrant Terms On Adjustment: No Adjustment for Distributions under the Plan. Irrespective of any adjustments in the Exercise Price or the number of shares of Common Stock issuable upon exercise, Warrants theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in the similar Warrants issuable initially, or at some subsequent time, pursuant to this Agreement, and the Exercise Price and such number of shares issuable upon exercise specified thereon shall be deemed to have been so adjusted. Without limiting the foregoing, no adjustment shall be made pursuant to this Article 6 by reason of
(a) the issuance of shares of Common Stock or other securities, including the Warrants, pursuant to the Plan, (b) the issuance of any stock options issued pursuant to or as permitted by the Plan, (c) the issuance or sale by the Company of any shares of Common Stock pursuant to the exercise of any stock options or Warrants; or (d) the issuance of shares of Common Stock for consideration consisting in cash or property in whole or in part.

                  6.9 Treasury Shares. Shares of Common Stock at any time owned by the Company shall not be deemed to be outstanding for the purposes of any computation under this Article 6.

                                   ARTICLE VII
                           CONSOLIDATION, MERGER, ETC.

         Notwithstanding anything contained herein to the contrary, the Company will not effect a merger or consolidation unless, prior to the consummation of such transaction, each Person (other than the Company) which may be required to deliver any Common Stock, securities, cash, or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Warrant Agent, the obligations of the Company under this Warrant Agreement and under each of the Warrants, including, without limitation, the obligation to deliver such shares of Common Stock, cash, or property as may be required pursuant to Article 6 hereof.


                                    Ex. G-9

                                  ARTICLE VIII

                            NO DILUTION OR IMPAIRMENT

         The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities, or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or any of the Warrants issued hereunder, but will at all times in good faith observe and perform all such terms and take all such action as may be necessary or appropriate to protect the rights of each holder of a Warrant against dilution or other impairment of the kind specified herein, provided, however, that, subject to compliance with the applicable provisions of this Agreement, the Company shall not be prohibited by this Article VIII or by any provision of this Agreement from making decisions providing for, inter alia, the merger or consolidation of the Company or the sale of its assets which transactions, in the judgment of the Company's board of directors, are in the best interests of the Company and its stockholders. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of any Warrant to exceed the amount payable therefore upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise of all of the Warrants from time to time outstanding, and (c) will not take any action that results in any adjustment of the shares issuable upon exercise of the Warrants (or which entitles the holders of the Warrants to receive upon such exercise) if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

                                   ARTICLE IX

                                     REPORTS

         In each case of any adjustment or readjustment in the shares of Common Stock issuable upon exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment after giving effect to such in accordance with the terms of this Agreement and shall prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Company will promptly mail a copy of each such report to the Warrant Agent, which shall promptly mail a copy to each holder of a Warrant. The Warrant Agent will cause the same to be available for inspection at its principal office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.


                                    Ex. G-10

                                    ARTICLE X

                         NOTIFICATION OF CERTAIN EVENTS

                  10.1 Available Information. The Company shall promptly file with the Warrant Agent copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                                   ARTICLE IX

                              RESERVATION OF STOCK

                  11.1 Reservation; Due Authorization, Etc. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for issuance and delivery upon exercise of Warrants, the full number of shares of Common Stock from time to time issuable upon exercise of all Warrants and any other outstanding warrants, options, or similar rights, from time to time outstanding. All shares of Common Stock shall be duly authorized and, when issued upon such exercise, shall be duly and validly issued, and (in the case of shares) fully paid and nonassessable, and free from all taxes, liens, charges, security interests, encumbrances, and other restrictions created by or through the Company.

                  11.2 Compliance With Law. The Company will use its best efforts, at its expense and on a continual basis, to assure that all shares of Common Stock that may be issued upon exercise of Warrants may be so issued and delivered without violation of any Federal or state securities law or regulation, or any other law or regulation applicable to the Company or any of its Subsidiaries; provided, that, with respect to any such exercise involving a sale or transfer of Warrants or any such securities issuable upon such exercise, the Company shall have no obligation to register such Warrants or securities under any such securities law.

                                   ARTICLE XII

                                PAYMENT OF TAXES

         The Company will pay any and all documentary stamp or similar issue taxes payable to the United States of America or any State, or any political subdivision or taxing authority thereof or therein, in respect of the issuance or delivery of shares of Common Stock on exercise of Warrants, provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer of a Warrant or any transfer involved in the issuance and delivery of Common Stock in a name other than that of the registered holder of the Warrants to be exercised, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid.


                                    Ex. G-11

                                  ARTICLE XIII

                               LOSS OR MUTILATION

         Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction, or mutilation of any Warrant Certificate and of an indemnity bond reasonably satisfactory to them in form or amount, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and deliver to the Warrant Agent and, upon the Company's request, an authorized signatory of the Warrant Agent shall manually countersign and deliver, to the registered holder of the lost, stolen, destroyed, or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Article 13, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Article 13 in lieu of any lost, stolen, or destroyed Warrant Certificate shall be entitled to the same benefits of this Agreement equally and proportionately with any and all other Warrant Certificates, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone. The provisions of this Article 13 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                                   ARTICLE XIV

                              WARRANT REGISTRATION

                  14.1 Registration. The Warrant Certificates shall be issued in registered form only and shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be delivered. The Company shall maintain or cause to be maintained a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrants and of transfers or exchanges of Warrant Certificates as provided in this Agreement. Such register shall be maintained at the office of the Company or the Warrant Agent located at the respective address therefore as provided in Section 17.1. Such register shall be open for inspection upon notice at all reasonable times by the Warrant Agent and each holder of a Warrant.

                  14.2 Transfer Or Exchange. Subject to Section 2.1 hereof, at the option of the holder, Warrant Certificates may be exchanged or transferred for other Warrant Certificates for a like aggregate number of Warrants, upon surrender of the Warrant Certificates to be exchanged at the office of the Company or the Warrant Agent maintained for such purpose at the respective address therefore as provided in Section 17.1, and upon payment of the charges herein provided. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute, and


                                    Ex. G-12
an authorized signatory of the Warrant Agent shall manually countersign and deliver, the Warrant Certificates that the holder making the exchange is entitled to receive.

                  14.3 Valid And Enforceable. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

                  14.4 Endorsement. Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by an instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent and duly executed by the registered holder thereof or such holder's officer or representative duly authorized in writing.

                  14.5 No Service Charge. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates.

                  14.6 Cancellation. Any Warrant Certificate surrendered for registration of transfer, exchange or the exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent. Any such Warrant Certificate shall not be reissued by the Company and, except as provided in this Article 14 in case of an exchange or transfer, in Article 13 in case of a mutilated Warrant Certificate and in Article 3 in case of the exercise of less than all the Warrants represented thereby, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates in a manner reasonably satisfactory to the Company.

                                   ARTICLE XV

                                  WARRANT AGENT

                  15.1 Obligations Binding. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the terms and conditions set forth in this Article 15. The Company, and the holders of Warrants by their acceptance thereof, shall be bound by all of such terms and conditions.

                  15.2 No Liability. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be accountable with respect to or be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon), as to the validity, authorization, or value (or kind or amount) of any Common Stock or any other property delivered or deliverable upon exercise of any Warrant, or as to the purchase price of such Common Stock, securities, or other property. The Warrant Agent shall not (a) be liable


                                    Ex. G-13
for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered, or omitted by the Warrant Agent in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (b) be responsible for determining whether any facts exist that may require any adjustment of the purchase price and the number of shares of Common Stock purchasable upon exercise of Warrants, or with respect to the nature or extent of any such adjustments when made, or with respect to the method of adjustment employed, (c) be responsible for any failure on the part of the Company to issue, transfer, or deliver any Common Stock or property upon the surrender of any Warrant for the purpose of exercise or to comply with any other of the Company's covenants and obligations contained in this Agreement or in the Warrant Certificates, or (d) be liable for any act or omission in connection with this Agreement except for its own bad faith, negligence, or willful misconduct.

                  15.3 Instructions. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer or any Assistant Treasurer of the Company, and to apply to any such officer for advice or instructions. The Warrant Agent shall not be liable for any action taken, suffered, or omitted by it in good faith in accordance with the instructions of any such officer.

                  15.4 Agents. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents, or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent, or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit, or legal proceeding in respect hereof, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit, or proceeding instituted against the Warrant Agent arising out of or in connection with this Agreement.

                  15.5 Cooperation. The Company will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further acts, instruments, and assurances as may reasonably be required by the Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

                  15.6 Agent Only. The Warrant Agent shall act solely as agent. The Warrant Agent shall not be liable except for the performance of such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

                  15.7 Right To Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant


                                    Ex. G-14
holder for any action taken, suffered, or omitted by the Warrant Agent in good faith in accordance with the opinion or advice of such counsel.

                  15.8 Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses hereunder; and further agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including, but not limited to, judgments, costs, and reasonable counsel fees for anything done, suffered, or omitted by the Warrant Agent in the execution of its duties and powers hereunder, except for any such liabilities that arise as a result of the Warrant Agent's bad faith, negligence, or willful misconduct.

                  15.9 Accounting. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on behalf of the Company on the purchase of shares of Common Stock through the exercise of Warrants.

                  15.10 No Conflict. The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  15.11 Resignation; Termination. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's bad faith, negligence, or willful misconduct), after giving thirty (30) days' prior written notice to the Company. The Company may remove the Warrant Agent upon thirty (30) days' written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as to liabilities arising as a result of the Warrant Agent's bad faith, negligence, or willful misconduct. The Company shall cause to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company, at the Company's expense, a copy of such notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall promptly appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation, incorporated under the laws of the United States or of any state thereof and authorized under such laws to exercise corporate trust powers, be subject to supervision and examination by Federal or state authority, and have a combined capital and surplus of not


                                    Ex. G-15
less than $100,000,000 as set forth in its most recent published annual report of condition. After acceptance in writing of such appointment by the new warrant agent it shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act, or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at such holder's last address as shown on the register of the Company. Failure to give any notice provided for in this Section 15.11, or any defect in any such notice, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

                  15.12 Change Of Warrant Agent. If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and this Agreement.

                  15.13 Successor Warrant Agent. Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to all or substantially all the agency business of the Warrant Agent or any new warrant agent shall be a successor Warrant Agent under this Agreement without any further act; provided, that such corporation would be eligible for appointment as a new warrant agent under the provisions of Section 15.11 of this Article 15. The Company shall promptly cause notice of the succession as Warrant Agent of any such successor Warrant Agent to be mailed (by first class mail, postage prepaid) to each registered holder of a Warrant at its last address as shown on the register of the Company.

                                   ARTICLE XVI

                                 REMEDIES, ETC.

                  16.1 Remedies. The Company stipulates that the remedies at law of each holder of a Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.


                                    Ex. G-16

                  16.2 Warrant Holder Not Deemed A Stockholder. Prior to the exercise of the Warrants represented thereby no holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as otherwise provided herein, to receive any notice of meetings of stockholders, and no such holder shall be entitled to receive notice of any proceedings of the Company except as provided in this Agreement. Nothing contained in this Agreement shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                  16.3 Right Of Action. All rights of action in respect of this Agreement are vested in the registered holders of the Warrants. Any registered holder of any Warrant, without the consent of the Warrant Agent or the registered holder of any other Warrant, may in such holder's own behalf and for such holder's own benefit enforce, and may institute and maintain any suit, action, or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder's right to exercise such holder's Warrants in the manner provided in the Warrant Certificate representing such Warrants and the Company's obligations under this Agreement and the Warrants.

                                  ARTICVLE XVII

                                  MISCELLANEOUS

                  17.1 Notices. Any notice, demand, or delivery authorized by this Agreement shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to any registered holder of a Warrant at such holder's last known address appearing on the register of the Company, and to the Company or the Warrant Agent as follows:

                  If to the Company:

                  Pinnacle Holdings Inc.
                  301 North Cattlemen Road, Suite 2300
                  Sarasota, FL 34232
                  Attn: [            ]
                  Telephone: (941) 364-8886
                  Facsimile: (941) 364-8761

                  If to the Warrant Agent:

                  [             ]

or such other address as shall have been furnished in writing, in accordance with this Section 17.1, to the party giving or making such notice, demand or delivery.


                                    Ex. G-17

                  17.2 Governing Law And Consent To Forum. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, THE COMPANY AND THE WARRANT AGENT EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  17.3 Benefits Of This Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the registered and beneficial holders from time to time of the Warrants and of holders of the Common Stock, where applicable. Nothing in this Agreement is intended or shall be construed to confer upon any other person, any right, remedy or claim under or by reason of this Agreement or any part hereof.

                  17.4 Agreement Of Holders Of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, covenants and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that the Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement, and the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  17.5 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  17.6 Amendments. The Warrant Agent may, without the consent or concurrence of the holders of the Warrants, by supplemental agreement or other writing, join with the Company in making any amendments or modifications of this Agreement that they shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained and which do not accurately reflect the understanding of the parties hereto, (b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement, or (c) do not and will not adversely affect, alter, or change the rights,


                                    Ex. G-18
privileges, or immunities of the registered holders of Warrants or of any person entitled to the benefits of this Agreement who has not assented to such change, in writing. This Agreement may otherwise be amended by the Company and the Warrant Agent only with the consent of the holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent's own rights, duties, or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. Upon execution and delivery of any amendment pursuant to this Section 17.6, such amendment shall be considered a part of this Agreement for all purposes and every holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

                  17.7 Consent To Jurisdiction. The parties hereby expressly acknowledge and agree that, to the extent permitted by applicable law, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any and all disputes concerning the distribution of Warrants hereunder to holders of the Convertible Notes and Old Common Stock pursuant to the Plan. The Warrant Agent hereby assents to the jurisdiction of the Bankruptcy Court with respect to any such disputes and waives any argument of lack of such jurisdiction.

                  17.8 Headings. The table of contents hereto and the descriptive headings of the several sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                                    Ex. G-19

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                      PINNACLE HOLDINGS INC.



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      [         ]



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                    Ex. G-20

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE


                                    Ex. G-20

                      [FORM OF FACE OF WARRANT CERTIFICATE]

Warrant                                              Number of Warrant(s):
No.
    -------------                                    ----------------

            Exercisable During the Period Commencing           , 2002
               and Terminating at 5:00 p.m.                    , 200_
                            except as provided below

                               WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                             PINNACLE HOLDINGS INC.

         This Certifies that _________________ or registered assigns, is the owner of the number of WARRANTS set forth above, each of which represents the right, at any time after _____________, 2002 and on or before 5:00 p.m., New York City time, on ________________, 2007, to purchase from Pinnacle Holdings Inc., a Delaware corporation (the "Company"), at the price of $20.00 (the "Exercise Price"), one share of Common Stock, $.01 par value, of the Company as such stock was constituted as of _______________, 2002, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to [warrant agent], or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the "Warrant Agent") (or, if such exercise shall be in connection with an underwritten Public Offering of shares of such Common Stock (as such term and other capitalized terms used herein are defined in the Warrant Agreement) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company) of the Exercise Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

         Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

         No fractional shares may be issued upon the exercise of rights to purchase hereunder, and as to any fraction of a share otherwise issuable, the Company will make a cash adjustment in lieu of such issuance, as provided in the Warrant Agreement.

         This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of _____________, 2002 (the "Warrant Agreement"),
between the Company and [       ], as Warrant Agent, and is subject to the terms
and provisions contained therein, all of which terms and provisions the holder of this Warrant Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on


                                    Ex. G-21
file at the above- mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Dated:                                PINNACLE HOLDINGS INC.



                                      By:
                                          -------------------------------------
                                          Title:

Countersigned:

[            ],
      as Warrant Agent



By:
   ---------------------------------
   Authorized Signatory


                                    Ex. G-22

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                             PINNACLE HOLDINGS INC.

         The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such
purpose at [         ], duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

         This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at
[         ], for Warrant Certificates representing the same aggregate number of
Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

         Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as provided in the Warrant Agreement, to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on or before the close of business on ____________, [2007].

         This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

         Witness the facsimile seal of the Company and the signature of its duly authorized officer.


                                    Ex. G-23

                                SUBSCRIPTION FORM
                 (To be executed only upon exercise of warrant)

TO PINNACLE HOLDINGS INC.
[                     ], as Warrant Agent

The undersigned (a) irrevocably exercises the Warrants represented by the within Warrant Certificate, (b) purchases one share of Common Stock of Pinnacle Holdings Inc. (before giving effect to the adjustments provided in the Warrant Agreement referred to in the within Warrant Certificate) for each Warrant so exercised and herewith makes payment in full of the purchase price of $20.00 in respect of each Warrant so exercised as provided in the Warrant Agreement (such payment being by certified or official bank or bank cashier's check payable to the order of Pinnacle Holdings Inc.), all on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement, (iii) surrenders this Warrant Certificate and all right, title, and interest therein to Pinnacle Holdings Inc., and (iv) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.



Dated:
                                        ---------------------------------------
                                                      (Owner)*



                                        ---------------------------------------
                                        (Signature Of Authorized Representative)


                                        ---------------------------------------
                                                   (Street Address)


                                        ---------------------------------------
                                                (City) (State) (Zip Code)



Securities or property to be issued and delivered to
                                                     --------------------------
                                                       Signature Guaranteed**
                  Please insert social
                  security or other
                  identifying number

                  -------------------

Name
     --------------------------------------------------------------------------


Street Address
               ----------------------------------------------------------------


City, State, and Zip Code
                          -----------------------------------------------------


                                    Ex. G-24

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of warrants set forth below:

Name Of Assignee                Address                No. Of Warrants


Please insert social
security or other
identifying number
of Assignee

---------------

and does hereby irrevocably constitute and appoint __________________ attorney to make such transfer on the books of Pinnacle Holdings Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:
       ---------------, -----



                                      -----------------------------------------



                                      Signature Of Authorized
                                      Representative
                                                    ---------------------------


                                      -----------------------------------------
                                                 (Street Address)


                                      -----------------------------------------
                                               (City) (State) (Zip Code)



                                      Signature Guaranteed                   **
                                                          -------------------

*The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

** The signature must be guaranteed by a securities transfer agents medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.


                                    Ex. G-25

                                                                       EXHIBIT H

                   Term Sheet for Joint Reorganization Plan of
 Pinnacle Holdings Inc., Pinnacle Towers Inc. and Pinnacle Towers III, Inc. (1)

I.       GENERAL PROVISIONS

       A.  Debtors and                       Pinnacle Holdings Inc. ("PHI"), and
           Plan Proponents                   its wholly-owned subsidiaries,
                                             Pinnacle Towers Inc. ("PTI"),
                                             Pinnacle Towers III, Inc.
                                             ("PT-III") and such other
                                             subsidiaries as Investors and the
                                             Companies may agree, collectively
                                             "Debtors".

II.        CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

       A.  Unclassified Claims

           1.     Administrative Claims      At the option of Debtors, and in
                                             consultation with Investors, either
                                             (a) payment in accordance with
                                             terms, (b) cash equal to unpaid
                                             portion of allowed claim, or (c)
                                             such other treatment as to which
                                             applicable Debtor and holder agree
                                             upon in writing; liabilities
                                             incurred in ordinary course of
                                             business during Chapter 11 case to
                                             be paid in ordinary course of
                                             business. The DIP Financing will be
                                             paid in accordance with its terms.

           2. Professional Fee Claims Payment (i) in the ordinary course pursuant to court order and (ii) in full as soon as practicable after
                                             Bankruptcy Court's order granting
                                             final fee application becomes a
                                             final order.

           3.     Priority Tax Claims        At discretion of Debtors after
                                             consultation with, and written
                                             approval of, Investors, (a) payment
                                             in the ordinary course when due,
                                             (b) cash equal to unpaid portion of
                                             allowed claim, (c) deferred cash
                                             payments over a period not
                                             exceeding six years after date of
                                             assessment of claim, of a value, as
                                             of effective date of Plan, equal to
                                             such allowed claim, or (d) such
                                             other treatment as to which Debtors
                                             and holder agree upon in writing.
                                             Plan to have appropriate provisions
                                             for contested tax claims.


           4.    General Unsecured           At discretion of PHI after
                                             consultation with
---------------------
(1) Unless otherwise defined, capitalized terms used here have the meanings ascribed to them in the Securities Purchase Agreement, dated as of April ___, 2002 (the "Purchase Agreement").

                 Claims Investors, each allowed general unsecured claim will ride through the bankruptcy unimpaired.

       B.  Classes of Claims And Interests Against PHI

           1. Other Priority Claims At the option of Debtors, and in consultation with Investors, either (a) payment in accordance with terms, (b) cash equal to unpaid portion of allowed claim, or (c) such other treatment as to which PHI and holder agree upon in writing.

           2.       Secured Claims

               a.   Senior Credit Facility   Each holder of an Allowed Senior
                    Claims                   Credit Facility Claim shall receive
                                             in full satisfaction, settlement,
                                             release, and discharge of and in
                                             exchange for such Allowed Senior
                                             Credit Facility Claim cash equal to
                                             the unpaid portion of such Allowed
                                             Senior Credit Facility Claim.

               b.   Other Secured Claims     At discretion of PHI after
                                             consultation with and written
                                             approval of, Investors (a) retain
                                             lien on collateral securing claim
                                             and receive deferred cash payments
                                             totaling at least allowed amount of
                                             claim, of a value, as of effective
                                             date of Plan, of at least value of
                                             holder's interest in Debtor's
                                             interest in collateral, (b) upon
                                             abandonment by Debtor, receive
                                             collateral securing claim, (c)
                                             receive payments or liens amounting
                                             to indubitable equivalent of claim,
                                             (d) have claim reinstated, or (e)
                                             receive such other treatment as
                                             Debtors and holder agree upon in
                                             writing.

           3.     Intercompany Claims        Each allowed intercompany claim
                                             will (a) remain unimpaired; (b) be
                                             reinstated; or (c) receive such
                                             other treatment as to which PHI,
                                             Investors and holders agree upon in
                                             writing.

           4.     Senior Note Claims         As provided in the Purchase
                                             Agreement.

           5.     Convertible Note Claims    As provided in the Purchase
                                             Agreement, subject to cramdown.

           6.     Old Common Stock           As provided in the Purchase
                  Interests and Equity       Agreement, subject to cramdown.
                  Securities Claims
                  (arising from litigation)
                  and Other Equity
                  Interests


                                     Ex.H-2

       C.  Classes of Claims And Interests Against PTI

           1.    Other Priority Claims       At the option of Debtors, and in
                                             consultation with Investors, either
                                             (a) payment in accordance with
                                             terms, (b) cash equal to unpaid
                                             portion of allowed claim, or (c)
                                             such other treatment as to which
                                             PTI and holder agree upon in
                                             writing

           2.     Secured Claims

               a. Senior Credit Facility     Each holder of an Allowed Senior
                  Claims                     Credit Facility Claim shall receive
                                             in full satisfaction, settlement,
                                             release, and discharge of and in
                                             exchange for such Allowed Senior
                                             Credit Facility Claim cash equal to
                                             the unpaid portion of such Allowed
                                             Senior Credit Facility Claim.

               b.   Seller Note Claims       Seller Note claims will be
                                             unimpaired and reinstated,
                                             provided, however, that if the
                                             holders thereof choose to put such
                                             Seller Notes to the Company in
                                             accordance with the terms thereof,
                                             they will be paid cash payments
                                             totaling at least the allowed
                                             amount of such claim, as of
                                             effective date of Plan.

               c.   Other Secured Claims     At discretion of PTI after
                                             consultation with, and written
                                             approval of, Investors (a) retain
                                             lien on collateral securing claim
                                             and receive deferred cash payments
                                             totaling at least allowed amount of
                                             claim, of a value, as of effective
                                             date of Plan, of at least value of
                                             holder's interest in Debtor's
                                             interest in collateral, (b) upon
                                             abandonment by Debtor, receive
                                             collateral securing claim, (c)
                                             receive payments or liens amounting
                                             to indubitable equivalent of claim,
                                             (d) have claim reinstated, or (e)
                                             receive such other treatment as
                                             Debtors and holder agree upon in
                                             writing

           3.     Intercompany Claims        At discretion of PTI after
                                             consultation with, and written
                                             approval of, Investors, each
                                             allowed intercompany claim will (a)
                                             remain unimpaired; (b) be
                                             reinstated; or (c) receive such
                                             other treatment as to which PTI,
                                             Investors and holders agree upon in
                                             writing.

           4.     Equity Security            Reinstated.
                  Interests

       D.  Classes of Claims And Interests Against PT-III


                                     Ex.H-3

           1.     Rejection Damage Claims    Will be funded as provided in
                  Arising from PT-III        the Purchase Agreement.
                  Obligations

           2.     All Other PT-III Claims    Reinstated.

III.       MEANS FOR IMPLEMENTATION OF PLAN

       A.  Continued Corporate Existence     New Pinnacle will be created and
                                             merged with PHI and Subsidiaries
                                             will continue to exist after
                                             effective date of Plan as separate
                                             corporate entities, in accordance
                                             with applicable law of respective
                                             jurisdictions of incorporation

       B.  Corporate Action

           1.     Cancellation Of Existing   On effective date of Plan, all
                  Securities And             existing securities not
                  Agreements                 reinstated under Plan will be
                                             cancelled

           2.     Certificate of             Certificate of incorporation and
                  Incorporation              by-laws of each Debtor will be
                  and By-Laws                amended as necessary to satisfy
                                             provisions of Plan and Bankruptcy
                                             Code including, among other things,
                                             (a) a provision exempting Investors
                                             from application of Section 203 of
                                             DGCL to any transaction involving
                                             Debtors, (b) a provision expressly
                                             opting out of Section 203 of DGCL,
                                             (c) provisions prohibiting issuance
                                             of non-voting equity securities,
                                             and if applicable, (d) as to
                                             classes of securities issued
                                             pursuant to Plan or thereafter
                                             possessing voting power, for
                                             appropriate distribution of such
                                             power among such classes

           3.     Termination of Rights      On effective date of Plan, PHI's
                  Plan                       rights plan will be terminated

       C.  Restructuring Transaction

           1.     New Equity Investment      As provided in the Purchase
                                             Agreement


           2.     New                        As provided in the Purchase
                  Securities--               Agreement
                  Authorization/Issuance/
                  Reserve

           3.     Registration and           As provided in the Investors
                  Preemptive Rights          Agreement


                                     Ex.H-4

           4.     Exit Financing; DB         Reorganized PTI will enter into one
                  Financing                  or more post-confirmation loan
                                             facilities, which may be DB
                                             Financing; DB Financing or other
                                             post-confirmation loan
                                             facilit(ies), may consist of debt
                                             secured by a first priority lien on
                                             and security interest in
                                             substantially all of reorganized
                                             PTI's assets

       D.  Directors And Officers            On effective date of Plan, term of
                                             current board of directors of PHI
                                             will expire; initial Board of
                                             Directors of reorganized PHI will
                                             consist of nine (9) directors, to
                                             be designated pursuant to terms of
                                             the Purchase Agreement


IV.        ACCEPTANCE OR REJECTION OF PLAN

       A.  Classes Entitled To Vote          Each impaired class of claims and
                                             interests that will (or may)
                                             receive or retain property or any
                                             interest in property under Plan

V.         SECURITIES TO BE ISSUED IN CONNECTION WITH PLAN

       A.  General Description               Reorganized PHI will issue for
                                             distribution in accordance with
                                             provisions of Plan all new common
                                             stock, warrants, and new employee
                                             stock options required for
                                             distribution or sale under Plan

                                             All securities will be deemed
                                             issued as of Distribution Date (as
                                             defined in Plan) regardless of date
                                             on which they are actually
                                             distributed

VI.        TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

       A.  Assumed Contracts And Leases      As of effective date of Plan, each
                                             Debtor will be deemed to have
                                             assumed each executory contract and
                                             unexpired lease to which it is a
                                             party, unless such contract or
                                             lease (i) was previously assumed
                                             or, with concurrence of Investors,
                                             rejected by such Debtor, (ii)
                                             previously expired or terminated
                                             pursuant to its own terms, or (iii)
                                             is subject of motion to reject
                                             filed on or before confirmation
                                             date. Investors shall provide
                                             payment for rejection damages to
                                             the extent provided for in the
                                             Purchase Agreement.

VII.      PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS

       A.  Distribution Reserve              On effective date of Plan, Debtors
                                             or third party disbursing agent
                                             will withhold distribution reserve


                                     Ex.H-5
                                             from cash, warrants or other
                                             property to be distributed under
                                             Plan; distributions from reserve
                                             will be made on account of disputed
                                             claims once they become allowed
                                             claims


VIII.      CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF PLAN

       A.  Conditions To Confirmation        Entry of order, in form and
                                             substance acceptable to Investors,
                                             and Committee approving disclosure
                                             statement with respect to the Plan.

                                             Confirmation Order will be in form
                                             and substance acceptable to
                                             Investors and Committee.

                                             Investors will have arranged for
                                             credit availability under amended
                                             credit facility or a new senior
                                             financing facility, which may be DB
                                             Financing, in amount, form and
                                             substance acceptable to Debtors.

                                             Any other conditions provided in
                                             the Purchase Agreement.

       B.  Conditions To Consummation        As provided in the Purchase
                                             Agreement

IX.        MODIFICATIONS AND AMENDMENTS

       A.  General Description               Debtors may alter, amend, or modify
                                             Plan or exhibits at any time prior
                                             to confirmation date.

X.         RETENTION OF JURISDICTION

       A.  General Description               Standard, broad retention of
                                             jurisdiction provision,
                                             supplemented by provisions
                                             specifically retaining jurisdiction
                                             to hear and determine all matters
                                             related to Purchase Agreement

XI.        MISCELLANEOUS PROVISIONS

       A.  Discharge/Injunction              All consideration distributed under
                                             Plan will be in exchange for, and
                                             in complete satisfaction,
                                             settlement, discharge, and release
                                             of, all claims and interests
                                             specified in the Plan.

                                             Discharge provided by Plan and
                                             Section 1141 of Bankruptcy Code
                                             will act as an injunction against
                                             commencement or continuation of any
                                             action, employment of process, or
                                             act to collect, offset, or recover
                                             Claims and Interests discharged by
                                             Plan


                                     Ex.H-6

       B.  Releases                          Effective as of confirmation date,
                                             but subject to occurrence of
                                             consummation of Plan, each of
                                             Debtors', reorganized Debtors', and
                                             Investors' respective current and
                                             former officers, directors,
                                             subsidiaries, affiliates, members,
                                             managers, shareholders, partners,
                                             representatives, employees,
                                             attorneys, and agents and their
                                             respective property will be
                                             released from any and all claims,
                                             obligations, rights, causes of
                                             action, and liabilities which
                                             Debtors or reorganized Debtors may
                                             be entitled to assert, in whole or
                                             in part based on any act or
                                             omission, transaction, or other
                                             occurrence taking place on or
                                             before confirmation date in any way
                                             relating to Debtors, their
                                             business, their governance, their
                                             securities disclosure practices,
                                             purchase or sale of any of Debtors
                                             debt securities or equity
                                             securities, or restructuring
                                             transaction, other than for such
                                             person's or entity's gross
                                             negligence or willful misconduct,
                                             provided, however, that no such
                                             release shall have the effect of
                                             releasing in any way any accounting
                                             firm or their affiliates or release
                                             any insurer or other obligor under
                                             any director and officer liability
                                             or other insurance policy without
                                             the Companies' written consent.
                                             Holders of Senior Note Claims
                                             consent to releases, and parties to
                                             lockup agreements agree not to
                                             object to releases. Holders of PHI
                                             Class 5, 6 and 7 claims can opt
                                             into additional third-party
                                             releases. To the extent the Court
                                             fails to approve releases, the
                                             broadest releases permissible under
                                             law will be included.

       C.  Exculpation And Limitation Of     Standard exculpation and limitation
           Liability                         of liability for reorganized
                                             Debtors, Investors, statutory
                                             committee(s), or any of their
                                             respective present or former
                                             members, officers, directors,
                                             employees, advisors, attorneys, or
                                             agents, with respect to acts or
                                             omissions in connection with,
                                             relating to, or arising out of,
                                             Chapter 11 case, solicitation of
                                             acceptances of Plan, pursuit of
                                             confirmation of Plan, consummation
                                             of Plan, or administration of Plan
                                             or property to be distributed under
                                             Plan, except for their willful
                                             misconduct


                                     Ex.H-7

                                                                       EXHIBIT I

                      IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF______________

 - - - - - - - - - - - - - - - - - X
IN RE                              :
                                   :
PINNACLE HOLDINGS INC. AND         :        CHAPTER 11
PINNACLE TOWERS INC.,              :        CASE NO. 02-______(___)
                                   :        (JOINTLY ADMINISTERED)
                   DEBTORS.        :
 - - - - - - - - - - - - - - - - - X

                         ORDER ALLOWING BREAK-UP PAYMENT
                          AS GENERAL UNSECURED CLAIM2



-------------
(2) TO BE USED IF SEEKING ALLOWANCE OF BREAK-UP PAYMENT AS GENERAL UNSECURED CLAIM FOLLOWING PREPETITION TERMINATION OF SECURITIES PURCHASE AGREEMENT.

    This matter having come before the Court on the motion (the "Motion") of Pinnacle Holdings Inc. ("Holdings") and Pinnacle Towers Inc. ("Towers") [and
certain of their subsidiaries and affiliates], debtors and debtors-in-possession
 (together, the "Debtors"), for an order allowing as a general unsecured claim the break-up payment (the "Break-Up Payment"), as described in Section 8.2 of the securities purchase agreement (the "Purchase Agreement"), dated as of April ___, 2002, between and among Holdings and Towers, on the one hand, and Fortress
   Registered Investment Trust and Greenhill Capital Partners L.P., Greenhill Capital Partners (Cayman), L.P., Greenhill Capital Partners (Executives), L.P. and Greenhill Capital, L.P., (together, the "Investors"), on the other;(3) and the Court having reviewed the Motion and determined that the relief requested in the Motion is in the best interests of the Debtors, their estates, their creditors, and other parties-in-interest; and upon the record herein; and after due deliberation thereon; and good and sufficient cause appearing therefor, it is hereby

         FOUND AND DETERMINED THAT:

         A. Notice of the Motion was good and sufficient under the particular circumstances and no other or further notice need be given.

         B. The Debtors have articulated good and sufficient reasons for allowance of the Break-Up Payment to the Investors as a general unsecured claim payable solely in accordance with the terms of Section 8.2 of the Purchase Agreement in the Debtors' Chapter 11 cases. Allowance of the Break-Up Payment as a general unsecured claim pursuant to Section 8.2 of the Purchase Agreement is reasonable and appropriate considering, among other things, the size and nature of the proposed equity investment by the Investors and the efforts expended by the Investors in seeking to consummate the transactions contemplated by the Purchase Agreement.

         C. Payment of the Break-Up Payment was an integral part of the transactions contemplated by the Purchase Agreement and, in the absence of the Debtors' obligations to make such payment as specified in the Purchase Agreement, neither Investor would have entered into the Purchase Agreement.


-----------------
(3) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or the Purchase Agreement, as the case may be.


                                    Ex. I-2

        NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

                  1.       The Motion be, and it hereby is, GRANTED.

                  2. Subject to the satisfaction of the conditions specified in such Section, the Break-Up Payment, as described in Section 8.2 of the Purchase Agreement be, and is hereby is, allowed as a general unsecured claim in the amount of $12,000,000 in the Chapter 11 cases of each of the Debtors (the "Allowed Break-Up Payment Claim"), payable solely in accordance with the terms of Section 8.2.

                  3. The Debtors shall be jointly and severally liable for all distributions to be made on account of the Allowed Break-Up Payment Claim pursuant to the terms of any plan(s) of reorganization confirmed for the Debtors in these Chapter 11 cases.

                  4. The terms and provisions this Order shall be binding in all respects upon the Debtors, their estates, their respective affiliates, successors and assigns, and any trustee, responsible person, estate administrator, representative or similar person subsequently appointed for or in connection with any of the Debtors' estates or affairs in these Chapter 11 cases or in any subsequent case(s) under the Bankruptcy Code involving any of the Debtors.

                  5. Nothing contained in any plan(s) of reorganization confirmed for the Debtors in these Chapter 11 cases shall conflict with or derogate from the terms of this Order and, in the event of any inconsistency between such plan(s) and this Order, the terms of this Order shall govern.

Dated:   _________, ________
         _____________, 2002



                                            ------------------------------------
                                              The Honorable _____________
                                              United States Bankruptcy Judge


                                    Ex. I-3

                                                                       EXHIBIT J

                      IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF______________

- - - - - - - - - - - - - - - - - - X
IN RE                               :
                                    :
PINNACLE HOLDINGS INC. AND          :        CHAPTER 11
PINNACLE TOWERS INC.,               :        CASE NO. 02-______(___)
                                    :        (JOINTLY ADMINISTERED)
                     DEBTORS.       :
 - - - - - - - - - - - - - - - - - - X


                        ORDER APPROVING BREAK-UP PAYMENT
                 PROVISION OF SECURITIES PURCHASE AGREEMENT(4)










---------
(4) TO BE USED IF SEEKING PAYMENT OF BREAK-UP PAYMENT AS ADMINISTRATIVE EXPENSE UNDER 11 U.S.C.SS.SS. 503(B) AND 507(A).

         This matter having come before the Court on the motion (the "Motion") of Pinnacle Holdings Inc. ("Holdings") and Pinnacle Towers Inc. ("Towers") [and certain of their subsidiaries and affiliates], debtors and debtors-in-possession (together, the "Debtors"), for an order approving the proposed break-up payment (the "Break-Up Payment") provision of the securities purchase agreement (the "Purchase Agreement"), dated as of April ___, 2002, between and among Holdings and Towers, on the one hand, and Fortress Registered Investment Trust and Greenhill Capital Partners L.P., Greenhill Capital Partners (Cayman), L.P., Greenhill Capital Partners (Executives), L.P. and Greenhill Capital, L.P., (together, the "Investors"), on the other;5 and the Court having reviewed the Motion and determined that the relief requested in the Motion is in the best interests of the Debtors, their estates, their creditors, and other parties-in-interest; and upon the record herein; and after due deliberation thereon; and good and sufficient cause appearing therefor, it is hereby

                  FOUND AND DETERMINED THAT:

                  A. Notice of the Motion was good and sufficient under the particular circumstances and no other or further notice need be given.

                  B. The Debtors have articulated good and sufficient reasons for approving the Break-Up Payment to the Investors. The Debtors' payment to the Investors of the Break-Up Payment pursuant to Section 8.2 of the Purchase Agreement is (a) an actual and necessary cost and expense of preserving the Debtors' estates, within the meaning of section 503(b) of the Bankruptcy Code, (b) of substantial benefit to the Debtors, their estates, their creditors, and other parties-in-interest, (c) reasonable and appropriate


------------
(5) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or the Purchase Agreement, as the case may be.


                                    Ex. J-2
considering, among other things, the size and nature of the proposed equity investment by the Investors and the efforts that have been and will be expended by the Investors in seeking to consummate the transactions contemplated by the Purchase Agreement, including, but not limited to, procurement of the New Senior Credit Facility, and (d) necessary to ensure that the Investors will continue to pursue their proposed equity investment in the Debtors and the other transactions contemplated by the Purchase Agreement.

                  C. Payment of the Break-Up Payment is an integral part of the transactions contemplated by the Purchase Agreement and, in the absence of the Debtors' obligations to make such payment as specified in the Purchase Agreement, neither Investor would have entered into the Purchase Agreement. Accordingly, the Investors are unwilling to hold open their offer to pursue the proposed equity investment in the Debtors and consummate the other transactions contemplated by the Purchase Agreement unless they are assured of the Debtors' ability, right, and obligation to pay the Break-Up Payment.

                  NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED
THAT:

                  6.       The Motion be, and it hereby is, GRANTED.

                  7. The Break-Up Payment provisions of the Purchase Agreement in accordance with Section 8.2 of the Purchase Agreement be, and they hereby are, approved.

                  8. The Debtors' obligations to pay the Break-Up Payment in accordance with Section 8.2 of the Purchase Agreement shall be, and it hereby is, entitled to priority as an administrative expense of the Debtors' estates under sections 503(b) and 507(a)(1) of the Bankruptcy Code.

                  9. The terms and provisions this Order shall be binding in all respects upon the Debtors, their estates, their respective affiliates, successors and assigns, and any


                                    Ex. J-3
trustee, responsible person, estate administrator, representative or similar person subsequently appointed for or in connection with any of the Debtors' estates or affairs in these Chapter 11 cases or in any subsequent case(s) under the Bankruptcy Code involving any of the Debtors.

                  10. Nothing contained in any plan(s) of reorganization confirmed for the Debtors in these Chapter 11 cases shall conflict with or derogate from the terms of this Order and, in the event of any inconsistency between such plan(s) and this Order, the terms of this Order shall govern.

Dated:   _________, ________
         _____________, 2002



                                            ------------------------------------
                                             The Honorable _____________
                                             United States Bankruptcy Judge


                                    Ex. J-4